UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

(RULE 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE

SECURITIES EXCHANGE ACT OF 1934

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LOGMEIN, INC.

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Notice of 2019 Annual

Meeting of Stockholders

and Proxy Statement

Thursday, May 30, 2019 at 9:00 a.m., Eastern Time

Offices of Latham & Watkins LLP

200 Clarendon Street, 27th Floor

Boston, MA 02116

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2019 NOTICE OF MEETING AND PROXY STATEMENT

April 12, 2019

Dear Fellow Stockholders:

We are pleased to invite you to our 2019 Annual Meeting of Stockholders, which will take place on Thursday, May 30, 2019 at 9:00 AM, Eastern Time, at the offices of Latham & Watkins LLP, 200 Clarendon Street, 27th Floor, Boston, MA 02116. Annual Meetings play an important role in maintaining communications and understanding among our management, Board of Directors and stockholders.

On the pages following this letter you will find:

1)	The notice of our 2019 Annual Meeting of Stockholders, which lists the items of business to be considered at the Annual Meeting; and
2)	Our 2019 proxy materials, which describe the items of business listed in the notice and provide other information you will likely find useful in deciding how to cast your vote.

We have elected to provide our proxy materials over the Internet under the Securities and Exchange Commission’s “notice and access” rules. Consequently, most stockholders will not receive paper copies of our proxy materials. We will instead send to these stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) with instructions for accessing the proxy materials, including our proxy statement and Annual Report to Stockholders, and for voting via the Internet. Providing our proxy materials to stockholders electronically allows us to conserve natural resources, consistent with our Social and Environmental Responsibility Principles, and reduce our printing and mailing costs related to the distribution of our proxy materials. If you wish to receive paper copies of our proxy materials you may do so by following the instructions contained in the Notice.

The ability to have your vote counted at the Annual Meeting is an important stockholder right. Regardless of the number of shares you hold or whether you plan to attend the meeting, we hope that you will promptly cast your vote. You may vote over the Internet, or, if you received printed proxy materials, by mailing a proxy or voting instruction card. Please review the instructions on each of your voting options described in our proxy statement, as well as in the Notice.

Thank you for your ongoing support and continued interest in LogMeIn.

Sincerely,

William R. Wagner

President & Chief Executive Officer

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2019 NOTICE OF MEETING AND PROXY STATEMENT

Notice of Annual Meeting of Stockholders

To Be Held on Thursday, May 30, 2019

Notice is hereby given that the 2019 Annual Meeting of Stockholders will be held at the offices of Latham & Watkins LLP, 200 Clarendon Street, 27th Floor, Boston, MA 02116, on Thursday, May 30, 2019, at 9:00 AM, Eastern Time, for the following purposes:

1.  To elect the three nominees identified in the attached proxy statement as members of our Board of Directors to serve as Class I directors for a term of three years;

2.  To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;

3.  To approve the adoption of our proposed 2019 Employee Stock Purchase Plan (“ESPP”) so that eligible employees may purchase LogMeIn shares pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended;

4.  To approve, on an advisory basis, the compensation of our named executive officers; and

5.  To transact other business, if any, that may properly come before the Annual Meeting of Stockholders or any adjournment of the Annual Meeting of Stockholders.

We are taking advantage of the Securities and Exchange Commission rules that allow us to furnish proxy materials to you via the Internet. We believe this will allow us to provide you with the information you need in a manner that is convenient and familiar to you, while also helping us lower our costs to deliver these materials and reduce the environmental impact of our Annual Meeting.

On or about April 12, 2019, we will mail to our stockholders a Notice Regarding the Availability of Proxy Materials (the “Notice”) containing instructions on how to access our proxy statement for our Annual Meeting as well as our Annual Report to Stockholders for the year ending December 31, 2018, which contains our audited consolidated financial statements and other information of interest to our stockholders. The Notice will also provide instructions on how to vote online or, alternatively, request a paper copy of the proxy materials by mail. Stockholders of record at the close of business on our record date, Wednesday, April 10, 2019, are entitled to receive this Notice and to vote at the Annual Meeting of Stockholders and at any adjournments of such meeting. The stock transfer books of LogMeIn will remain open between the record date and the date of the Annual Meeting for any stockholder to examine for any purpose germane to the Annual Meeting. These books will also be available to stockholders for any such purpose at the Annual Meeting.

YOUR VOTE IS IMPORTANT. Whether or not you plan to attend the Annual Meeting of Stockholders, we urge you to cast your vote and submit your proxy as soon as possible by one of the methods below:

1.  Vote over the Internet. You may vote your shares by following the Internet voting instructions provided in the Notice you received. Please see the section of this proxy statement entitled “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — “How do I vote?” for additional information.

2.  Vote by mail. If you received your proxy materials by mail, you may vote by completing and signing the proxy card delivered with those materials and returning it in the postage pre-paid envelope we provided.

3.  Vote in person. If you are attending the 2019 Annual Meeting of Stockholders, you may vote by delivering a completed proxy card in person or by completing and submitting a ballot, which will be provided at the 2019 Annual Meeting of Stockholders.

If you are a registered stockholder (that is, you hold your shares in your name), you must present valid identification to vote at the Annual Meeting. If you are a beneficial stockholder (that is, your shares are held in the name of a broker, bank or other holder of record), you will also need to obtain a “legal proxy” from the holder of record to vote at the Annual Meeting.

By Order of the Board of Directors,

Michael J. Donahue

As Secretary

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2019 NOTICE OF MEETING AND PROXY STATEMENT

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2019 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary

The below summary is intended to highlight certain key information contained in this Proxy Statement. As it is only a summary, it does not contain all of the information that you should consider. We strongly encourage you to read the complete Proxy Statement as well as our 2018 Annual Report to Stockholders before casting your vote.

2019 Annual Meeting of Stockholders

Date & Time: Thursday, May 30, 2019 at 9:00 AM, Eastern Time Place: The Offices of Latham & Watkins LLP 200 Clarendon Street, 27th Floor Boston, MA 02116

Record Date:

Wednesday, April 10, 2019

Voting:

Stockholders as of the record date are entitled to vote. Each share of our common stock that you owned on the record date entitles you to one vote on each matter that is voted on at the 2019 Annual Meeting of Stockholders.

Voting Matters & Board Recommendations

Proposal	Description:	Board’s Recommendation	Page
1	Election of three Class I director nominees: • Steven J. Benson • Robert M. Calderoni • Michael J. Christenson	FOR each nominee	15
2	Ratification of appointment of Deloitte & Touche LLP as independent auditors for fiscal 2019	FOR	32
3	Approval of our Employee Stock Purchase Plan	FOR	34
4	Advisory approval of executive compensation	FOR	37

Our Business

LogMeIn simplifies how people connect with each other and the world around them to drive meaningful interactions, deepen relationships, and create better outcomes for individuals and businesses. A market leader in unified communications and collaboration, identity and access management, and customer engagement and support solutions, LogMeIn has millions of customers spanning virtually every country across the globe. We are headquartered in Boston, Massachusetts with additional locations in North America, South America, Europe, Asia and Australia.

We introduced our first cloud-based connectivity offering in 2004, which allowed users to securely connect to remote computer resources, including files, applications and the remote device itself. We have since used this scalable technology to expand the types of devices and data that can be connected, while introducing a variety of cloud-based offerings or applications designed to address the needs of today’s unified communications and collaboration, identity and access management, customer engagement and support markets.

In January 2017, we completed our acquisition of the GoTo family of service offerings, or the GoTo Business, from a wholly–owned subsidiary of Citrix Systems, Inc., or Citrix, which we refer to herein as the Merger. Following the completion of the Merger, our revenue grew to over $1 billion on an annualized basis in fiscal 2017 and we added over 1,600 employees. In April 2018, we completed our acquisition of Jive Communications, Inc., or Jive, a provider of cloud-based phone systems and unified communications services. Our acquisition of Jive added approximately 700 employees and revenue of approximately $78 million.

A New Era of Growth

In December 2017, we first outlined our strategy to move beyond our current markets and expand into three much larger, rapidly growing adjacent markets - Unified Communications and Collaboration, or UCC, Customer Engagement and Support, or CES, and Identity as a Service, or IDaaS. This strategy was centered around our belief that, by leveraging our leadership positions in online meetings, remote support and remote access as well as our scale, large customer base and our broad product portfolio of well-known brands, we were well-positioned to expand into these adjacent markets that together would significantly expand our market opportunities.

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2019 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary (continued)

We embarked on this strategy in 2018 by setting two key goals: (1) build or acquire the missing pieces needed to compete in these larger markets, and (2) validate and demonstrate our ability to capture share in these larger markets. Looking back on 2018, we believe we successfully achieved both of these goals as evidenced by the following:

•

In early 2018, we launched our first AI-powered offering in Bold360ai. Bold360ai was an instant success, helping to transform the way companies engage with their customers and yielding higher average contract values. In fact, in Q4 of 2018, this AI technology helped us close the same number of six-figure Bold360 transactions that we did in all of 2017.

•

On the Identity front, our LastPass product was once again the fastest growing product in our portfolio in 2018, crossing $50 million in annual revenue. We also took important steps to accelerate our roadmap to add single sign-on and multi-factor authentication capabilities needed to expand LastPass into a full IDaaS suite – capabilities that we expect to introduce later in 2019.

•

We acquired Jive Communications, which had developed a modern and scalable cloud PBX platform capable of helping us complete our UCC vision. In its first year as part of LogMeIn, we accelerated Jive’s year-over-year revenue growth from approximately 20% in 2017 to exiting 2018 growing approximately 35%.

More importantly, when we announced our intention to expand into these adjacent markets in December 2017, the products aimed at those opportunities generated total revenues of less than $100 million in 2017, representing only about 10% of LogMeIn’s total revenue. By the end of 2018, our products aimed at UCC, CES and IDaaS were collectively generating nearly $240 million in annual revenue, representing approximately 20% of our total Company revenue and growing at 35% on a pro forma basis.

Building off of this momentum, we entered 2019 believing that increasing our investments in these products would allow us to further accelerate growth and take advantage of the exciting opportunities before us. Therefore, in February 2019 we announced a strategic plan, which included a global restructuring, designed to allow us to invest an incremental $75 million dollars in 2019 and accelerate the success of our growth assets by further funding our sales capacity, marketing and research and development.

LogMeIn is now entering an exciting new era. We want to be THE defining leader in the UCC, IDaaS, and CES markets, which together represent a total addressable opportunity that is an order of magnitude larger than our current markets. By investing now, we believe we are taking the steps needed to accelerate growth and deliver enhanced long-term stockholder value.

 Significant 2018 Business Highlights

1. The amounts herein represent non-GAAP measures, a reconciliation of which has been included in Annex A to this Proxy Statement.
2. Assumes $100 invested on 12/13/2013 in stock or index, including investment of dividends. Fiscal year ending December 31.

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Proxy Statement Summary (continued)

Corporate Governance Highlights

We believe that good corporate governance is important to achieve success and to ensure that we are managed for the long-term benefit of our stockholders. We believe that the following corporate governance policies, guidelines and practices adopted by our Board of Directors (“Board” or “Board of Directors”) reflect many current “best practices,” including:

•   A “majority” voting standard and a director resignation policy for directors in uncontested elections

•   All directors with the exception of Messrs. Simon and Wagner are independent under the NASDAQ Marketplace Rules

•   An independent Chairman helps set Board and Committee meeting agendas

•   Three standing Board Committees, all of which are comprised solely of independent directors

•   Directors have full and free access to management and, as necessary and appropriate, independent advisors

•   Separate Chairman and Chief Executive Officer

•   All directors attended greater than 75% of Board meetings held during 2018

•   Our insider trading policy prohibits executives and directors from hedging or pledging LogMeIn stock

•   Directors and Section 16 executive officers are subject to stock ownership guidelines

•   At least annually, the Board of Directors and its Committees conduct a self-evaluation to determine whether they are functioning effectively

Please see the section entitled “Our Commitment to Corporate Governance,” beginning on page 21 of this Proxy Statement for additional information about our Corporate Governance practices.

Results of Last Year’s “Say-on-Pay” Vote

LogMeIn conducts an annual non-binding advisory vote to approve the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote. At our 2018 Annual Meeting of Stockholders, approximately 95.3% of the votes cast by stockholders on this proposal were cast in support of the 2017 compensation of our named executive officers. While this vote is non-binding, the Compensation Committee and our Board of Directors value this feedback and carefully consider the results. Given the strong level of support evidenced by last year’s say-on-pay vote, the Compensation Committee determined that our stockholders were generally supportive of our current executive compensation philosophy and program and decided that no significant changes to our executive compensation program were necessary for 2018. Nevertheless, the Compensation Committee and our Board of Directors continue to monitor the executive compensation program to ensure that it continues to align the interests of our executive officers with the interests of our stockholders.

Please see the section entitled “Executive Compensation Discussion & Analysis — Executive Summary” on page 39 of this Proxy Statement for additional information about our executive compensation program and policies.

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2019 NOTICE OF MEETING AND PROXY STATEMENT

Proxy Statement Summary (continued)

Executive Compensation Highlights

Summary of Our 2018 Executive Compensation Program

Our Compensation Committee designs our executive compensation programs with the goal of attracting, retaining and motivating talented executives, while simultaneously promoting the achievement of key financial and strategic performance measures by linking a portion of executive compensation to the achievement of measurable corporate performance goals, and thereby aligning the incentives of our executives with the creation of value for our stockholders.

Below, we summarize those executive compensation practices we have implemented to help drive executive performance, as well as practices we have chosen not to implement because we believe such practices do not support our stockholders’ long-term interests:

What We Do

✓   Emphasize Pay-for-Performance — in 2018 all of our executive officers, including our named executive officers, received equity awards with performance-based vesting conditions and all of our executive officers (except for Mr. D’Angelo who is on a sales commission plan) participated in our annual performance-based cash incentive bonus plan, which compensates our executive officers for our achievement of operational and financial goals, thereby aligning our executive incentives with our performance and the creation of stockholder value. Additionally, at least 50% of the target total direct compensation opportunity of our CEO consisted of performance-based equity and performance-based cash pay in 2018. Payouts under our cash incentive bonus plan are capped at 120% of each executive officer’s target bonus opportunity.

✓   Use “Double-Trigger” Change-in-Control Provisions — the equity awards granted to our named executive officers contain a “double trigger” payment provision, that is, they require both a change-in-control of the Company and an involuntary termination of employment to receive accelerated vesting.

✓   Equity Ownership Guidelines — all of our Section 16 executive officers are required to, within five years from the date of his/her hire or promotion, own shares of our common stock having an aggregate value at least equal to: (i) three times the base salary for our CEO or (ii) one times the base salary for all other executive officers.

✓   Annual “Say-on-Pay” Vote — we conduct our “say-on-pay” vote on an annual basis to allow our stockholders to provide us with their direct input on our executive compensation program, policies, and practices as disclosed in our proxy statement each year.

✓   Offer Both Equity and Cash Incentives — the compensation packages offered to our executive officers consist of a combination of base salary, performance-based equity awards and annual performance-based cash incentive bonuses, which we believe incentivizes our executive officers to deliver both short-term and long-term stockholder value.

✓   Compensation Recovery (“Clawback”) Policy — the incentive-based cash compensation paid to our executive officers under our annual cash incentive bonus plan is subject to an executive compensation recovery, or “clawback,” policy, which requires the reimbursement of excess compensation in the event that we are required to prepare an accounting restatement due to the fraud or misconduct of any of our executive officers.

✓   Engage an Independent Compensation Consultant — in addition to our Compensation Committee members, all of whom are independent directors, our Compensation Committee has retained a compensation consultant to serve as its independent advisor. The compensation consultant reports directly to our Compensation Committee and provides the committee with competitive market data and additional information needed to make informed compensation decisions.

✓   Avoid Undue Risk-Taking — our compensation policies and practices are designed to discourage our executive officers from taking on or creating risks that are reasonably likely to have a material adverse effect on us.

What We Don’t Do

✘   No Re-pricing Stock Options — we do not re-price our stock options and would not do so without stockholder approval.

✘   No Hedging or Pledging — we prohibit our executive officers from engaging in margin, hedging, pledging or other similar transactions in our securities.

✘   No Resetting of 2018 Performance Targets — we did not reset any of the performance targets used in our incentive compensation programs in 2018.

✘   No Excise Tax Gross-Ups — we do not provide our executive officers with excise tax gross-ups, perquisites or fringe benefits.

✘   No Fixed-Term or Evergreen Employment Agreements — none of our executive officers are currently party to a written employment agreement that provides for automatic or pre-scheduled increases in their base salary or guaranteed annual equity awards. All of our executive officers are “at-will” employees.

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Proxy Statement Summary (continued)

Summary of Fiscal 2018 Chief Executive Officer Compensation

Name:	William R. Wagner

Age:	52

Current Title(s):	President and Chief Executive Officer; Member of our Board of Directors

Tenure as CEO:	3 years, 5 months, beginning as of December 16, 2015

Mr. Wagner does not receive any compensation for his service as a member of our Board of Directors. Below is a summary of the compensation that Mr. Wagner received during fiscal 2018 for his service as President and Chief Executive Officer:

Name and Current Title	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
William R. Wagner President & Chief Executive Officer	2018	$625,000	$6,007,940	$558,750	$32,530	$7,224,220

(1)

The amounts reported in this column represent the grant date fair value of the equity awards granted to Mr. Wagner in fiscal 2018, 50% of which were time-based restricted stock units while the remaining 50% were performance-based restricted stock units with vesting conditions tied to LogMeIn’s achievement of certain specified total stockholder return goals. The amount reported has been calculated in accordance with applicable accounting guidance for equity awards. The amounts shown in this column do not represent the actual amounts paid to or realized by Mr. Wagner during fiscal 2018. The assumptions used by us with respect to the valuation of equity grants are set forth in Note 11 to our financial statements included in our Annual Report on Form 10-K, filed with the SEC on February 21, 2019.

(2)

The amounts reported in this column consist of the performance-based cash bonuses awarded to Mr. Wagner under our annual cash incentive bonus program for fiscal 2018 based on the Company’s achievement of certain performance goals established by the Compensation Committee.

(3)

The amounts reported in this column consist of medical insurance, dental insurance, life insurance, and disability insurance premiums as well as any Section 401(k) plan matching contributions paid by us on behalf of Mr. Wagner.

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Proxy Statement Summary (continued)

 2018 CEO Total Direct Compensation Pay Mix

Our Compensation Committee evaluates executive compensation annually and bases its executive compensation decisions on each named executive officer’s total direct compensation opportunity. The total direct compensation opportunities of our named executive officers are generally comprised of a mix of cash compensation, in the form of base salaries and annual cash incentive bonuses, and long-term incentive compensation in the form of equity awards. Over the years, this total direct compensation mix has been designed so that the elements of variable pay, such as our annual cash incentive bonus awards and equity awards, represent a substantial portion of the total direct compensation opportunity awarded to our named executive officers.

For fiscal 2018, 51% of Mr. Wagner’s total direct compensation opportunity was designed to be “at risk,” by tying a majority of his compensation opportunity to variable pay elements such as long-term equity incentive awards with performance-based vesting conditions (as further described in the section below entitled “Equity Incentive Awards — Fiscal 2018 Equity Awards”) and our cash incentive bonus plan, which provides for a variable cash payment based on the Company’s achievement of certain pre-established financial goals. By dedicating a meaningful percentage of our executives’ total direct compensation opportunity to these variable “at risk” pay elements, rather than fixed pay elements like base salary, the Compensation Committee believes that we are able to better link executive incentives with the Company’s performance. The value of the target number of shares that may be earned under Mr. Wagner’s 2018 performance-based RSU awards, or PRSU awards, when calculated based on their fair value (i.e., the market value per share of our common stock as represented by the closing price of our common stock on the NASDAQ Global Select Market on the date of grant) represented 42% of Mr. Wagner’s 2018 total direct compensation opportunity, while nearly 9% of his 2018 total direct compensation opportunity was subject to our cash incentive bonus plan.

In keeping with the Company’s pay-for-performance philosophy, the fiscal 2018 equity awards granted to Mr. Wagner were comprised of 50% time-based RSUs and 50% PRSUs. The Compensation Committee believes that including PRSU awards in the total direct compensation opportunities of those executives whose individual performances and decisions have a direct impact on our Company’s performance helps to strengthen our overall pay-for-performance alignment by ensuring that a substantial portion of their compensation is aligned with the creation of value for our stockholders.

The following chart illustrates the breakdown of Mr. Wagner’s total direct compensation pay mix awarded in fiscal 2018:

Please see the Executive Compensation Discussion and Analysis section beginning on page 39 of this Proxy Statement for a more detailed description of the compensation paid to our CEO and other named executive officers during fiscal 2018.

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Information about the Annual Meeting and Voting

Q. What is the purpose of the Annual Meeting?

A. At the 2019 Annual Meeting of Stockholders, stockholders will consider and vote on the following matters:

•	To elect the three nominees identified in this proxy statement as members of our Board of Directors who will serve as Class I directors for a term of three years;
•	To ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019;
•

To approve the adoption of our proposed 2019 Employee Stock Purchase Plan (“ESPP”) so that eligible employees may purchase LogMeIn shares pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended;

•	To approve, on an advisory basis, the compensation of our named executive officers; and
•	To transact other business, if any, that may properly come before the 2019 Annual Meeting of Stockholders or during any adjournment of the meeting.

Q. Who is entitled to vote?

A. To be able to vote on the above matters, you must have been a stockholder of record at the close of business on Wednesday, April 10, 2019, the record date for the 2019 Annual Meeting of Stockholders. The aggregate number of shares entitled to vote at this meeting is 49,984,688 shares of our common stock, which is the number of shares that were outstanding as of the record date.

Q. How many votes do I have?

A. Each share of our common stock that you owned as of the close of business on the record date entitles you to one vote on each matter that is voted on at the 2019 Annual Meeting of Stockholders.

Q. Is my vote really that important?

A. Your vote is important regardless of how many shares you own or whether you plan to attend the Annual Meeting in person. Please take the time to read the instructions below and vote. Choose the method of voting that is easiest and most convenient for you and, if you vote by mail, please cast your vote as soon as possible.

Q. How do I vote?

A. Stockholder of record: Shares registered in your name: If you are a stockholder of record (that is, your shares are registered in your own name, not in “street name” by a bank, brokerage firm or other intermediary), the Notice instructs you as to how (i) you may access and review all of the proxy materials on the Internet, (ii) you may submit your proxy, and (iii) to receive paper copies of the proxy materials if you wish. No printed materials will be available unless you specifically request them by following the instructions in the “Notice Regarding the Availability of Proxy Materials.”

•

You may vote via the Internet.    To vote via the Internet, log on to the website listed on the Notice or your proxy card and follow the on-screen instructions, using the Company Number and Account Number shown on your proxy card when prompted. We permit Internet proxy voting to allow you to vote your shares on-line, with procedures designed to ensure the authenticity and correctness of your proxy vote instructions. You must submit your Internet proxy before 11:59 p.m., Eastern Time, on May 29, 2019, the day before the 2019 Annual Meeting of Stockholders, for your proxy and your vote to be counted. Please be aware that you must bear any costs associated with your Internet access, such as usage charges from Internet access providers and telephone companies.

•

You may vote by mail.    If you received our proxy materials by mail, you may complete, date and sign the proxy card that accompanies our proxy statement and promptly mail it to American Stock Transfer & Trust Company, or AST, in the enclosed postage pre-paid envelope so that it is received prior to the 2019 Annual Meeting of Stockholders. You do not need to put a stamp on the enclosed envelope if you mail it from within the United States. The persons named in the proxy card will vote the shares you own in accordance with your instructions on the proxy card you mail. If you return the proxy card, but do not give any instructions on a particular matter to be voted on at the Annual Meeting, the persons named in the proxy card will vote the shares you own in accordance with the recommendations of our Board of Directors. Our Board of Directors recommends that you vote FOR Proposal 1 (the election of directors), FOR Proposal 2 (the ratification of the appointment of our independent registered public accounting firm), FOR Proposal 3 (to approve the ESPP), and FOR proposal 4 (to approve an advisory vote on executive compensation). AST must receive your proxy card no later than May 29, 2019, the day before the 2019 Annual Meeting, for your proxy and your vote to be counted.

•

You may vote in person.    To vote in person, attend the 2019 Annual Meeting of Stockholders and vote by delivering your completed proxy card in person or by completing and submitting a ballot, which will be provided at the meeting.

Beneficial owner:    Shares held in “street name.” If the shares you own are held in “street name” by a bank, brokerage firm or other intermediary, then your bank, brokerage firm or other intermediary, as the record holder of your shares, is required to vote your shares according to your instructions. In order to vote your shares, you will need to follow the voting instructions your bank, brokerage firm or other intermediary provides you. Many banks, brokerage firms and other intermediaries also offer the option of voting over the Internet or by telephone, instructions for which would be provided to you by your bank, brokerage firm or other intermediary. If you do not instruct your bank, brokerage firm or other intermediary accordingly, it will still be able to vote your shares with respect to certain “discretionary” items, but will not be allowed to vote your shares with respect to certain “non-discretionary” items. Of the proposals to be considered at the meeting, only the ratification of the appointment of our independent registered public accounting firm is a discretionary item. Accordingly, your bank, brokerage firm or other intermediary may exercise its discretionary authority with respect to Proposal 2 (the ratification of the appointment of our independent registered public accounting firm) if you do not

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Information about the Annual Meeting and Voting (continued)

provide voting instructions. In the case of the non-discretionary items, Proposal 1 (the election of directors), Proposal 3 (to approve the ESPP), and Proposal 4 (to approve an advisory vote on executive compensation), the shares will be treated as “broker non-votes.” “Broker non-votes” are shares that are held in “street name” by a bank, brokerage firm or other intermediary that indicates on its proxy that it does not have discretionary authority to vote on a particular matter.

If you wish to attend the 2019 Annual Meeting of Stockholders to personally vote your shares held in “street name,” you will need to obtain a proxy card from the holder of record (i.e. your bank, brokerage firm or other intermediary); a broker’s proxy card is not the form of proxy card enclosed with this proxy statement.

Q. May I revoke my proxy or change my vote after I have voted?

A. Yes. If you are a stockholder of record, you may revoke your earlier proxy and/or change your vote at any time before the Annual Meeting by taking one of the following actions (only your latest-dated proxy that we receive prior to the Annual Meeting will be counted):

•	completing, signing, dating and mailing another proxy card with a later date;
•	voting again via the Internet;
•	giving our corporate secretary written notice that you want to revoke your proxy, at the address below under “How and when may I submit a stockholder proposal for the 2020 Annual Meeting?”; or
•

attending the meeting, notifying our corporate secretary that you are present and then voting in person. Your attendance at the meeting alone will not revoke your proxy; you must vote again or specifically request that your prior proxy be revoked.

If you own shares in “street name,” your bank, brokerage firm or other intermediary should provide you with appropriate instructions for changing or revoking your vote.

Q. What constitutes a quorum?

A. In order for business to be conducted at the 2019 Annual Meeting of Stockholders, our by-laws require that a quorum must be present. A quorum consists of the holders of a majority of the shares of our common stock outstanding and entitled to vote at the Annual Meeting; that is, at least 24,992,345 shares.

Shares of our common stock present in person or represented by proxy (including shares that reflect abstentions, “broker non-votes” and votes withheld for director nominees) will be counted for the purpose of determining whether a quorum exists.

If a quorum is not present, the Annual Meeting will be adjourned until a quorum is obtained.

Q. What vote is required to approve each item?

A. The Company has adopted a majority vote standard for non-contested director elections and a plurality vote standard for contested director elections. The voting standard is discussed further under the section entitled “Proposal No. 1 — Election of Directors — Director Voting Standard.”

All other proposals require the affirmative vote of a majority of the votes cast by the holders of shares present in person or by proxy and entitled to vote at the Annual Meeting. Abstentions and broker non-votes are not counted for any purpose in determining whether such proposals have been approved.

Q. How will votes be counted?

A. Each share of common stock voted at the Annual Meeting will be counted as one vote. A share will not be voted in favor of a matter and will not be counted as voting on a particular matter, if either (1) the holder of the share withholds authority in the proxy card to vote for a particular director nominee or nominees or abstains from voting on a particular matter or (2) the share constitutes a “broker non-vote.” As a result, withheld shares, abstentions and “broker non-votes” will have no effect on the outcome of voting on any proposal at the Annual Meeting.

Q. Who will count the votes?

A. Our transfer agent and registrar, American Stock Transfer & Trust Company, will count, tabulate and certify the votes. A representative of American Stock Transfer & Trust Company will serve as inspector of elections at the Annual Meeting.

Q. How does the Board of Directors recommend that I vote on the proposals?

A. Our Board of Directors recommends that you vote:

•	FOR Proposal 1 — to elect the three nominees identified in this proxy statement as Class I director nominees;

•	FOR Proposal 2 — to ratify the appointment of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2019; and
•

FOR Proposal 3 — to approve the adoption of our proposed 2019 Employee Stock Purchase Plan (“ESPP”) so that eligible employees may purchase LogMeIn shares pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended;

•	FOR Proposal 4 — to approve, on an advisory basis, the compensation of our named executive officers.

Q. Will any other business be conducted at the Annual Meeting or will other matters be voted on?

A. We are not currently aware of any other business to be conducted or matters to be voted on at the Annual Meeting. However, if any other matter properly comes before the Annual Meeting or any postponement or adjournment thereof, the person(s) named in the proxy card that accompanies this proxy statement will vote, or otherwise act, at the meeting to their best judgment with respect to the shares they have authority to vote. A stockholder proposal or information about a proposed director candidate for potential inclusion in the proxy statement for our 2020 Annual Meeting of Stockholders must be submitted in accordance with the procedures outlined under “How and when may I submit a stockholder proposal for the 2020 Annual Meeting?”

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2019 NOTICE OF MEETING AND PROXY STATEMENT

Information about the Annual Meeting and Voting (continued)

Q. When and where can I find the voting results?

A. We expect to announce preliminary voting results at the 2019 Annual Meeting of Stockholders. We will also report the voting results from the Annual Meeting in a Current Report on Form 8-K filed with the Securities and Exchange Commission, or SEC, within four business days after the conclusion of the Annual Meeting. Otherwise, if final voting results are not available to us in time to file a Current Report on Form 8-K within four business days after the conclusion of the Annual Meeting, we intend to file a Current Report on Form 8-K to publish preliminary results and, within four business days after the final results are known to us, file an additional Current Report on Form 8-K to publish the final results

Q. May I recommend a candidate for LogMeIn’s Board of Directors?

A. Yes. Stockholders may recommend director candidates for consideration by the Nominating and Corporate Governance Committee of our Board of Directors by sending a written notice to our corporate secretary at the address below under “How and when may I submit a stockholder proposal for the 2020 Annual Meeting?” Our by-laws specify the information that must be included in any such notice, including (i) the stockholder’s name, address and number of shares of LogMeIn stock held, and (ii) the director candidate’s name, age, address, principal occupation and number of shares of LogMeIn stock held. If a common stockholder would like a director candidate to be considered for inclusion in the proxy statement for our 2020 Annual Meeting, the stockholder must follow the procedures for stockholder proposals outlined immediately below under “How and when may I submit a stockholder proposal for the 2020 Annual Meeting?” You can find more detailed information on our process for selecting Board members and our criteria for Board nominees in the section of this proxy statement entitled “BOARD OF DIRECTORS, CORPORATE GOVERNANCE AND RELATED MATTERS — Director Nomination Process” and in the Corporate Governance Guidelines posted on the “Investor-Corporate Governance-Documents & Charters” section of our website, located at www.logmeininc.com.

Alternatively, our by-laws provide that stockholders may nominate director candidates for consideration at the 2020 Annual Meeting directly, without approval of the Nominating and Corporate Governance Committee. In order to nominate candidates directly, stockholders must follow the procedures outlined in “How and when may I submit a stockholder proposal for the 2020 Annual Meeting?” immediately below.

Q. How and when may I submit a stockholder proposal for the 2020 Annual Meeting?

A. If you are interested in submitting a proposal or information about a proposed director candidate for potential inclusion in the proxy statement for our 2020 Annual Meeting of Stockholders, you must follow the procedures outlined in Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). To be eligible for inclusion in the proxy statement, we must receive your stockholder proposal or information about your proposed director candidate at the address noted below no later than December 14, 2019. However, if the 2020 Annual Meeting of Stockholders is held before April 30, 2020 or after June 29, 2020, then we must receive your stockholder proposal or information about your proposed director candidate at the address noted below a reasonable time before we begin to print and mail our proxy materials for the 2020 Annual Meeting of Stockholders.

If you wish to present a proposal or a proposed director candidate at the 2020 Annual Meeting of Stockholders, but do not wish to have the proposal or director candidate considered for inclusion in the proxy statement and proxy card, in accordance with our Company by-laws, you must also give written notice to our corporate secretary at the address noted below. In accordance with our by-laws, we must receive this required notice by March 1, 2020, but no sooner than January 31, 2020. However, if the 2020 Annual Meeting of Stockholders is held before May 10, 2020 or after July 29, 2020, then we must receive the required notice of a proposal or proposed director candidate no earlier than the 120th day prior to the 2020 Annual Meeting and no later than the close of business on the later of (1) the 90th day prior to the 2020 Annual Meeting of Stockholders and (2) the 10th day following the date on which notice of the date of the 2020 Annual Meeting of Stockholders was mailed or public disclosure was made, whichever occurs first.

Any proposals, notices or information about proposed director candidates should be sent to:

LogMeIn, Inc.

320 Summer Street

Boston, Massachusetts 02210

Attention: Corporate Secretary

Q. Who bears the costs of soliciting these proxies?

A. We will bear the costs of soliciting proxies. We are soliciting proxies for the 2019 Annual Meeting of Stockholders in the following ways:

•	We have retained a third-party proxy consultant, Innisfree M&A Incorporated, to solicit proxies on our behalf;
•	Our directors, officers and employees may, without additional pay, solicit proxies by telephone, facsimile, email and personal interviews; and
•

We will request brokerage houses, custodians, nominees and fiduciaries to forward copies of the proxy materials to the persons for whom they hold shares and request instructions for voting the proxies. We will reimburse the brokerage houses and other persons for their reasonable expenses in connection with this distribution.

Q. Whom should I contact if I have any questions?

A. If you have any questions about the 2019 Annual Meeting or your ownership of our common stock, please contact our Investor Relations Department at:

LogMeIn, Inc.

320 Summer Street

Boston Massachusetts 02210

Attention: Investor Relations

InvestorRelations@logmein.com

781-897-1301

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2019 NOTICE OF MEETING AND PROXY STATEMENT

Information about the Annual Meeting and Voting (continued)

Q. What is “householding” and how may I receive a separate copy of the proxy statement or Annual Report to Stockholders?

A. Some banks, brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and Annual Report to Stockholders may have been sent to multiple stockholders in your household. We will promptly deliver a separate copy of either document to you if our Investor Relations Department receives a call or written request from you at the address, telephone number or email address indicated above. If you want to receive separate copies of our proxy statement or Annual Report to Stockholders in the future, or if you are receiving multiple copies and would like to receive only one copy per household, you should contact your bank, broker, or other nominee record holder.

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2019 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 1 — ELECTION OF DIRECTORS

Our Board of Directors is divided into three classes, with one class being elected each year and members of each class holding office for a three-year term. We believe that having a staggered Board of Directors divided by classes is in the best interest of both the Company and its stockholders because it provides for greater stability and continuity on our Board of Directors. We have three Class I directors, whose terms expire at this Annual Meeting of Stockholders; three Class II directors, whose terms expire at the 2020 Annual Meeting of Stockholders; and four Class III directors, whose terms expire at our 2021 Annual Meeting of Stockholders.

At this Annual Meeting, stockholders will have an opportunity to vote for three nominees for Class I directors:

•      Steven J. Benson

•      Robert M. Calderoni and

•      Michael J. Christenson

All nominees are currently directors of LogMeIn. Proxies cannot be voted for a greater number of persons than the number of nominees named. Additional information about Messrs. Benson, Calderoni and Christenson can be found below under “Our Board of Directors.”

The persons named in the enclosed proxy card will cast your vote to elect these three nominees as Class I directors, unless you vote “against” individual nominees or all nominees by marking the proxy card to that effect. If elected, each nominee for Class I director will hold office until the 2022 Annual Meeting of Stockholders or until his successor is elected and qualified. Each of the nominees has indicated his willingness to serve if elected. However, if any nominee should be unable to serve, the persons named in the proxy card may vote the proxy for a substitute nominee nominated by our Board of Directors, or our Board of Directors may reduce the number of directors.

Our Board of Directors recommends a vote FOR each of the nominees.

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2019 NOTICE OF MEETING AND PROXY STATEMENT

Our Board of Directors

Our Board of Directors currently consists of ten members. Mr. Simon has resigned from our Board of Directors and will continue to serve until the conclusion of this Annual Meeting of Stockholders on May 30, 2019, at which time our Board will consist of nine members. Our by-laws provide that the authorized number of directors may be changed only by resolution of our Board of Directors and that our directors may be removed only for cause by the affirmative vote of the holders of at least 75% of the votes entitled to be cast in an annual election of directors. Any vacancy on our Board of Directors, including a vacancy resulting from an enlargement of our Board of Directors, may be filled only by vote of a majority of our directors then in office.

Our Board of Directors is divided into three classes, with the members of each class serving for staggered three-year terms. At each Annual Meeting of Stockholders, the successors to directors whose terms are set to expire will be elected to serve from the time of their election and qualification until the third Annual Meeting following their election. We believe that having a staggered Board of Directors divided by classes is in the best interest of both the Company and its stockholders because it provides for greater stability and continuity on our Board of Directors.

The table below provides summary information about the current composition of our Board of Directors:

Director Name	Age	Director Since	Director Class	Term Expires	Principal Occupation
Robert M. Calderoni(1)	59	2017	Class I	2019	Chairman of the Board, LogMeIn, Inc.; Chairman of the Board, Citrix Systems, Inc.
Sara C. Andrews	55	2018	Class III	2021	SVP and Global Chief Information Security Officer, PepsiCo, Inc.
Steven J. Benson	60	2004	Class I	2019	Venture Partner, Launch Capital Partners; General Partner, Prism VentureWorks
Ita M. Brennan(2)	52	2018	Class III	2021	Chief Financial Officer, Arista Networks, Inc.
Michael J. Christenson	60	2010	Class I	2019	Managing Director, Allen & Company
Edwin J. Gillis	70	2007	Class III	2021	Business Consultant and Private Investor; former EVP and Chief Financial Officer of Veritas Software Corporation
David J. Henshall	50	2017	Class II	2020	President and Chief Executive Officer, Citrix Systems, Inc.
Peter J. Sacripanti	63	2017	Class II	2020	Partner, McDermott Will & Emery
Michael K. Simon(1)	54	2003	Class III	2021	Co-founder, LogMeIn, Inc.; Former Chairman of the Board of LogMeIn, Inc.
William R. Wagner	52	2015	Class II	2020	President and Chief Executive Officer, LogMeIn, Inc.

(1)

The Board named Mr. Calderoni to succeed Mr. Simon as Chairman of the Board of Directors effective March 1, 2019. Mr. Simon has resigned from our Board of Directors and will continue to serve until the conclusion of this Annual Meeting of Stockholders on May 30, 2019.

(2)	Ms. Brennan was appointed to our Board of Directors effective November 5, 2018.

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2019 NOTICE OF MEETING AND PROXY STATEMENT

Our Board of Directors (continued)

The table below summarizes key qualifications, skills and attributes most relevant to the decision to nominate candidates to serve on our Board of Directors. A check mark indicates a specific area of focus or experience on which the Board relies most. The lack of a mark does not necessarily mean that the director does not possess that qualification or skill:

Current Directors	Leadership	Technology	Financial Experience	Global Business	Diversity	Sales and Marketing	Academia	Public Company Board Experience
Robert M. Calderoni	✓	✓	✓	✓				✓
Sara C. Andrews	✓	✓		✓	✓
Steven J. Benson	✓	✓	✓	✓		✓	✓	✓
Ita M. Brennan	✓	✓	✓	✓	✓
Michael J. Christenson	✓	✓	✓	✓		✓	✓	✓
Edwin J. Gillis	✓	✓	✓	✓				✓
David J. Henshall	✓	✓	✓	✓				✓
Peter J. Sacripanti	✓	✓		✓			✓	✓
William R. Wagner	✓	✓		✓		✓		✓
Totals	9	9	6	9	2	3	3	7

Director Biographies and Qualifications

The paragraphs that follow provide information as of the date of this proxy statement about each of our director nominees and current Board members. The information presented includes their length of service as a director of LogMeIn, as well as information each director has given us about their age as of April 10, 2019, current positions held, principal occupation and business experience for the past five years, as well as the names of any other publicly-held companies for which they currently serve as a director or have served as a director during the past five years. There are no family relationships among any of our directors, nominees for director, or executive officers. We have also included information about each nominee’s specific experience, qualifications, attributes, or skills that led our Board to conclude that they should serve as a director of LogMeIn.

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2019 NOTICE OF MEETING AND PROXY STATEMENT

Our Board of Directors (continued)

Director Nominees

Robert M. Calderoni

Chairman of LogMeIn, Inc. and Chairman of Citrix Systems, Inc.

Age: 59
Skills:

Director Since: January 2017

Committee(s): Compensation

Other public company Boards: Since 2003, Mr. Calderoni has served on the Board of Directors of Juniper Networks, Inc., a publicly-traded networking company; since 2007, he has served on the Board of Directors of KLA-Tencor, a publicly-traded semiconductor company; and since June 2014, he has served on the board of Citrix Systems, Inc.

Experience: Mr. Calderoni has served as Chairman of the Board of Directors of Citrix Systems, Inc. since December 2018. At Citrix, Mr. Calderoni has previously served as Executive Chairman of the Board from July 2015 to December 2018 as well as Interim Chief Executive Officer and President from October 2015 to January 2016. Mr. Calderoni served as Chairman and Chief Executive Officer of Ariba, Inc., a cloud applications and business network company, from October 2001 until it was acquired by SAP, a publicly-traded software and IT services company, in October 2012, and then continued as Chief Executive Officer of Ariba following the acquisition until January 2014. Mr. Calderoni also served as a member of the global managing Board at SAP AG between November 2012 and January 2014 and as President of SAP Cloud at SAP AG from June 2013 to January 2014. Prior to Ariba, Mr. Calderoni held senior finance roles at Apple and IBM and served as Chief Financial Officer of Avery Dennison Corporation, a publicly-traded industrial materials company.

Qualifications: We believe Mr. Calderoni’s qualifications to serve on our Board include his extensive experience as a leader and manager of multiple large scale global enterprises, particularly his experience as a leader of publicly-traded software-as-a-service companies, as well as his overall financial, accounting, corporate finance and operations expertise.

Steven J. Benson

Venture Partner, Launch Capital Partners; General Partner, Prism VentureWorks

Age: 60
Skills:

Director Since: October 2004

Committee(s): Compensation; Nominating and Corporate Governance (Chair)

Experience: Mr. Benson has served as a Venture Partner of Launch Capital Partners, a venture capital firm, since August 2016 and as a General Partner of Prism VentureWorks, a venture capital firm, since March 2004. Mr. Benson has also served as an Executive in Residence at Bentley University since January 2009 and co-founded Bentley’s Corporate Immersion Institute, an award-winning management development graduate program. Since August 2014, Mr. Benson has also hosted a weekly radio show on Bloomberg Radio which focuses on venture capitalism. Mr. Benson previously served as the Chief Executive Officer of MCK Communications, a provider of distributed voice communications services, from 1997 to 2002.

Qualifications: We believe Mr. Benson’s qualifications to serve on our Board include his extensive experience in the tech industry as an entrepreneur, board member and board advisor as well as his experience as a managing executive in the software-as-a-service industry.

Michael J. Christenson

Managing Director, Allen & Company

Age: 60
Skills:

Director Since: August 2010

Committees: Compensation; Nominating and Corporate Governance

Other public company Boards: Since August 2018, Mr. Christenson has served on the Board of Directors of New Relic, Inc., a publicly-traded provider of real-time insights for software-driven-businesses.

Experience: Mr. Christenson has been a Managing Director at Allen & Company, a New York investment bank, since June 2010. From April 2006 to May 2010, Mr. Christenson served as the President and Chief Operating Officer of CA, Inc., an IT management software and solutions company. From February 2005 to April 2006, Mr. Christenson served as CA, Inc.’s Executive Vice President of Strategy and Business Development. Prior to joining CA, Inc., Mr. Christenson held a number of leadership positions at Citigroup Global Markets, Inc. from 1987 to 2004. Mr. Christenson also serves on the Board of Councilors of the University of Southern California Viterbi School of Engineering.

Qualifications: We believe Mr. Christenson’s qualifications to serve on our Board include his extensive investment banking background, as well as his experience in the software industry and as an operating executive.

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2019 NOTICE OF MEETING AND PROXY STATEMENT

Our Board of Directors (continued)

Current Directors

Sara C. Andrews

SVP & Global Chief Information Security Officer, PepsiCo, Inc.

Age: 55
Skills:

Director Since: April 2018

Experience: Ms. Andrews has served as the Chief Information Security Officer at PepsiCo, Inc., a multinational food, snack and beverage corporation, since July 2014, where she is responsible for safeguarding networks and data across all PepsiCo business units and brands globally. Prior to joining PepsiCo, Ms. Andrews served as the Chief Network Security Officer and Chief Information Security Officer of Verizon Communications, Inc., a multinational telecommunications company, from June 1997 to July 2014, during which time she led several organizations responsible for data security and the security and integrity of Verizon’s wireline networks and information systems. Ms. Andrews also serves on the Board of the Collin County Children’s Advocacy Center, a non-profit child advocacy center based in Plano, Texas. Ms. Andrews is a member of the CISO (Chief Information Security Officer) Coalition National Leadership Board and in March 2019, was named an Ambassador to the World Economic Forum’s Cyber Security Center to support driving diversity and inclusion dividend in cybersecurity.

Qualifications: We believe Ms. Andrews’ qualifications to serve on our Board include her extensive experience in information and network security at large public companies as well as her experience in the telecommunications industry as an operating executive.

Ita M. Brennan

Chief Financial Officer, Arista Networks, Inc.

Age: 52
Skills:

Director Since: November 2018

Committee(s): Audit

Experience: Ms. Brennan has served as the Chief Financial Officer at Arista Networks, Inc., a leading provider of software-defined networking (SDN) solutions for large data center, cloud computing, high-performance computing and high-frequency trading environments, since May 2015. Prior to joining Arista, Ms. Brennan served as the Chief Financial Officer of QuantumScape Corporation, a designer and manufacturer of solid-state lithium metal batteries, from March 2014 to May 2015. Prior to QuantumScape, Ms. Brennan served in a number of key finance roles, including Chief Financial Officer, for Infinera Corporation, one of the world’s largest providers of optical transmission equipment for the telecommunications service provider market, from July 2006 to February 2014. From 1997 to 2006, Ms. Brennan held various roles at Maxtor Corporation, a multi-billion dollar information storage solutions company, including Vice President of Finance for the Company’s Worldwide Operations. Ms. Brennan is also a fellow of the Institute of Chartered Accountants and a public accounting alumna of Deloitte & Touche LLP, having worked at the firm in both Ireland and the United States.

Qualifications: We believe Ms. Brennan’s qualifications to serve on our Board include her financial and accounting expertise as well as her experience as a senior finance executive for a number of publicly held software and technology companies.

Edwin J. Gillis

Business Consultant & Private Investor; former EVP and Chief Financial Officer of Veritas Software Corporation

Age: 70
Skills:

Director Since: November 2007

Committee(s): Audit (Chair)

Other public company Boards: Since October 2006, Mr. Gillis has served on the Board of Teradyne, Inc., a leading supplier of automation equipment for test and industrial applications; from October 2009 to September 2017, Mr. Gillis served on the Board of Sophos Group plc, a security software and hardware provider; and served on the Board of Responsys, Inc., a provider of enterprise-scale cloud-based business to consumer marketing software, from March 2011 until their acquisition by Oracle Corporation in February 2104.

Experience: Mr. Gillis has worked as a business consultant and private investor since January 2006. His consulting engagements have included executive advisory and financial leadership roles at companies such as Nuance, Skype and Avaya. From July 2005 to December 2005, Mr. Gillis served as the Senior Vice President of Administration and Integration of Symantec Corporation, a publicly-traded Internet security company, following its merger with Veritas Software Corporation. From November 2002 to July 2005, Mr. Gillis served as Executive Vice President and Chief Financial Officer of Veritas Software Corporation. Prior to Veritas, Mr. Gillis served in a number of key financial roles, including Executive Vice President and Chief Financial Officer of PTC Inc., Chief Financial Officer of Lotus Development Corporation and as a Certified Public Accountant and Partner at Coopers & Lybrand L.L.P.

Qualifications: We believe Mr. Gillis’ qualifications to serve on our Board include his financial and accounting expertise as well as his extensive experience on public company Boards and as an operating executive of publicly held software companies.

David J. Henshall

President & Chief Executive Officer, Citrix Systems, Inc.

Age: 50
Skills:

Director Since: January 2017

Committee(s): Audit; Compensation (Chair)

Other public company Boards: Since July 2017, Mr. Henshall has served on the Board of Citrix Systems, Inc. Mr. Henshall has also served on the Board of Everbridge, Inc., a global provider of SaaS-based critical communications and enterprise safety solutions, from July 2015 to May 2018.

Experience: Mr. Henshall currently serves as President & Chief Executive Officer of Citrix Systems, Inc., a multinational software and cloud computing company. Beginning in 2003, Mr. Henshall held a number of senior finance roles within Citrix and served as Citrix’s Chief Financial Officer between September 2011 and June 2017 and as Citrix’s Chief Operating Officer from February 2014 to June 2017. In his roles as Citrix’s COO and CFO, Mr. Henshall oversaw Citrix’s worldwide finance, operations and administration organizations. Prior to joining Citrix, Mr. Henshall served as Chief Financial Officer of Rational Software Corporation, a software company acquired by IBM Corporation in 2003, and also held various finance positions at Cypress Semiconductor and Samsung.

Qualifications: We believe Mr. Henshall’s qualifications to serve on our Board include his extensive experience as a senior executive in the technology industry, including his experiences at several of the industry’s leading companies, as well as his financial expertise.

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Our Board of Directors (continued)

 Peter J. Sacripanti

Partner at McDermott Will & Emery LLP

Age: 63
Skills:

Director Since: January 2017

Committee(s): Audit; Nominating and Corporate Governance

Other Public Company Boards: Since December 2015, Mr. Sacripanti has served on the board of Citrix Systems, Inc.

Experience: Since 1996, Mr. Sacripanti has served as a Partner at McDermott Will & Emery, an international law firm with more than 1,000 full time employees and/or partners in North America, Europe, and Asia, where his practice includes representing and defending major corporations and industry groups, including Fortune 500 companies. Mr. Sacripanti previously served as the Chairman of the Executive Committee of McDermott Will & Emery from September 2010 to January 2017. Mr. Sacripanti also currently serves as a Trustee Fellow of Fordham University, the Jesuit University of New York; and serves as a member of the Columbia University Medical Center Board of Advisors and chair of the Cardiac Council for the Columbia University Medical Center.

Qualifications: We believe Mr. Sacripanti’s qualifications to serve on our Board include his years of experience representing large corporations on a variety of legal matters and his experience managing an international business organization.

Michael K. Simon

Co-founder and Former Chairman of the Board, LogMeIn, Inc.

Age: 54

Director Since: February 2003

Other public company Boards: Since June 2011, Mr. Simon has served on the Board of HubSpot, Inc., a leading marketing and sales software platform provider.

Experience: Mr. Simon co-founded LogMeIn and has served as Chairman of our Board of Directors since our inception in February 2003 until March 1, 2019, when he resigned from his Chairmanship effective the date thereof and from our Board of Directors effective May 30, 2019 following this Annual Meeting of Stockholders. Previously, Mr. Simon served as LogMeIn’s Chief Executive Officer and Secretary until December 2015. Prior to founding LogMeIn, Mr. Simon was the founder and Chief Executive Officer of Uproar, Inc., a publicly-traded provider of online game shows and interactive games acquired by Vivendi Universal Games, Inc. in March 2001. Mr. Simon is a trustee of The Carroll School in Lincoln, Massachusetts and a member of The Graduate Studies and Research Advisory Council of the University of Notre Dame.
Qualifications: We believe Mr. Simon’s qualifications to serve on our Board include his deep knowledge of LogMeIn and its operations as well as his extensive experience in the cloud-based connectivity and software-as-a-service industries.

William R. Wagner

President & Chief Executive Officer, LogMeIn, Inc.

Age: 52
Skills:

Director Since: March 2015

Other public company Boards: Since April 2018, Mr. Wagner has served on the board of Akamai Technologies, Inc., a global leader in Content Delivery Network (CDN) services.

Experience: Mr. Wagner has served as President and Chief Executive Officer of LogMeIn since December 2015. Mr. Wagner first joined LogMeIn in May 2013 as our Chief Operating Officer and served as our President and Chief Operating Officer from January 2015 to December 2015. Prior to joining LogMeIn, Mr. Wagner served as the Chief Operating Officer at Vocus, Inc., a leading cloud marketing software provider, from October 2010 to November 2012 and as Vocus’s Chief Marketing Officer from July 2006 to October 2010. Prior to Vocus, Mr. Wagner had served as the Chief Marketing Officer at Fiberlink Communications, from February 2000 to June 2006. From June 1998 to January 2000, Mr. Wagner served as the Marketing Director of AT&T, one of the world’s largest telecommunication companies. In December 2017, Mr. Wagner joined the Boston local advisory board of BUILD: Greater Boston, a non-profit that uses entrepreneurship to help students make the connection between academics and life.

Qualifications: We believe Mr. Wagner’s qualifications to serve on our Board include his extensive sales and marketing leadership experience working at a number of successful technology and software-as-a-service businesses, as well as his current experience as an operating executive in the software industry and at the Company.

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2019 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance (continued)

Corporate Governance

Our Commitment to Corporate Governance

The principal responsibility of our Board of Directors is to oversee the management of the Company and, in so doing, serve the best interests of the Company and its stockholders. To help fulfill this responsibility, our Board of Directors has adopted Corporate Governance Guidelines and a Code of Business Conduct and Ethics. We believe that these corporate governance policies and guidelines adopted by our Board of Directors reflect many current “best practices,” including:

•   A “majority” voting standard and a director resignation policy for directors in uncontested elections

•   All directors with the exception of Messrs. Simon and Wagner are independent under the NASDAQ Marketplace Rules

•   An independent Chairman helps set Board and Committee meeting agendas

•   Three standing Board Committees, all of which are comprised solely of independent directors

•   Directors have full and free access to management and, as necessary and appropriate, independent advisors

•   Separate Chairman and Chief Executive Officer

•   All directors attended greater than 75% of Board meetings held during 2018

•   Our insider trading policy prohibits executives and directors from hedging or pledging LogMeIn stock

•   Directors and Section 16 executive officers are subject to stock ownership guidelines

•   At least annually, the Board of Directors and its Committees conduct a self-evaluation to determine whether they are functioning effectively

Complete copies of our Corporate Governance Guidelines, Code of Business Conduct and Ethics, and the charters for our Audit, Compensation, and Nominating and Corporate Governance Committees are available on the “Investors — Corporate Governance — Documents & Charters” section of our website, www.logmeininc.com. Alternatively, you may request a copy of any of these documents free of charge by writing to:

LogMeIn, Inc.

320 Summer Street

Boston, Massachusetts 02210

Attention: Investor Relations

Any amendments to our Code of Business Conduct and Ethics will be disclosed on our website.

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2019 NOTICE OF MEETING AND PROXY STATEMENT

Corporate Governance (continued)

Our Commitment to Environmental, Social and Governance Matters

At LogMeIn, we recognize the impact that a business can have on its surrounding community and environment and believe that an organization has the responsibility to be a good corporate citizen of the world. We also value our employees and recognize the critical roles that they play in the achievement of our long-term goals and overall success. The following is intended as a summary of some of the steps we have taken to create a safe, inclusive and positive workplace for our employees while also conducting our operations in an environmentally responsible manner. Additional information can be found in our Social & Environmental Responsibility Principles under the “Investor — Corporate Governance-Documents & Charters” section on our website, located at www.logmeininc.com.

Social Considerations & Human Capital Management

At LogMeIn, we believe that our employees are our greatest asset and we are committed to having a workforce that will enable the long-term success of our business. The following is intended to highlight certain aspects of our corporate culture and summarize of some of the programs we have put in place to help us continue to attract, retain and inspire key talent:

•

Employee feedback is crucial to how we measure our success in continuing to be a great place to work. For these reasons, in 2018, we regularly conducted employee Net Promoter Score® (“eNPS”) surveys of our employee base so that we can quantitatively measure and track employee engagement. More recently, we partnered with BlessingWhite, a division of GP Strategies Corporation, to conduct a High Engagement Level Report Survey and received an 84% response rate from our employees.

•

Recent studies released by Comparably in 2018 named LogMeIn as a winner of Best Company Culture, Best Companies for Women and ranked our CEO William Wagner among the top 50 CEOs for women and for diversity. LogMeIn has been ranked as one of the top ten companies in the large category of the Boston Business Journal’s Best Places to Work nine times.

•

We are committed to hiring, developing and promoting a diverse workplace where employees are encouraged to share diverse opinions. We believe that ethnic and gender diversity helps set a tone of inclusiveness and equality in the workplace. We are committed to providing equal opportunity in employment to all employees and applicants for employment, and no employee or applicant is discriminated against in the terms and conditions of employment on the basis of race, creed, religion, color, ancestry, sex, age, marital status, national origin, veteran status, genetic information, disability, sexual orientation, or any other classification protected by law.

•

LogMeIn is home to several Employee Resource Groups which help foster inclusion and belonging in our global workplace. Approximately a quarter of our worldwide employees are members of LogMeIn’s social initiatives groups promoting diversity and inclusion such as LogHerIn (a group committed to amplifying female culture at LogMeIn), PRIDE (our LGBTQ resource group) and BE (an employee resource group for black employees).

•

We actively promote a number of benefits and programs to support the health and welfare of our employees including yoga and Zumba classes, basketball tournaments and running groups, and an annual “wellness week” aimed at educating our employees and providing them with access to local health and wellness resources.

•

We are committed to maintaining a safe and inclusive working environment for all employees and have implemented a zero-tolerance policy of violence in the workplace and strictly enforce a prohibition against harassment, sexual or otherwise, of any of our employees by anyone, including any supervisor, co-worker, vendor, client or customer.

•

We pride ourselves on being a progressive, forward thinking employee-centric organization and work with our local HR and benefits teams to comply with all applicable local benefit, wage and hour laws and regulations. In 2018, we partnered with external counsel to conduct a comprehensive self-audit of pay equity across the Company. The analysis was undertaken partly in response to the Massachusetts Equal Pay Act, or MEPA, however, given our Company philosophy of promoting diversity and our commitment to equal opportunity, our executive team requested that the audit be expanded to include all Company employees globally in an effort to ensure that LogMeIn was practicing equal pay for comparable work across all of its offices regardless of gender, race/ethnicity, and multiple other protected classes.

Our Environment

We recognize the impact that companies can have on the environment and we are working to integrate sustainability initiatives into our business practices by:

•	Reducing greenhouse emissions at our facilities through energy conservation and energy efficiency;
•	Utilizing data centers that earn an A rating by Greenpeace;
•	Responsibly managing and disposing of our electronic waste and using our recycling credits to support organizations partnered with LogMeIn’s Corporate Social Responsibility program, Mission Possible;
•	Creating office environments that promote conservation through water efficiency, source reduction, recycling, composting and the use of sustainable products; and
•	Fostering employee awareness and active participation in sustainability efforts through communications, campaigns and best practices.

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Corporate Governance (continued)

Community Involvement

At LogMeIn, we promote a sense of corporate social responsibility by encouraging our employees to take part in social and community volunteering through our corporate social responsibility program, known as Mission Possible. For example, in 2018, we:

•

Hosted 500+ children and young adults across our Boston, Utah, Mountain View, Karlsruhe, Germany and Bangalore, India offices as part of our global STEM In initiative, a workshop designed to sponsor engaging STEM (science, technology, engineering and math) focused activities and programs. We also partnered with youth groups like CoderDojo and Girls Who Code to encourage children and young adults to pursue careers in technology and help close the diversity and achievement gaps in tech;

•

Encouraged and helped our employees find meaningful ways to volunteer and engage with their local community through Company sponsored VTO (Volunteer Time Off) days ranging from sorting food at local food banks to helping to build homes to mentoring and teaching local children;

•

Partnered with the Red Cross to hold numerous blood drives, made donations to and had employees volunteer with Direct Relief and Habitat for Humanity to provide aid following the California wildfires and mudslides, India’s Kerala floods and the Fuego Volcano in Guatemala; and

•

Ran a match campaign with the United Way during which time we matched employee charitable gifts 1:1 up to $100,000 Company-wide. 22% of LogMeIners donated to charitable causes they were passionate about and we exceeded our stated fundraising goals.

Board Leadership Structure

In February 2019, we announced a Board succession plan whereby our co-founder and long-time Chairman, Mr. Michael Simon, resigned his position as Chairman of the Board effective as of the close of business on March 1, 2019 and Mr. Robert Calderoni was appointed to succeed him. Mr. Simon also resigned from the Board effective as of the conclusion of our 2019 Annual Meeting of Stockholders on May 30, 2019. Mr. Calderoni is considered “independent” under the standards set forth in the NASDAQ Marketplace Rules and the Exchange Act. Our Corporate Governance Guidelines provide for the appointment of an independent “Lead Director” in the event that the Chairman of the Board is not an independent director. Prior to Mr. Calderoni succeeding Mr. Simon as Chairman in March 2019, Mr. Edwin Gillis served as our Lead Independent Director.

As our Chairman, Mr. Calderoni is responsible for, among other things, presiding over and managing the Board and setting agendas for our Board meetings. Our Board of Directors believes that Mr. Calderoni’s extensive experience as a leader and manager of multiple large scale global software-as-a-service companies, particularly his experience leading companies through business transition situations, as well as his experience as Chairman of the Board and Former Interim President and CEO of Citrix Systems, Inc., makes him uniquely qualified for the role of Chairman because he possesses detailed knowledge of the issues, opportunities and challenges facing the Company, its business and its industry.

Director Independence

NASDAQ and Exchange Act Independence Standards

Under Rule 5605(b)(1) of the NASDAQ Marketplace Rules (the “NASDAQ Rules”), independent directors must comprise a majority of a listed company’s Board of Directors within one year of listing. The NASDAQ Rules also require that, subject to specified exceptions, each member of a listed company’s Audit, Compensation and Nominating and Corporate Governance Committees be independent. Audit Committee members must also satisfy the independence criteria set forth in Rule 10A-3 (“Rule 10A-3”) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Under the NASDAQ Rules, a director will only qualify as an “independent director” if, in the opinion of that company’s Board of Directors, that person does not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered independent for purposes of Rule 10A-3, a member of an Audit Committee of a listed company may not, other than in his capacity as a member of the Audit Committee, the Board of Directors, or any other Board Committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

Our Board of Directors has determined that, with the exception of Mr. Simon and Mr. Wagner, all of our current directors, including each of Messrs. Calderoni, Henshall and Sacripanti – who were appointed in connection with the Merger with Citrix’ GoTo business, qualify as “independent” as that term is defined under NASDAQ Marketplace Rule 5605(a)(2) and the SEC regulations and that those directors who comprise our Audit, Compensation and Nominating and Corporate Governance Committees also satisfy the heightened independence standards for those committees established by applicable SEC regulations and the NASDAQ Rules. In making this determination, our Board of Directors considered the relationships that each non-employee director has with our Company and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the beneficial ownership of our capital stock by each non-employee director.

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Corporate Governance (continued)

Additional Independence Standards

In addition to the independence standards required by the NASDAQ Rules and the Exchange Act, certain organizations that serve institutional investors have additional heightened standards and policies which they use to evaluate director independence when making voting recommendations to shareholders. These standards and policies are often driven by a belief that directors who are too closely tied to management may have inherent conflicts of interest and therefore may be less willing and able to effectively evaluate and scrutinize company performance.

With the exception of Mr. Simon, who previously served as our CEO, and Mr. Wagner, who currently serves as our President and CEO, we believe that our other eight directors are sufficiently independent from our management team to allow them to effectively serve as directors since, in addition to their independence under the NASDAQ and Exchange Act standards, none of them have ever served as an officer or employee of LogMeIn or one of its affiliates, nor have they ever beneficially owned more than 50% of LogMeIn’s voting power.

Specifically with regard to Mr. Calderoni and Mr. Henshall, each of whom currently hold management positions at Citrix, it is important to note that: (i) while each is an officer of Citrix, Citrix itself never owned any shares of LogMeIn, and thus was not an affiliate of LogMeIn; (ii) Citrix was not a parent or predecessor to LogMeIn; and (iii) LogMeIn never had a joint venture or partnership arrangement, before, during or after the Merger with Citrix.

Board Meetings and Attendance

Our Board met seven (7) times during the year ended December 31, 2018. During 2018, each director attended at least 75% of the Board meetings held during the period for which he or she has been a director and each incumbent director attended at least 75% of the meetings held by the committees of the Board on which he or she then served. All of our directors were present at our Annual Meeting of Stockholders in May 2018.

Board Committees

During fiscal 2018, our Board of Directors had three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee operates under a charter that has been approved by our Board of Directors in compliance with the NASDAQ Marketplace Rules, copies of which are available under the “Investor — Corporate Governance-Documents & Charters” section on our website, located at www.logmeininc.com.

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Corporate Governance (continued)

 The following table indicates the members of each Board Committee from January 1, 2018 to December 31, 2018:

Director Name:	Audit Committee	Compensation Committee	Nominating & Corporate Governance Committee
Robert M. Calderoni✽
Sara C. Andrews
Steven J. Benson
Ita M. Brennan
Michael J. Christenson
Jesse A. Cohn(1)
Edwin J. Gillis
David J. Henshall
Peter J. Sacripanti
Michael K. Simon
William R. Wagner
Number of Meetings held in fiscal 2018	6	5	2

(1)	Mr. Cohn elected not to stand for re-election at the 2018 Annual Meeting of Stockholders, when his term expired. He was not a member of any Committee during fiscal 2018.

✽ = Chairman of the Board    = Committee Chair   = Committee member

Audit Committee — At the beginning of fiscal 2018, our Audit Committee was comprised of Mr. Gillis, who serves as chairman, Mr. Henshall and Mr. Sacripanti. In November 2018, in connection with her appointment to our Board of Directors, Ms. Brennan was also added to the Audit Committee. Our Board of Directors has determined that each Audit Committee member satisfies the requirements for financial literacy under the current requirements of the NASDAQ Marketplace Rules. Mr. Gillis is an “Audit Committee financial expert,” as defined by SEC rules, and satisfies the financial sophistication requirements of the NASDAQ Global Select Market. Our Audit Committee assists our Board of Directors in its oversight of our accounting and financial reporting process and the audits of our financial statements. The Audit Committee’s responsibilities include:

•	appointing, approving the compensation of, and assessing the independence of our independent registered public accounting firm;
•	overseeing the work of our independent registered public accounting firm, including through the receipt and consideration of reports from such firm;
•	reviewing and discussing with management and the independent registered public accounting firm our annual and quarterly financial statements and related disclosures;
•	monitoring our internal controls over financial reporting, disclosure controls and procedures, and Code of Business Conduct and Ethics;
•	reviewing our risk-management policies, data security programs and procedures as well as monitoring cybersecurity risks and the Company’s compliance with its data privacy obligations;
•	establishing policies regarding hiring employees from the independent registered public accounting firm and procedures for the receipt and resolution of accounting-related complaints and concerns;
•	meeting independently with our independent registered public accounting firm and management;
•	reviewing and approving or ratifying any related-person transactions; and
•	preparing the annual Audit Committee report required by SEC rules.

All audit and non-audit services, other than de minimis non-audit services, to be provided to us by our independent registered public accounting firm must be approved in advance by our Audit Committee.

Compensation Committee — The members of our Compensation Committee are Mr. Henshall, who serves as chairman of the Committee, and Messrs. Benson, Calderoni and Christenson. The Compensation Committee’s responsibilities include:

•	annually reviewing and approving corporate goals and objectives used to set Chief Executive Officer compensation;
•	determining our Chief Executive Officer’s compensation;
•	reviewing and approving, or making recommendations to our Board of Directors with respect to, the compensation of our other executive officers;
•	overseeing the evaluation of our senior executives;
•

approving equity awards (over a certain size) granted to employees, overseeing the Company’s annual equity budget and monitoring equity metrics and performance relative to that of our peer group and the market;

•	overseeing and administering our short and long-term incentive programs and ensuring they are aligned to the Company’s short and long-term, business goals;
•	reviewing and making recommendations to our Board of Directors with respect to director compensation;
•	reviewing and discussing annually with management our “Compensation Discussion and Analysis” disclosure required by SEC rules; and
•	preparing the annual Compensation Committee report required by SEC rules.

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Corporate Governance (continued)

None of our executive officers serve as a member of the Board of Directors or Compensation Committee, or other Committee serving an equivalent function, of any entity where a member of our Board of Directors or our Compensation Committee serves as an executive officer. None of the members of our Compensation Committee is an officer or employee of our Company, nor have they ever been an officer or employee of our Company.

Nominating and Corporate Governance Committee — The members of our Nominating and Corporate Governance Committee are Mr. Benson, who serves as chairman of the Committee, and Messrs. Christenson and Sacripanti. The Nominating and Corporate Governance Committee’s responsibilities include:

•	identifying individuals qualified to become members of our Board of Directors;
•	recommending to our Board of Directors the persons to be nominated for election as directors and to each Board Committee;
•	reviewing and making recommendations to our Board of Directors with respect to management succession planning;
•	developing and recommending corporate governance principles to our Board of Directors;
•	oversight of our environmental, social and governance, or “ESG,” programs; and
•	overseeing an annual evaluation of our Board of Directors.

Director Nomination Process

Our Nominating and Corporate Governance Committee is responsible for identifying individuals qualified to become members of our Board of Directors and for recommending to our Board of Directors the persons to be nominated for election as directors and to each Board Committee.

The process followed by our Nominating and Corporate Governance Committee to identify and evaluate director candidates typically includes:

•	retaining the services of an executive search firm to help identify and evaluate potential director candidates;
•	soliciting recommendations for qualified nominees from current members of the Board and management; and
•	scheduling interviews and meetings with potential candidates and members of the Nominating and Corporate Governance Committee, the Board of Directors and members of senior management.

Our Nominating and Corporate Governance Committee also considers candidates proposed by our stockholders. Stockholders nominating director candidates must follow the procedures set forth under “INFORMATION ABOUT THE ANNUAL MEETING AND VOTING — “May I recommend a candidate for LogMeIn’s Board of Directors?”” and “How and when may I submit a stockholder proposal for the 2020 Annual Meeting?”

Candidate Criteria and Skills

Before recommending any particular candidate for inclusion in the Board of Directors’ slate of recommended director nominees, our Nominating and Corporate Governance Committee believes that each candidate must satisfy at least the following minimum criteria:

•	a reputation for integrity, honesty and adherence to high ethical standards;
•

a demonstrated business acumen, experience and ability to exercise sound judgment in matters that relate to LogMeIn’s current and long-term objectives and a willingness to contribute positively to LogMeIn’s decision-making process;

•	a commitment to understand LogMeIn and its industry and to regularly attend and participate in meetings of the Board and its Committees;
•

the ability to understand the sometimes conflicting interests of the various constituencies of LogMeIn, which include stockholders, employees, customers, governmental units, creditors and the general public, and to act in the interests of all stockholders;

•

candidates should not have, nor appear to have, a conflict of interest that would impair the candidate’s ability to represent the interests of all of LogMeIn’s stockholders and to fulfill the responsibilities of a director;

•	the value of diversity, including that of gender, race, ethnicity, age and sexual orientation, on the Board should be considered; and
•	the ability to serve for at least three years before reaching the age of 70.

In addition to the above minimum criteria, our Board of Directors also believes that having directors who provide a significant breadth of experience, knowledge and abilities in areas relevant to LogMeIn’s business, while also representing a diversity of gender, race, age, sexual orientation and ethnicity, contributes to a well-balanced and effective Board. Therefore, the Nominating and Corporate Governance Committee is committed to ensuring that at least one candidate representing a diversity of gender, race, ethnicity, age and/or sexual orientation is included in each pool of new candidates from which Board nominees are chosen, and that directors should be selected so that the Board is a diverse body. Any search firm retained by our Nominating and Corporate Governance Committee to find director candidates will be instructed to take into account all of the criteria used by our Nominating and Corporate Governance Committee, including diversity. Director nominees are not discriminated against on the basis of gender, race, religion, national origin, sexual orientation, disability or any other basis proscribed by law.

In the spirit of this commitment to diversity the two most recent directors appointed to our Board of Directors were women and going forward, the Board remains committed to ensuring that it remains a diverse body, reflecting a variety of different perspectives, backgrounds and experiences.

The Nominating and Corporate Governance Committee believes that the re-nomination of existing directors should not be viewed as automatic, but should be based on continuing qualification under the criteria set forth above, the director’s past performance as a member of the Board and confirmation that each nominee possesses the appropriate skills and characteristics required of LogMeIn’s directors.

You can find more detailed information on our process for selecting Board members and our criteria for Board nominees in our Corporate Governance Guidelines, which are available on the “Investors — Corporate Governance — Documents & Charters” section of our website, www.logmeininc.com.

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Corporate Governance (continued)

Director Voting Standard

Our by-laws provide that, in an uncontested election, each director will be elected by a majority of votes cast. A “majority of votes cast” means the number of shares voted “for” a director exceeds the number of votes cast “against” that director. In addition, our Corporate Governance Guidelines include a director resignation policy that provides that, in uncontested elections, an incumbent director nominee who does not receive the required votes for re-election is expected to tender his or her resignation to the Board. The Nominating and Corporate Governance Committee, or another duly authorized Committee of the Board, will determine whether to accept or reject the tendered resignation generally within ninety days after certification of the election results. No director who failed to receive the required votes for re-election may participate in the consideration of the matter. The Company will publicly disclose the Nominating and Corporate Governance Committee’s (or other responsible Committee’s) decision.

The majority voting standard does not apply, however, if the Board of Directors determines that the number of nominees for director exceeds the number of directors to be elected. In such circumstances, even if the number of nominees for director later no longer exceeds the number of directors to be elected, directors will instead be elected by a plurality of the votes cast, meaning that the nominees receiving the most votes will be elected.

Compensation Risk Assessment

Consistent with the SEC’s disclosure requirements, we have assessed our compensation programs for all employees. We have concluded that our compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on us. Management has evaluated our executive and employee compensation and benefits programs to determine if these programs’ provisions and operations create undesired or unintentional risk of a material nature. The risk assessment process includes a review of program policies and practices; analysis to identify risks and risk controls related to our compensation programs; and determinations as to the sufficiency of risk identification, the balance of potential risk to potential reward, the effectiveness of our risk controls and the impacts of our compensation programs and their risks to LogMeIn strategy. Although we periodically review all compensation programs, we focus on the programs with variability of payout, with the ability of a participant to directly affect payout and the controls on participant action and payout. In relation to this, we believe that our incentive compensation arrangements provide incentives that do not encourage risk taking beyond our ability to effectively identify and manage significant risks and are compatible with effective internal controls and the risk management practices of LogMeIn.

The Compensation Committee monitors our compensation programs on an annual basis and expects to make modifications as necessary to address any changes in the Company’s business or risk profile.

The Compensation Committee has the authority to retain compensation consultants and other outside advisors to assist in the evaluation of executive officer compensation. Additionally, the Compensation Committee may delegate authority to one or more sub-committees as it deems appropriate. The processes and procedures followed by our Compensation Committee in considering and determining executive compensation are described below under the heading “Executive Compensation Discussion and Analysis.”

Transactions with Related Persons

Since January 1, 2018, we have not engaged in any transactions with our directors, executive officers and holders of more than 5% of our voting securities, and affiliates or immediate family members of our directors, executive officers or holders of more than 5% of our voting securities, in which the amount involved exceeds $120,000.

Our Board of Directors has adopted written policies and procedures for the review of any transaction, arrangement or relationship in which we are a participant, the amount involved exceeds $120,000, and one of our executive officers, directors, director nominees or 5% stockholders (or their immediate family members), each of whom we refer to as a “related person,” has a direct or indirect material interest.

If a related person proposes to enter into such a transaction, arrangement or relationship, which we refer to as a “related person transaction,” the related person must report the proposed related person transaction to our General Counsel. The policy calls for the proposed related person transaction to be reviewed and, if deemed appropriate, approved by the Audit Committee of our Board of Directors. Whenever practicable, the reporting, review and approval will occur prior to entry into the transaction. If advance review and approval is not practicable, the Audit Committee will review, and, in its discretion, may ratify the related person transaction. The policy also permits the chairman of the Audit Committee to review and, if deemed appropriate, approve proposed related person transactions that arise between Audit Committee meetings, subject to ratification by the Audit Committee at its next meeting. Any related person transactions that are ongoing in nature will be reviewed annually.

A related person transaction reviewed under the policy will be considered approved or ratified if it is authorized by the Audit Committee after full disclosure of the related person’s interest in the transaction. As appropriate for the circumstances, the Audit Committee will review and consider:

•	the related person’s interest in the related person transaction;
•	the approximate dollar value of the amount involved in the related person transaction;
•	the approximate dollar value of the amount of the related person’s interest in the transaction without regard to the amount of any profit or loss;
•	whether the transaction was undertaken in the ordinary course of our business;
•	whether the terms of the transaction are no less favorable to us than terms that could have been reached with an unrelated third party;
•	the purpose of, and the potential benefits to us of, the transaction; and
•

any other information regarding the related person transaction or the related person in the context of the proposed transaction that would be material to investors in light of the circumstances of the particular transaction.

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Corporate Governance (continued)

The Audit Committee may approve or ratify the transaction only if it determines that, under all of the circumstances, the transaction is consistent with our best interests. The Audit Committee may impose any conditions on the related-person transaction that it deems appropriate.

In addition to the transactions that are excluded by the instructions to the SEC’s related-person transaction disclosure rule, our Board of Directors has determined that the following transactions do not create a material direct or indirect interest on behalf of related persons and, therefore, are not related-person transactions for purposes of this policy:

•

interests arising solely from the related person’s position as an executive officer of another entity (whether or not the person is also a director of such entity), that is a participant in the transaction, where (a) the related person and all other related persons own in the aggregate less than a 10% equity interest in such entity, (b) the related person and his or her immediate family members are not involved in the negotiation of the terms of the transaction and do not receive any special benefits as a result of the transaction, (c) the amount involved in the transaction equals less than the greater of $1 million or 2% of the annual consolidated gross revenues of the other entity that is a party to the transaction, and (d) the amount involved in the transaction equals less than 2% of our annual consolidated gross revenues; and

•	a transaction that is specifically contemplated by provisions of our charter or by-laws.

The policy provides that transactions involving compensation of executive officers shall be reviewed and approved by the Compensation Committee in the manner specified in its charter.

Communicating with our Board of Directors

Our Board of Directors will give appropriate attention to written communications that are submitted by stockholders, and will respond if and as appropriate. The chairman of the Nominating and Corporate Governance Committee, subject to the advice and assistance of our General Counsel, is primarily responsible for monitoring communications from stockholders and for providing copies or summaries to the other directors as he considers appropriate.

Communications are forwarded to all directors if they relate to important substantive matters and include suggestions or comments that the chairman of the Nominating and Corporate Governance Committee considers to be important for the directors to review. In general, communications relating to corporate governance and corporate strategy are more likely to be forwarded than communications relating to ordinary business affairs, personal grievances and matters as to which we receive repetitive or duplicative communications.

Stockholders who wish to send communications to our Board of Directors on any topic should address such communications to:

LogMeIn, Inc.

320 Summer Street

Boston, Massachusetts 02210

Attention: Board of Directors, c/o Corporate Secretary

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Director Compensation

Overview of 2018 Director Compensation Program

Our Compensation Committee is responsible for overseeing our director compensation program and for making recommendations to our Board of Directors regarding the appropriateness of our director compensation levels. We use a combination of cash and stock-based compensation to attract and retain qualified persons to serve on our Board of Directors. Our Compensation Committee has retained an independent compensation consultant, Compensia, Inc., or Compensia, who reports directly to the Compensation Committee and uses competitive market data to provide the Committee with compensation ranges that are consistent with the compensation offered by other companies within our peer group.

Mr. Wagner, our President and Chief Executive Officer, did not receive any compensation in connection with his service as a director during fiscal 2018. The compensation that we paid in 2018 to Mr. Wagner as an employee is discussed in the “Executive Compensation Discussion and Analysis” section beginning on page 39.

2018 Director Cash Compensation

For fiscal 2018, each of our non-employee directors were entitled to receive the annual cash retainer fees set forth in the tables below, which were paid in quarterly installments. We also reimburse each non-employee director for any out-of-pocket expenses incurred in connection with their attending meetings of our Board of Directors.

The tables below summarize our 2018 non-employee director cash compensation program:

Board Membership	Annual Cash Retainer
General Board Member	$50,000
Chairman of the Board	$75,000
Independent Lead Director(1)	$75,000

(1)	Mr. Edwin J. Gillis served as our independent Lead Director during the year ended December 31, 2018.

	Annual Committee Retainers
Board Committee	Committee Chairman	Committee Member
Audit	$25,000	$10,000
Compensation	$20,000	$10,000
Nominating and Corporate Governance	$10,000	$5,000

2018 Director Stock Compensation

In addition to cash compensation, we also grant our non-employee directors restricted stock unit, or RSU, awards under our Amended and Restated 2009 Stock Incentive Plan. In determining the amounts of RSU awards to be granted to our non-employee directors, the Compensation Committee generally plans to grant awards that are deemed to be competitive with the equity awards granted by the other companies within our fiscal 2018 compensation peer group and other companies within our industry and region.

Each of our non-employee directors who served during fiscal 2018 were awarded a time-based RSU award with vesting conditions which were subject to their continued service as a director through their applicable vesting date. Pursuant to the individual award agreements, vesting rights typically cease after termination of service except in the case of death or disability. Prior to the vesting of an RSU, the holder has no rights as a stockholder with respect to the shares subject to such RSU, including voting rights and the right to receive dividends.

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Director Compensation (continued)

 In fiscal 2018, the following time-based RSU awards were granted to our non-employee directors:

Non- Employee Director	Shares of Common Stock Subject to Time-Based RSU Awards (#)
Sara C. Andrews	4,979	(1)
Steven J. Benson	2,223	(2)
Ita M. Brennan	6,483	(3)
Robert M. Calderoni	2,223	(2)
Michael J. Christenson	2,223	(2)
Jesse A. Cohn(4)	—
Edwin J. Gillis	2,223	(2)
David J. Henshall	2,223	(2)
Peter J. Sacripanti	2,223	(2)
Michael K. Simon	2,223	(2)

(1)

The 2018 RSU awards granted to Ms. Andrews were awarded at the May 31, 2018 meeting of our Board of Directors in connection with her appointment to the Board. The shares underlying this award shall vest in two equal installments over a two-year period whereby 100% of the shares will become fully vested on the earlier of the 2020 Annual Meeting of Stockholders or the second anniversary of the date of grant, subject to their continued service through such date.

(2)

The 2018 RSU awards granted to Messrs. Benson, Calderoni, Christenson, Gillis, Henshall, Sacripanti and Simon were awarded at the May 31, 2018 meeting of our Board of Directors and the shares underlying these awards will become fully vested on the earlier of the 2019 Annual Meeting of Stockholders or the first anniversary of the date of grant, subject to the director’s continued service through such date.

(3)

The 2018 RSU awards granted to Ms. Brennan were awarded at the December 6, 2018 meeting of our Board of Directors in connection with her appointment to the Board and vest in two equal installments over a two-year period whereby the shares underlying these awards will become fully vested on December 6, 2020, subject to her continued service through such date.

(4)	Mr. Cohn elected not to stand for re-election at the 2018 Annual Meeting of Stockholders, when his term expired. Mr. Cohn was not granted any RSU awards during fiscal 2018.

Director Stock Ownership Guidelines

Our Board of Directors has adopted stock ownership guidelines, as amended in fiscal 2018, for our non-employee directors. Pursuant to these stock ownership guidelines, each current non-employee director and any newly appointed non-employee director is required to, by the date three (3) years from the date the guidelines became applicable to such non-employee director, own shares of the Company’s common stock having an aggregate value at least equal to three (3) times the amount of the annual cash retainer that we currently pay our non-employee directors for general service on our Board, excluding any additional retainers paid for serving on committees or as Lead Independent Director. For purposes of this calculation, shares of the Company’s common stock held directly or indirectly by the non-employee director are included while any outstanding and unvested RSU awards or any outstanding and unvested or vested but unexercised stock option awards are excluded. Prior to amending the guidelines in 2018, our non-employee directors were required to own shares having an aggregate value equal to one times the annual cash retainer.

Director Compensation in Fiscal 2018

The following table sets forth information regarding compensation earned by our non-employee directors during 2018:

Name	Fees Earned or Paid in Cash($)(1)	Stock Awards ($)(2)(3)		Total ($)
Sara C. Andrews(4)	$37,083	$537,234	(7)	$574,317
Steven J. Benson	$70,000	$239,862	(8)	$309,862
Ita M. Brennan(5)	$9,130	$569,272	(9)	$578,402
Robert M. Calderoni	$60,000	$239,862	(8)	$299,862
Michael J. Christenson	$65,000	$239,862	(8)	$304,862
Jesse A. Cohn(6)	$20,833	$—		$20,833
Edwin J. Gillis	$97,917	$239,862	(8)	$337,779
David J. Henshall	$80,000	$239,862	(8)	$319,862
Peter J. Sacripanti	$65,000	$239,862	(8)	$304,862
Michael K. Simon	$72,917	$239,862	(8)	$312,779

(1)

The amounts reported in this column represent the aggregate dollar amount, pro-rated for any partial year of service, of all fees earned or paid in cash to each non-employee director in fiscal 2018 for their service as a director, including any annual retainer fees, Committee and/or chairmanship fees and lead director fees.

(2)

The amounts shown in this column represent the grant date fair value calculated in accordance with the provisions of FASB ASC Topic 718. The valuation assumptions used in determining such amounts are described in Note 11 to our consolidated financial statements included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2018, filed with the SEC on February 21, 2019.

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Director Compensation (continued)

(3)

The following table shows the aggregate number of outstanding stock awards as of December 31, 2018 by each of our non-employee directors who served during 2018. None of our non-employee directors held stock options as of December 31, 2018:

Name	Stock Awards (#)
Sara C. Andrews	4,979
Steven J. Benson	2,223
Ita M. Brennan	6,483
Robert M. Calderoni	4,674
Michael J. Christenson	2,223
Jesse A. Cohn	—
Edwin J. Gillis	2,223
David J. Henshall	4,674
Peter J. Sacripanti	4,674
Michael K. Simon	2,223

(4)	Ms. Andrews joined our Board of Directors effective April 4, 2018.
(5)	Ms. Brennan joined our Board of Directors effective November 5, 2018.
(6)	Mr. Cohn did not stand for re-election and his term expired at the 2018 Annual Meeting of Stockholders.
(7)

Represents 4,979 RSU awards granted to Ms. Andrews at the May 31, 2018 meeting of our Board of Directors in connection with her appointment to the Board, which vest in two equal installments over a two-year period whereby the shares underlying these awards will become fully vested on the earlier of the 2020 Annual Meeting of Stockholders or the second anniversary of the date of grant, subject to the director’s continued service through such date.

(8)

Represents 2,223 RSU awards granted at the May 31, 2018 meeting of our Board of Directors, whereby the shares underlying these awards will become fully vested on the earlier of the 2019 Annual Meeting of Stockholders or the first anniversary of the date of grant, subject to the director’s continued service through such date.

(9)

Represents 6,483 RSU awards granted to Ms. Brennan at the December 6, 2018 meeting of our Board of Directors in connection with her appointment to the Board, which vest in two equal installments over a two-year period whereby the shares underlying these awards will become fully vested on December 6, 2020, subject to her continued service through such date.

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2019 NOTICE OF MEETING AND PROXY STATEMENT

PROPOSAL 2 — RATIFICATION OF APPOINTMENT OF DELOITTE & TOUCHE LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has selected Deloitte & Touche LLP as our independent registered public accounting firm for the year ending December 31, 2019. Although stockholder approval of our Audit Committee’s selection of Deloitte & Touche LLP is not required by law, we believe that it is advisable to give stockholders an opportunity to ratify this selection. If our stockholders do not ratify this selection, our Audit Committee will take that into consideration and may reconsider the selection. We expect that a representative of Deloitte & Touche LLP, which served as our independent registered public accounting firm for the year ended December 31, 2018, will be present at the Annual Meeting to respond to appropriate questions and to make a statement if he or she wishes.

Our Board of Directors recommends a vote FOR this proposal.

Audit Committee Report

The Audit Committee has reviewed and discussed with our management our audited consolidated financial statements for the year ended December 31, 2018. The Audit Committee has also reviewed and discussed with Deloitte & Touche LLP, our independent registered public accounting firm, our audited consolidated financial statements and the matters required by Statement on Auditing Standards No. 61 (Communications with Audit Committees), or SAS No. 61, as amended, as adopted by the Public Company Accounting Oversight Board in Rule 3200T. SAS No. 61 requires our independent registered public accounting firm to discuss with the Audit Committee, among other things, the following to the extent applicable or relevant:

•   methods to account for significant unusual transactions;

•   the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

•   the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors’ conclusions regarding the reasonableness of those estimates; and

•   disagreements with management, if any, over the application of accounting principles, the basis for management’s accounting estimates and the disclosures in the financial statements.

The Audit Committee has also received from Deloitte & Touche LLP the written disclosures and the letter required by the applicable requirements of the Public Company Accounting Oversight Board regarding the independent accountant’s communications with the Audit Committee concerning independence. The Audit Committee has discussed with Deloitte & Touche LLP the matters disclosed in the letter and its independence with respect to LogMeIn, including a review of audit and non-audit fees and services, and concluded that Deloitte & Touche LLP is independent.

Based on its discussions with management and Deloitte & Touche LLP, and its review of the representations and information referred to above provided by management and Deloitte & Touche LLP, the Audit Committee recommended to the Board of Directors that our audited consolidated financial statements be included in our Annual Report on Form 10-K for the year ended December 31, 2018 for filing with the SEC.

By the Audit Committee of the Board of Directors of LogMeIn, Inc.,

Edwin J. Gillis, Chairman

Ita M. Brennan

David J. Henshall

Peter J. Sacripanti

 Auditor Fees and Services

The following table presents the aggregate fees of Deloitte & Touche LLP, our independent registered public accounting firm, incurred by us for the years ended December 31, 2017 and 2018:

Fee Category	2017	2018
Audit Fees(1)	$2,431,800	$2,000,300
Tax Fees(2)	520,500	464,200
All Other Fees(3)	99,800	118,000
Total Fees	$3,052,100	$2,582,500

(1)

Audit fees consisted of fees for the audit of our annual financial statements, the review of our interim financial statements, the review of financial information included in our filings with the SEC, an assessment of the effectiveness of our internal controls over financial reporting in connection with Section 404 of the Sarbanes-Oxley Act of 2002 and other professional services provided in connection with statutory and regulatory filings or engagements.

(2)	Tax fees consisted of fees for tax compliance, tax advice and tax planning services.
(3)	All other fees consist principally of tax compliance services related to our expatriate employees, foreign jurisdiction government grant review, and subscription for research tools.

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PROPOSAL 2 (continued)

The Audit Committee of our Board of Directors believes that the non-audit services described above did not compromise Deloitte & Touche LLP’s independence. The Audit Committee’s charter, a copy of which can be found on the “Investors — Corporate Governance — Documents & Charters” section of our website, www.logmeininc.com, requires that all proposals to engage Deloitte & Touche LLP for services, and all proposed fees for these services, be submitted to the Audit Committee for approval before Deloitte & Touche LLP may provide the services. From time to time, our Audit Committee may pre-approve specified types of services that are expected to be provided to us by our registered public accounting firm during the next twelve months. Any pre-approval is also generally subject to a maximum dollar amount, and the Audit Committee is informed of each service once it has been provided.

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PROPOSAL 3 — APPROVAL OF THE LOGMEIN, INC. 2019 EMPLOYEE STOCK Purchase Plan (the “ESPP”)

Our Board of Directors has adopted and is requesting that our stockholders approve the LogMeIn, Inc. 2019 Employee Stock Purchase Plan (the “ESPP”) so that eligible employees may purchase LogMeIn shares pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code. If the ESPP is not approved by our stockholders within 12 months following its adoption, the ESPP will have no further force and effect.

We operate in a highly competitive and challenging marketplace in which our success depends to a great extent on our ability to attract and retain high-caliber employees. We believe that offering the ESPP to eligible employees of the Company and its participating subsidiaries assists with these challenges. Such a plan provides eligible employees with a convenient means of acquiring an equity interest in the Company through payroll deductions to enhance such employees’ sense of participation in the affairs of the Company and its participating subsidiaries, and to provide an incentive for continued employment.

The ESPP authorizes the issuance of up to 1,500,000 shares of our common stock, which may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.” This share reserve represents 3% of our outstanding shares of common stock on April 10, 2019. We cannot precisely predict our share usage under the ESPP as it will depend on a range of factors including the level of our employee participation, the contribution rates of participants, the trading price of our common stock and our future hiring activity.

If approved, the ESPP is expected to be a significant part of our overall equity compensation strategy, especially with respect to our non-executive employees. The ESPP allows our employees to buy shares of our common stock at a discount through payroll deductions. In the industry in which we compete for talent, we believe that offering an employee stock purchase program is important to our ability to maintain competitiveness.

Our Board of Directors recommends a vote FOR the approval of the ESPP.

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PROPOSAL 3 (continued)

Summary of the ESPP

The principal features of the ESPP are summarized below, but the summary is qualified in its entirety by reference to the ESPP itself, which is attached as Annex B to this Proxy Statement.

Purpose

The ESPP has been designed to assist our eligible employees in acquiring a stock ownership interest in our Company and to encourage our eligible employees to remain in our employment.

Securities Subject to the ESPP

A total of 1,500,000 shares of our common stock are initially reserved for issuance under our ESPP, which may be adjusted for changes in our capitalization and certain corporate transactions, as described below under the heading “Adjustments.”

Administration

Our Board of Directors or its committee has full and exclusive authority to interpret the terms of the ESPP and determine eligibility. Our Compensation Committee will be the “Administrator” of the ESPP.

Eligibility

The Administrator may designate certain of our subsidiaries as participating “designated subsidiaries” in the ESPP and may change these designations from time to time. Employees of the Company and our designated subsidiaries are eligible to participate in the ESPP if they meet the eligibility requirements under the ESPP established from time to time by the Administrator. Unless otherwise determined by the Administrator, our employees are eligible to participate in the ESPP if they are customarily employed by us or a designated subsidiary for more than 20 hours per week and more than five months in any calendar year. However, an employee may not be granted rights to purchase stock under our ESPP if such employee, immediately after the grant, would own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of our common stock or other class of stock.

If the grant of a purchase right under the ESPP to any eligible employee who is a citizen or resident of a foreign jurisdiction would be prohibited under the laws of such foreign jurisdiction or the grant of a purchase right to such employee in compliance with the laws of such foreign jurisdiction would cause the ESPP to violate the requirements of Section 423 of the Internal Revenue Code, or the Code, as determined by the Administrator in its sole discretion, such employee will not be permitted to participate in the ESPP.

Eligible employees become participants in the ESPP by enrolling and authorizing payroll deductions by the deadline established by the Administrator prior to the relevant offering date. Directors who are not employees, as well as consultants, are not eligible to participate in the ESPP. Employees who choose not to participate, or are not eligible to participate at the start of an offering period but who become eligible thereafter, may enroll in any subsequent offering period.

As of March 31, 2019, we had approximately 3,554 employees, of whom approximately 3,315 would have been eligible to participate in the ESPP had it been in effect on such date. Also as of that date, we did not have any consultants or non-employee directors eligible to participate in the ESPP.

Participation in an Offering

Offering Periods and Purchase Periods. The ESPP is intended to qualify under Section 423 of the Code and common stock will be offered under the ESPP during offering periods. The length of the offering periods under the ESPP will be determined by the Administrator and may be up to 27 months long. Employee payroll deductions will be used to purchase shares on each purchase date during an offering period. The number of purchase periods within, and purchase dates during, each offering period will be established by the Administrator prior to the commencement of each offering period. Offering periods under the ESPP will commence when determined by the Administrator. The Administrator may, in its discretion, modify the terms of future offering periods.

Enrollment and Contributions. The ESPP permits participants to purchase common stock through payroll deductions of up to 25% of their eligible compensation, which includes a participant’s gross base compensation for services to us, including overtime payments and sales commissions, but excluding incentive compensation, bonuses, expense reimbursements, fringe benefits, equity compensation and other special payments. The Administrator will establish a maximum number of shares that may be purchased by a participant during any offering period, which, in the absence of a contrary designation, will be 3,000 shares. In addition, and to the extent required under Section 423 of the Code, no employee will be permitted to accrue the right to purchase stock under the ESPP at a rate in excess of $25,000 worth of shares during any calendar year during which such a purchase right is outstanding (based on the fair market value per share of our common stock as of the first day of the offering period during which such right is granted).

Purchase Rights. On the first trading day of each offering period, each participant will automatically be granted an option to purchase shares of our common stock. The option will be exercised on the applicable purchase date(s) during the offering period, to the extent of the payroll deductions accumulated during the applicable purchase period.

Purchase Price. The purchase price of the shares, in the absence of a contrary determination by the Administrator, and subject to applicable laws and provisions of the ESPP, will be 85% of the lower of the fair market value of our common stock on the first trading day of the offering period or on the applicable purchase date, which will be the final trading day of the applicable purchase period. The fair market value per share of our common stock under the ESPP, generally is the closing sales price of our common stock on the Nasdaq Global Select Market on the date for which fair market value is being determined, or if there is no closing sales price for a share of our common stock on the date in question, the closing sales price for a share of common stock on the last preceding date for which such quotation exists. The closing price per share of our common stock on the Nasdaq Global Select Market on April 10, 2019, was $83.44.

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PROPOSAL 3 (continued)

Withdrawal and Termination of Employment. Participants may voluntarily end their participation in the ESPP at any time at least five business days prior to the end of the applicable offering period, and will be paid their accrued payroll deductions that have not yet been used to purchase shares of common stock. Participation ends automatically upon a participant’s termination of employment.

Adjustments

In the event of certain transactions or events affecting our common stock, such as any stock dividend or other distribution, change in control, reorganization, merger, consolidation or other corporate transaction, the Administrator will make equitable adjustments to the ESPP and outstanding rights. In addition, in the event of the foregoing transactions or events or certain significant transactions, including a change in control, the Administrator may provide for either (1) the replacement of outstanding rights with other rights or property or termination of outstanding rights in exchange for cash, (2) the assumption or substitution of outstanding rights by the successor or survivor corporation or parent or subsidiary thereof, if any, (3) the adjustment in the number and type of shares of stock subject to outstanding rights and/or in the terms and conditions of outstanding rights, (4) the use of participants’ accumulated payroll deductions to purchase stock on a new purchase date prior to the next scheduled purchase date and termination of any rights under ongoing offering periods or (5) the termination of all outstanding rights.

Transferability

A participant may not transfer rights granted under the ESPP other than by will, the laws of descent and distribution or as otherwise provided under the ESPP.

Plan Amendment and Termination

The Administrator may amend, suspend or terminate the ESPP at any time. However, stockholder approval of any amendment to the ESPP will be obtained for any amendment which increases the aggregate number or changes the type of shares that may be sold pursuant to rights under the ESPP or changes the ESPP in any manner that would cause the ESPP to no longer be an employee stock purchase plan within the meaning of Section 423(b) of the Code.

Federal Income Tax Consequences

The material federal income tax consequences of the ESPP under current federal income tax law are summarized in the following discussion, which deals with the general tax principles applicable to the ESPP. The following discussion is based upon laws, regulations, rulings and decisions now in effect, all of which are subject to change. Foreign, state and local tax laws, and employment, estate and gift tax considerations are not discussed due to the fact that they may vary depending on individual circumstances and from locality to locality. The summary does not discuss all aspects of federal income taxation that may be relevant in light of a participant’s personal circumstances.

The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Section 423 of the Code. Under the applicable Code provisions, no income will be taxable to a participant until the sale or other disposition of the shares purchased under the ESPP. This means that an eligible employee will not recognize taxable income on the date the employee is granted an option under the ESPP. In addition, the employee will not recognize taxable income upon the purchase of shares. Upon such sale or disposition, the participant generally will be subject to tax in an amount that depends upon the length of time such shares are held by the participant prior to disposing of them. If the shares are sold or disposed of more than two years from the date of grant and more than one year from the date of purchase, or if the participant dies while holding the shares, the participant (or his or her estate) will recognize ordinary income measured as the lesser of (1) the excess of the fair market value of the shares at the time of such sale or disposition (or death) over the purchase price or (2) an amount equal to the applicable discount from the fair market value of the shares as of the date of grant. Any additional gain will be treated as long-term capital gain. If the shares are held for the holding periods described above but are sold for a price that is less than the purchase price, there is no ordinary income and the participating employee has a long-term capital loss for the difference between the sale price and the purchase price.

If the shares are sold or otherwise disposed of before the expiration of the holding periods described above, the participant will recognize ordinary income generally measured as the excess of the fair market value of the shares on the date the shares are purchased over the purchase price and we will be entitled to a tax deduction for compensation expense in the amount of ordinary income recognized by the employee. Any additional gain or loss on such sale or disposition will be long-term or short-term capital gain or loss, depending on how long the shares were held following the date they were purchased by the participant prior to disposing of them. If the shares are sold or otherwise disposed of before the expiration of the holding periods described above but are sold for a price that is less than the purchase price, the participant will recognize ordinary income equal to the excess of the fair market value of the shares on the date of purchase over the purchase price (and we will be entitled to a corresponding deduction), but the participant generally will be able to report a capital loss equal to the difference between the sales price of the shares and the fair market value of the shares on the date of purchase.

New Plan Benefits

Benefits under the ESPP will depend on the employees’ enrollment and contribution elections, and the fair market value of the shares at various future dates. Therefore, it is not possible to determine the benefits that will be received in the future by participants in the ESPP.

Our Board of Directors recommends a vote FOR the approval of the ESPP.

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PROPOSAL 4 — ADVISORY VOTE TO APPROVE EXECUTIVE COMPENSATION (A “SAY ON PAY”)

The Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, enables our stockholders to vote to approve, on an advisory (non-binding) basis, the compensation of our named executive officers as disclosed in this proxy statement.

Our objectives with respect to executive compensation are to (i) attract, motivate, and retain talented executive officers, (ii) promote the achievement of key financial and strategic performance measures by linking short- and long-term cash and equity incentives to the achievement of measurable corporate and, in some cases, individual performance goals and (iii) align the incentives of our executives with the creation of value for our stockholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and other business-related goals, and the realization of increased stockholder value. To achieve these objectives, our Compensation Committee, in conjunction with a third-party compensation consultant, reviews and evaluates our executive compensation program with the goal of setting compensation at levels the Committee believes are competitive in our industry and region. In addition, our executive compensation program ties a substantial portion of each executive’s overall compensation to key financial and operational goals such as our financial and operational performance. We also provide a portion of our executive compensation in the form of time-based equity incentive awards, which we believe helps to retain our executives and aligns their interests with those of our stockholders by allowing them to participate in the longer-term success of our Company as reflected in stock price appreciation over the vesting period. The “Executive Compensation Discussion and Analysis” section of this proxy statement, beginning on page 39, describes in detail our executive compensation programs and the decisions made by the Compensation Committee and our Board of Directors, with respect to the fiscal year ended December 31, 2018.

We are asking our stockholders to indicate their support and approval for our named executive officer compensation as described herein. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Our Board of Directors is asking stockholders to approve a non-binding advisory vote on the following resolution:

RESOLVED, that, pursuant to Section 14A of the Exchange Act, the compensation paid to the Company’s named executive officers, as disclosed pursuant to the compensation disclosure rules of the Securities and Exchange Commission, including the compensation discussion and analysis, the compensation tables and any related material disclosed in this proxy statement, is hereby approved.

The say-on-pay vote is advisory, and therefore not binding on the Company, the Compensation Committee or our Board of Directors. However, our Board of Directors and our Compensation Committee value the opinions of our stockholders and to the extent there is any significant vote against the named executive officer compensation as disclosed in this proxy statement, they will consider any stockholder’s concerns and the Compensation Committee will evaluate whether any actions are necessary to address those concerns.

Our Board of Directors recommends a vote FOR the approval of the compensation of the named executive officers.

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Our Executive Officers

Our executive officers and their respective ages and positions as of our record date, April 10, 2019, are as follows:

Name	Age	Employee Since	Title
William R. Wagner	52	2013	President and Chief Executive Officer
Edward K. Herdiech	52	2006	Chief Financial Officer and Treasurer
John B. Bennett	56	2017	Senior Vice President & General Manager, Identity and Access Management
Michael J. Donahue	45	2007	Senior Vice President, General Counsel and Secretary
Padmanabhan T. Srinivasan	43	2013	Senior Vice President & General Manager, Customer Engagement & Support
Mark F. Strassman	50	2018	Senior Vice President & General Manager, Unified Communications & Collaboration
Marc R. van Zadelhoff	46	2018	Senior Vice President, Chief Operating Officer

Executive Officer Biographies

•

William R. Wagner has served as President and Chief Executive Officer of LogMeIn since December 2015 and has served on our Board of Directors since March 2015. Mr. Wagner first joined LogMeIn in May 2013 as our Chief Operating Officer and served as our President and Chief Operating Officer from January 2015 to December 2015. Prior to joining LogMeIn, Mr. Wagner served as the Chief Operating Officer at Vocus, Inc., a leading cloud marketing software provider, from October 2010 to November 2012 and as Vocus’s Chief Marketing Officer from July 2006 to October 2010. Prior to joining Vocus, Mr. Wagner had served as the Chief Marketing Officer at Fiberlink Communications, from February 2000 to June 2006. Mr. Wagner has also served as a member of the board of directors of Akamai Technologies, Inc. since April 2018.

•

Edward K. Herdiech has served as our Chief Financial Officer and Treasurer since January 2015. Mr. Herdiech joined the Company in December 2006 and has previously served in a number of key financial roles, including most recently as Senior Vice President, Finance from January 2014 to January 2015. Prior to joining LogMeIn, Mr. Herdiech held a number of finance positions at PTC Inc., a leading provider of 3D design software, product lifecycle management software and service management solutions.

•

John B. Bennett has served as Senior Vice President and General Manager of our Identity and Access Management business unit since January 2018. Mr. Bennett joined LogMeIn in January 2017 when GetGo, Inc., a once wholly owned subsidiary of Citrix Systems, Inc. where Mr. Bennett held several leadership roles, merged with LogMeIn. Mr. Bennett served as the General Manager of our Access business unit until his promotion in January 2018. Prior to joining GetGo, Mr. Bennett served as Vice President of Business Development for Vapps Inc., a company specializing in audio conferencing services, for more than ten years until its merger with Citrix in November 2008.

•

Michael J. Donahue has served as our Senior Vice President and General Counsel since September 2013 and as Corporate Secretary since December 2015. Mr. Donahue joined LogMeIn in June 2007 and previously served as our Vice President and General Counsel. From August 2005 to June 2007, Mr. Donahue served as Vice President and General Counsel of C.P. Baker & Company, Ltd., a Boston-based private equity firm. From September 1999 to August 2005, Mr. Donahue worked as a corporate attorney at Wilmer Cutler Pickering Hale and Dorr LLP.

•

Padmanabhan T. Srinivasan has served as Senior Vice President and General Manager of our Customer Engagement and Support business unit since January 2018. Mr. Srinivasan first joined LogMeIn in June 2013 as Vice President of Products for our Xively Internet of Things business until February 2017 when he was promoted to Vice President and General Manager of our Customer Engagement and Support business unit. Prior to joining LogMeIn, Mr. Srinivasan founded Opstera, Inc., a cloud monitoring and management startup that was acquired by a subsidiary of Microsoft Corporation in 2012. Before that, Mr. Srinivasan held various product and engineering leadership positions at both Oracle Corporation and Microsoft from April 1999 to January 2009.

•

Mark F. Strassman has served as our Senior Vice President and General Manager of our Unified Communications and Collaboration business unit since November 2018. Prior to joining LogMeIn, Mr. Strassman served as Chief Product Officer of Blue Jeans Networks, Inc., a world leader in video, audio and web conferencing solutions, from August 2016 to November 2018. Prior to joining Blue Jeans, Mr. Strassman served as Senior Vice President and Head of Product at BlackBoard, Inc. from May 2013 to July 2016. Mr. Strassman has also served in various Vice President and General Manager roles at Autodesk, Inc. from February 2003 to May 2013.

•

Marc R. van Zadelhoff has served as our Chief Operating Officer since November 2018. Prior to joining LogMeIn, Mr. Van Zadelhoff served as the General Manager of IBM Security, the enterprise security business unit of International Business Machines Corporation, or IBM, from January 2016 to November 2018. Prior to his appointment as General Manager of IBM Security, Mr. Van Zadelhoff served IBM in a number of key strategic, product and marketing leadership roles from January 2007 to December 2015, including Vice President of Worldwide Strategy and Product Management, and was responsible for overall product management, budget and positioning for IBM’s entire global security portfolio. Prior to joining IBM, Mr. Van Zadelhoff served as the VP Marketing and Business Development at Consul Risk Management from January 2002 to January 2007.

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Executive Compensation Discussion and Analysis

This Executive Compensation Discussion and Analysis describes our executive compensation philosophy, policies and practices, and also details the 2018 compensation paid to those individuals who served as our principal executive officer and principal financial officer during the year ended December 31, 2018, the three executive officers (other than our principal executive officer and principal financial officer) who were our most highly compensated executive officers as of December 31,2018, as well as one additional highly compensated executive officer who left the Company in August 2018. These individuals were as follows:

Name	FY2018 Title
William R. Wagner	President and Chief Executive Officer (our “CEO”)
Edward K. Herdiech	Chief Financial Officer and Treasurer (our “CFO”)
Christopher L. Battles	Former General Manager, Communications & Collaboration(1)
Lawrence M. D’Angelo	Senior Vice President, Chief Sales Officer
Mark Strassman	Senior Vice President & General Manager, Unified Communications & Collaboration
Marc van Zadelhoff	Senior Vice President, Chief Operating Officer

(1)	Mr. Battles ceased serving as our GM, Communications & Collaboration effective August 2018.

The above executive officers represent our named executive officers for the fiscal year ended December 31, 2018. In this Executive Compensation Discussion and Analysis, LogMeIn may also be referred to as “our,” “us,” “we,” or the “Company.”

Executive Summary

Use of non-GAAP Financial Measures

To supplement our consolidated financial statements which are prepared in accordance with generally accepted accounting principles in the United States and presented on a GAAP basis, the Company discloses certain non-GAAP financial measures in our Compensation Discussion and Analysis. Please see Annex A to this Proxy Statement for a reconciliation of these non-GAAP measures.

Significant 2018 Business Highlights

1.The amounts herein represent non-GAAP measures, a reconciliation of which has been included in Annex A to this Proxy Statement.

2.Assumes $100 invested on 12/13/2013 in stock or index, including investment of dividends. Fiscal year ending December 31.

Our Executive Compensation Philosophy

We believe in the importance of aligning the financial interests of our executive officers with those of our stockholders. Therefore, a significant portion of our named executive officers’ compensation is designed to be variable and tied to our achievement of key financial and strategic performance objectives, the performance of our stock price, or both, which helps us incentivize our executive officers to create value for our stockholders.

Our executive compensation program has been designed to attract, retain and motivate talented executives. Accordingly, when setting individual executive compensation levels, the Compensation Committee generally targets executive compensation at levels that are competitive with other public and private companies in our industry and region with whom we compete for talent. Actual target pay positioning may vary by individual depending on the experience level and performance of the executive and other factors, such as the demand for executives with certain skills and experience and the costs associated with recruiting qualified executives from other established companies.

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Executive Compensation Discussion and Analysis (continued)

What We Do vs. What We Don’t Do

We believe in maintaining sound executive compensation policies and practices, including compensation-related corporate governance standards, consistent with our executive compensation philosophy. Below we summarize those executive compensation policies and practices we have implemented to help drive executive performance, as well as practices we have chosen not to implement because we believe such practices do not support our stockholders’ long-term interests:

What We Do

✓   Emphasize Pay-for-Performance — in 2018 all of our executive officers, including our named executive officers, received equity awards with performance-based vesting conditions and all of our executive officers (except for Mr. D’Angelo who is on a sales commission plan) participated in our annual performance-based cash incentive bonus plan, which compensates our executive officers for our achievement of operational and financial goals, thereby aligning our executive incentives with our performance and the creation of stockholder value. Additionally, at least 50% of the target total direct compensation opportunity of our CEO consisted of performance-based equity and performance-based cash pay in 2018. Payouts under our cash incentive bonus plan are capped at 120% of each executive officer’s target bonus opportunity.

✓   Use “Double-Trigger” Change-in-Control Provisions — the equity awards granted to our named executive officers contain a “double trigger” payment provision, that is, they require both a change-in-control of the Company and an involuntary termination of employment to receive accelerated vesting.

✓   Equity Ownership Guidelines — all of our Section 16 executive officers are required to, within five years from the date of his/her hire or promotion, own shares of our common stock having an aggregate value at least equal to: (i) three times the base salary for our CEO and (ii) one times the base salary for all other executive officers.

✓   Annual “Say-on-Pay” Vote — we conduct our “say-on-pay” vote on an annual basis to allow our stockholders to provide us with their direct input on our executive compensation program, policies, and practices as disclosed in our proxy statement each year.

✓   Offer Both Equity and Cash Incentives — the compensation packages offered to our executive officers consist of a combination of base salary, performance-based equity awards and annual performance-based cash incentive bonuses, which we believe incentivizes our executive officers to achieve performance results that deliver both short-term and long-term stockholder value.

✓   Compensation Recovery (“Clawback”) Policy — the incentive-based cash compensation paid to our executive officers under our annual cash incentive bonus plan is subject to an executive compensation recovery, or “clawback,” policy which requires the reimbursement of excess compensation in the event that we are required to prepare an accounting restatement due to the fraud or misconduct of any of our executive officers.

✓   Engage an Independent Compensation Consultant — in addition to our Compensation Committee members, all of whom are independent directors, our Compensation Committee has retained a compensation consultant to serve as its independent advisor. The compensation consultant reports directly to our Compensation Committee and provides the Committee with competitive market data and additional information needed to make informed compensation decisions.

✓   Avoid Undue Risk-Taking — our compensation policies and practices are designed to discourage our executive officers from taking on or creating risks that are reasonably likely to have a material adverse effect on us.

What We Don’t Do

✘   No Re-pricing Stock Options — we do not re-price our stock options and would not do so without stockholder approval.

✘   No Hedging or Pledging — we prohibit our executive officers from engaging in margin, hedging, pledging or other similar transactions in our securities.

✘   No Resetting of 2018 Performance Targets — we did not reset or amend any of the performance goals or targets used in our incentive compensation programs in 2018.

✘   No Excise Tax Gross-Ups or Perquisites — we do not provide our executive officers with excise tax gross-ups, perquisites or fringe benefits.

✘   No Fixed Term or Evergreen Employment Agreements — none of our executive officers are currently party to a written employment agreement that provides for automatic or pre-scheduled increases in their base salary or guaranteed annual bonuses or equity awards.

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Executive Compensation Discussion and Analysis (continued)

How We Set our 2018 Executive Compensation Program

Results of Last Year’s “Say-on-Pay” Vote

At our 2018 Annual Meeting of Stockholders, approximately 95.3% of the votes cast by stockholders on the compensation of our named executive officers, commonly referred to as a “say-on-pay” vote, were cast in support of the 2017 compensation of our named executive officers. While the “say-on-pay” vote is non-binding, the Compensation Committee and our Board of Directors pay close attention to the results and given the strong level of support evidenced by last year’s say-on-pay vote, the Compensation Committee determined that our stockholders were generally supportive of our current executive compensation philosophy and program and decided that no significant changes were necessary for our 2018 executive compensation program.

Nevertheless, the Compensation Committee and our Board of Directors continue to regularly monitor the executive compensation program to ensure it continues to align the interests of our executive officers with the interests of our stockholders.

Role of Stockholder Engagement

We believe in the importance of regularly engaging with our stockholders. In recent years, we have proactively reached out to many of our largest stockholders, as well as well-known proxy advisory firms, to solicit their feedback on the elements of our executive compensation program, our disclosure practices and our corporate governance in order to gain a better understanding of the practices they most value. Typically, our stockholder engagement team has consisted of one or more members of our investor relations, finance or legal teams. Stockholders also regularly meet with members of our senior management team to discuss our strategy and/or review our operational performance. During 2018, we met with approximately 50 of our most active stockholders, which collectively held approximately 75% of our outstanding shares. These engagement efforts and meaningful conversations provided our management team with a valuable understanding of investors’ perspectives and an opportunity to exchange views.

In recent years, stockholder feedback has influenced certain changes made to our executive compensation program, including the introduction of performance-based RSU awards with multi-year performance periods for our principal executive officer and principal financial officer, the implementation of an executive compensation recovery, or “clawback,” policy, and the establishment of stock ownership guidelines for our executive officers and non-employee directors. The Compensation Committee will continue to consider material stockholder feedback and the results of our say-on-pay votes when making future compensation decisions for our named executive officers.

Stockholders who wish to communicate with our stockholder engagement team may do so by contacting our Investor Relations Department at the address below:

LogMeIn, Inc.

320 Summer Street

Boston Massachusetts 02210

Attention: Investor Relations

InvestorRelations@logmein.com

781-897-1301

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Executive Compensation Discussion and Analysis (continued)

Role of the Compensation Committee

The Compensation Committee of our Board of Directors oversees our executive compensation program and approves all executive compensation decisions. Near the beginning of each fiscal year, the Compensation Committee meets to review the executive compensation program, set the Company’s compensation peer group, establish the company-wide performance measures used to determine each executive officer’s annual cash bonus opportunities for the fiscal year and review the total compensation for our executive officers to ensure consistency with our overall compensation philosophy.

Role of Our Chief Executive Officer

We believe that our Chief Executive Officer is uniquely positioned to help our Board of Directors and the Compensation Committee in many of its compensation decisions as he possesses detailed knowledge of the issues, opportunities and challenges facing us, our business and our industry, which help him to identify the key performance measures and indicators that may be used in setting incentive-based compensation. Our Chief Executive Officer is also close enough to our day-to-day operations to be able to identify key contributors and top performers within the Company and help ensure that their compensation accurately reflects their responsibilities, performance, future expectations and experience levels. For these reasons, the feedback and recommendations of our Chief Executive Officer is often taken into consideration by our Board of Directors and the Compensation Committee when setting compensation levels for our executive officers, other than himself.

Role of the Compensation Consultant and Other Advisors

The Compensation Committee has retained Compensia, a nationally-recognized compensation consulting firm, to serve as its independent compensation consultant. In this role, Compensia reports directly to the Compensation Committee and, as requested by the Committee, attends certain Compensation Committee meetings, executive sessions and preparatory meetings with the Committee chair. Compensia uses the competitive market data described below to provide the Committee with compensation ranges that are consistent with our compensation peer group for the Compensation Committee to consider and also reviews the Compensation Committee’s proposed compensation decisions. Compensia did not provide any other services for LogMeIn in 2018.

In compliance with the disclosure requirements of the SEC and the listing standards of NASDAQ regarding the independence of compensation consultants, the Compensation Committee has assessed each of the six independence factors established by the SEC and the NASDAQ and has determined that the engagement of Compensia does not raise any conflicts of interest or similar concerns. In addition, the Compensation Committee evaluated the independence of its other outside advisors to the Compensation Committee, including outside legal counsel, considering the same independence factors and concluded their work for the Compensation Committee also does not raise any conflicts of interest.

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Executive Compensation Discussion and Analysis (continued)

Use of Competitive Market Data

Our Compensation Committee works with Compensia to regularly review competitive market data and analysis based on a select group of peer companies, including information about current market practices and trends, compensation structures and peer group compensation ranges. The comparative market data Compensia provides is based on a compensation peer group approved by the Compensation Committee with input from Compensia. Typically, this compensation peer group is comprised of software-as-a-services (“SaaS”) companies that are considered comparable to LogMeIn based on financial criteria, such as revenue, market capitalization and growth history and potential.

For fiscal 2018, the compensation peer group differed from our fiscal 2017 compensation peer group due to certain companies being acquired and certain companies who were no longer deemed comparable in terms of revenue and market capitalization (based on our fiscal 2017 results). As a result, the fiscal 2018 compensation peer group utilized in deriving market data to aid in setting our executive compensation program, consisted of the following SaaS companies (the “2018 Peer Group”):

•   ANSYS, Inc. (ANSS)

•   AthenaHealth, Inc. (36A.BE)

•   BlackBaud, Inc. (BLKB)

•   Box, Inc. (BOX)

•   Fortinet, Inc. (FTNT)

•   Guidewire Software, Inc. (GWRE)

•   Hubspot, Inc. (HUBS)

•   j2 Global, Inc., Inc. (JCOM)

•   Nuance Communications, Inc. (NUAN)

•   Pegasystems, Inc. (PEGA)

•   PTC Inc. (PTC)

•   ServiceNow, Inc. (NOW)

•   Splunk, Inc. (SPLK)

•   SS&C Technologies Holdings, Inc. (SSNC)

•   Tableau Software, Inc. (DATA)

•   Take-Two Interactive Software Group, Inc. (TTWO)

• Tyler Technologies, Inc. (TYL) • The Ultimate Software Group, Inc. (ULTI) • Veeva Systems, Inc. (VEEV) • Workday, Inc. (WDAY) • Zillow Group, Inc. (Z)

Our positioning with respect to the 2018 Peer Group expressed in terms of the last four quarters of their disclosed revenue and market capitalization as of December 31, 2017, is reflected in the following tables:

Company	Last Four Quarters Revenue ($MM)
WorkDay	$1,997.2
Nuance Communications	$1,939.4
ServiceNow	$1,933.0
Take-Two Interactive	$1,914.2
SS&C Technologies	$1,675.3
Fortinet	$1,494.9
AthenaHealth	$1,220.3
PTC	$1,184.4
Splunk	$1,157.5
j2 Global	$1,117.8
ANSYS	$1,095.2
Zillow Group	$1,076.8
LogMeIn	$989.8
Ultimate Software Group	$940.7
Tableau Software	$877.1
Tyler Technologies	$840.7
Pegasystems	$840.6
Blackbaud	$788.3
Veeva Systems	$650.8
Guidewire Software	$528.3
Box	$479.4
HubSpot	$375.6
75th Percentile	$1,540.0
Median	$1,106.5
25th Percentile	$—
LogMeIn Percent Rank	42%

Company	30-Day Average Market Capitalization ($MM)
WorkDay	$22,099.7
ServiceNow	$21,867.7
Take-Two Interactive	$12,623.5
ANSYS	$12,405.8
Splunk	$11,512.0
SS&C Technologies	$8,387.7
Veeva Systems	$8,162.8
Zillow Group	$7,862.7
PTC	$7,197.3
Fortinet	$7,160.6
Tyler Technologies	$6,816.6
Ultimate Software Group	$6,353.4
LogMeIn	$6,130.4
Guidewire Software	$5,669.9
Tableau Software	$5,656.3
AthenaHealth	$5,324.2
Blackbaud	$4,697.9
Nuance Communications	$4,610.3
Pegasystems	$3,839.5
j2 Global	$3,602.8
HubSpot	$3,169.9
Box	$2,844.5
75th Percentile	$9,168.8
Median	$6,988.6
25th Percentile	$—
LogMeIn Percent Rank	42%

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Executive Compensation Discussion and Analysis (continued)

Elements of Our Executive Compensation Program

The table below and the Executive Compensation Program Narrative that follows identify and describe the individual elements of our executive compensation program:

Element	Form of Compensation	Objectives & Factors
Base Salary	A fixed cash payment

•   Designed to establish a compensation foundation at levels that are competitive with our peers to attract and retain talented executives.

•   Factors considered when setting base salary levels include experience, scope and importance of job responsibilities, the relative ease or difficulty of replacing the individual with a well-qualified person, competitive market data and individual and Company performance.

•   Base salaries are evaluated on an annual basis and adjusted where deemed appropriate.

Annual Cash Incentive Bonus	A variable cash payment based on our actual level of achievement as measured against pre-established performance objectives

•   Designed to motivate and reward executives for the achievement of key pre-established financial and operational performance objectives for the applicable fiscal year as set by the Compensation Committee.

•   Factors considered when setting target bonus opportunities include experience, scope and importance of job responsibilities, the relative ease or difficulty of replacing the individual with a well-qualified person, competitive market data, and individual and Company performance.

•   Target bonus opportunities are established as a percentage of base salary and are evaluated on an annual basis and adjusted where deemed appropriate.

Equity Awards

Equity compensation, typically in the form of time-based RSU awards and performance-based RSU awards, the values of which may vary depending on our overall performance and attainment of performance targets

•   Designed to retain and motivate executives and align their interests with those of our stockholders by linking a percentage of their compensation with the creation of value for our stockholders.

•   Factors considered when determining equity award types and amounts include the grant date fair value of equity awards using, where applicable, a Monte Carlo simulation, the current and projected value of existing equity awards and the percentage of such existing equity awards that have vested, competitive market data, individual as well as Company performance, criticality of the individual role and how the award reasonably fits within the Company’s total equity budget at the time of grant.

•   It is in the discretion of our Board of Directors or Compensation Committee to determine the amounts and types of equity awards to be granted.

Other Benefits

Consists of general employee benefits, such as medical and dental care plans, life insurance and disability insurance, as well as an employee assistance program, maternity and paternity leave plans and a Section 401(k) plan

•   These other benefits are offered to all employees and are designed to provide basic employee benefits generally consistent with those offered by other members of our compensation peer group. We make an employer match equal to 50% of the amount contributed by the employee, up to a maximum of 6% of the employee’s earnings.

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Executive Compensation Discussion and Analysis (continued)

Summary of Fiscal 2018 Chief Executive Officer Compensation

Name:	William R. Wagner
Age:	52
Current Title(s):	President and Chief Executive Officer; Member of our Board of Directors
Tenure as CEO:	3 years, 5 months, beginning as of December 16, 2015

Mr. Wagner does not receive any compensation for his service as a member of our Board of Directors. Below is a summary of the compensation that Mr. Wagner received during fiscal 2018 for his service as President and Chief Executive Officer:

Name and Current Title	Year	Salary ($)	Stock Awards ($)(1)	Non-Equity Incentive Plan Compensation ($)(2)	All Other Compensation ($)(3)	Total ($)
William R. Wagner President & Chief Executive Officer	2018	$625,000	$6,007,940	$558,750	$32,530	$7,224,220

(1)

The amounts reported in this column represent the grant date fair value of the equity awards granted to Mr. Wagner in fiscal 2018, 50% of which were time-based restricted stock units while the remaining 50% were performance-based restricted stock units with vesting conditions tied to LogMeIn’s achievement of certain specified financial goals and a specified total stockholder return goal. The amount reported has been calculated in accordance with applicable accounting guidance for equity awards. The amounts shown in this column do not represent the actual amounts paid to or realized by Mr. Wagner during fiscal 2018. The assumptions used by us with respect to the valuation of equity grants are set forth in Note 11 to our financial statements included in our Annual Report on Form 10-K, filed with the SEC on February 21, 2019.

(2)

The amounts reported in this column consist of the performance-based cash bonuses awarded to Mr. Wagner under our annual cash incentive bonus program for fiscal 2018 based on the Company’s achievement of certain performance goals established by the Compensation Committee.

(3)

The amounts reported in this column consist of medical insurance, dental insurance, life insurance, and disability insurance premiums as well as any Section 401(k) plan matching contributions paid by us on behalf of Mr. Wagner.

2018 Executive Compensation for Messrs. Strassman and Van Zadelhoff

Messrs. Strassman and Van Zadelhoff both joined LogMeIn as new hires in November 2018. Mr. Strassman, after spending more than 25 years in product management in the software industry, was hired as our Senior Vice President and General Manager, Unified Communications and Collaboration and is responsible for leading our largest business unit, while Mr. Van Zadelhoff, a 20-year IT and security industry veteran with experience in strategy, venture capital, business development and marketing, was hired as our SVP, Chief Operating Officer to lead all of our customer-facing operations across our entire portfolio, including sales, marketing and customer care. Both new hires filled important roles needed to help us achieve our go-forward strategy of accelerating revenue growth by expanding into some of the largest markets in technology today, Unified Communications & Collaboration, Identity and Access Management, and Customer Engagement and Support.

As part of our search to fill these critical roles, we retained an external executive recruiting firm to identify qualified potential candidates. Once Mr. Strassman and Mr. Van Zadelhoff were identified as LogMeIn’s top candidates, our Compensation Committee, working with Mr. Wagner, our external compensation consultant and the external executive recruiting firm, formulated new hire compensation packages designed to attract and retain Messrs. Strassman and Van Zadelhoff. In setting the compensation packages for Messrs. Strassman and Van Zadelhoff, the Compensation Committee considered factors such as the compensation packages for Messrs. Strassman and Van Zadelhoff at their previous employers, competitive market pay levels at our peer companies for comparable roles, their levels of executive experience, the anticipated scope of their responsibilities and the importance of their expected contributions to the Company’s overall business goals and go-forward strategy.

In connection with Mr. Van Zadelhoff’s appointment as our Chief Operating Officer in November 2018, the Board of Directors, on the recommendation of the Compensation Committee, approved an annualized base salary of $500,000, an annual cash incentive bonus target of 100% base salary, a sign-on bonus of $275,000 and a new hire equity award valued at $5,790,952. In connection with Mr. Strassman’s appointment as our Senior Vice President and General Manager of our Unified Communications and Collaboration business unit in November 2018, upon the recommendation of the Compensation Committee, the Board of Directors approved an annualized base salary of $400,000, an annual cash incentive bonus target of 50% base salary, a sign-on bonus of $150,000 and a new hire equity award valued at $4,211,484.

The Compensation Committee and Board of Directors, working together with our Chief Executive Officer and Chief Human Resources Officer, determined Mr. Van Zadelhoff’s and Mr. Strassman’s new hire compensation packages after considering several factors including, compensation data for comparable positions at other companies and the need to provide meaningful retention incentives. One third of the equity awards consisted of PRSUs with a market-based vesting condition tied to the Company’s achievement of a specified relative total stockholder return goal over a two- and three-year performance period, as described further above, while the remaining equity awards vest one third annually over a three-year time period. The new hire compensation packages awarded to Messrs. Strassman and Van Zadelhoff were ultimately the result of arms-length negotiations between the Company, the external executive recruiting firm and Messrs. Strassman and Van Zadelhoff, and we believe that these compensation packages represent compensation that is necessary to attract top-executive candidates of Mr. Strassman’s and Mr. Van Zadelhoff’s caliber and experience to LogMeIn.

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Executive Compensation Discussion and Analysis (continued)

Total Direct Compensation and Our Pay-for-Performance Alignment

The Compensation Committee evaluates executive compensation annually and bases its executive compensation decisions on each named executive officer’s total direct compensation opportunity. The total direct compensation opportunities of our named executive officers are generally comprised of a mix of cash compensation, in the form of base salaries and annual cash incentive bonuses, and long-term incentive compensation in the form of equity awards. Over the years, this total direct compensation mix has been designed so that the elements of variable pay, such as our annual cash incentive bonus awards and equity awards, represent a substantial portion of the total direct compensation opportunity awarded to our named executive officers.

Much like in recent years, at least 50% of Mr. Wagner’s 2018 total direct compensation opportunity was designed to be “at risk,” by tying at least half of his 2018 compensation opportunity to variable pay elements such as long-term equity incentive awards with performance-based vesting conditions, or PRSU awards, (as further described in the section below entitled “Equity Incentive Awards — Fiscal 2018 Equity Awards”) and our cash incentive bonus plan, which provides for a variable cash payment based on the Company’s achievement of certain pre-established financial goals. In addition, our other named executive officers had approximately one-third of their 2018 compensation opportunity tied to variable pay elements, which included long-term equity incentive awards with performance-based vesting conditions and awards under our cash incentive bonus plan.

By dedicating a meaningful percentage of our executives’ total direct compensation opportunity to these variable “at risk” pay elements rather than fixed pay elements like base salary, the Compensation Committee believes that we are able to better link executive incentives with the Company’s performance. The value of the target number of shares that may be earned under the 2018 PRSU awards granted to Mr. Wagner and to all of our named executive officers as a group, excluding Mr. Wagner, when calculated based on the value (i.e., the market value per share of our common stock as represented by the closing price of our common stock on the NASDAQ Global Select Market on the date of grant), represented 42% and 24%, respectively, of their total direct compensation opportunity, while 9% and 8%, respectively, of their 2018 total direct compensation opportunity was subject to our cash incentive bonus plan.

In keeping with the Company’s pay-for-performance philosophy, the fiscal 2018 equity awards granted to all of our named executive officers were comprised of a significant portion of PRSUs. The Compensation Committee believes that including PRSU awards in the total direct compensation opportunities of our executives whose individual performances and decisions have a direct impact on our Company’s performance helps to strengthen our overall pay-for-performance alignment by ensuring that a substantial portion of their compensation is aligned with the creation of value for our stockholders.

The following charts illustrate the breakdown of the total direct compensation pay mix awarded to Mr. Wagner and the average of all named executive officers (excluding our CEO) in fiscal 2018:

CEO Target Compensation Mix CFO Target Compensation Mix Restricted Stock Units 42% Salary 6% Target Bonus 6% Performance Stock Units 46% Restricted Stock Units 41% Salary 9% Target Bonus 5% Performance Stock Units 45% 52% Performance-Based Pay 50% Performance-Based

•

Includes new hire time-based restricted stock units granted to Messrs. Strassman and Van Zadelhoff, which were larger than the Company’s typical annual time-based restricted stock unit grants. For more detail regarding these grants, see “2018 New Hire Equity Awards” below.

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Executive Compensation Discussion and Analysis (continued)

Executive Compensation Program Narrative

Base Salaries

Overview

To ensure that we continue to attract, retain and motivate our executive officers, we believe that we must offer base salaries that are competitive with those base salaries offered by other similarly situated companies in our industry and region. We believe that our base salaries are representative of the overall experience, skills, knowledge and responsibilities required of all our employees, including our named executive officers. None of our executives are currently party to any employment agreement that provides for automatic or scheduled increases in their base salary.

Base salaries are reviewed by our Compensation Committee annually and are adjusted from time-to-time where deemed appropriate.

Fiscal 2018 Base Salaries

In establishing the base salaries for our named executive officers for fiscal 2018, our Compensation Committee considered the following factors:

•	LogMeIn’s financial profile and competitive environment;
•	the need to provide competitive compensation to attract, motivate and retain qualified leadership talent;
•	each named executive officer’s position, functional role and overall scope of responsibilities;
•

our Company’s overall performance against its stated goals, such as growth in sales and revenue, and the role each executive was expected to play in the Company achieving its financial, strategic and operational goals for fiscal 2018 and beyond;

•	the relative ease or difficulty of replacing the individual with a well-qualified person and the number of well-qualified candidates available to assume the individual’s role;
•	the individual’s overall job performance; and
•	the base salaries of similarly situated executive officers in the market.

The following table sets forth the fiscal 2018 base salaries and the percentage increase over their fiscal 2017 base salaries for each of our named executive officers for the year ended December 31, 2018:

Name	2018 Base Salary		Percentage Increase Over 2017 Base Salary
William R. Wagner	$625,000		7.8%
Edward K. Herdiech	$416,000		4.0%
Christopher K. Battles	$380,000	(1)	5.6%
Lawrence M. D’Angelo	$380,000		5.6%
Mark F. Strassman	$400,000	(1)	N/A	(2)
Marc R. van Zadelhoff	$500,000	(1)	N/A	(2)

(1)	These amounts represent Messrs. Battles, Strassman and Van Zadelhoff’s annualized 2018 base salaries, although these named executive officers only served for a portion of 2018.
(2)	Messrs. Strassman and Van Zadelhoff both joined LogMeIn in November 2018.

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Executive Compensation Discussion and Analysis (continued)

Annual Cash Incentive Bonuses

Overview

All of our named executive officers (except for Mr. D’Angelo who is on a sales commission plan as described further below) are eligible to earn an annual cash bonus under our performance-based annual Cash Incentive Bonus Plan. Our annual cash bonuses are intended to reward our executives for the achievement of our financial and operational performance goals and objectives for the applicable fiscal year. The target annual cash bonus opportunity (assuming achievement of 100% of our goals) for each named executive officer is set by the Compensation Committee at the beginning of each fiscal year and expressed as a percentage of the applicable executive officer’s base salary, with potential cash bonus opportunity generally commensurate with each executive’s role and responsibilities. Pursuant to the terms of our Cash Incentive Bonus Plan, the maximum aggregate amount that may be paid to any one bonus plan participant during any fiscal year is $3 million.

2018 Annual Cash Incentive Bonus Plan

For 2018, our named executive officers were eligible to earn an annual cash incentive bonus equal to the following percentages of their 2018 base salary:

At the beginning of each fiscal year, the Compensation Committee determines which key performance measures should be used to set the Company’s annual cash incentive bonus targets for the year. For fiscal 2018, the Company’s annual cash incentive bonus plan was tied to two key performance measures:

•

Non-GAAP operating income, which is defined as our GAAP income from operations adding back the impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs and amortization, litigation-related expense and stock-based compensation expense, as well as including amortization expense for acquired company internally capitalized software development costs adjusted in acquisition accounting; and

•	Non-GAAP revenue, which we define as our GAAP revenues adding back the impact of the fair value acquisition accounting adjustment on acquired deferred revenue.

For fiscal 2018, both performance measures and the target performance levels set by the Compensation Committee were prepared on a pro-forma basis excluding the financial results of the Jive acquisition. Please see Annex A to this Proxy Statement for a reconciliation of these non-GAAP measures.

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Executive Compensation Discussion and Analysis (continued)

Our Compensation Committee believes that basing the annual cash incentive bonus plan on recognized indicators of overall top and bottom-line Company performance helps to align our executive incentives with the interests of our stockholders in a balanced manner as our Company’s achievement of the target performance levels set by the Compensation Committee for these measures should also translate into stockholder value. When setting the target performance levels for each performance measure, the Compensation Committee considers factors such as our historical performance, growth rates and current market conditions and designs each target performance level to require significant effort and rigorous operational success on the part of our executive officers and the Company as a whole. For fiscal 2018, the target performance levels for the non-GAAP revenue and non-GAAP operating income measures were each weighted equally as being worth 50% of the potential 2018 cash incentive bonus opportunity for each named executive officer. For the purposes of calculating the 2018 annual cash incentive bonuses:

•

Both the non-GAAP operating income and non-GAAP revenue performance measures required the Company to achieve a threshold achievement level of at least 97% of the target performance level set by the Compensation Committee for each measure. At the threshold level, 50% of the portion of each named executive officer’s potential 2018 cash incentive bonus opportunity that was tied to the non-GAAP operating income and non-GAAP revenue performance measures would be earned.

•

For the portion of each named executive officer’s cash incentive bonus opportunity that was tied to the non-GAAP revenue performance measure and non-GAAP operating income performance measure, participants were subject to a 97% performance threshold and total maximum potential payout of 120%. The achievement and payout in 2018 were calculated in accordance with the following:

Achievement Threshold and Payout
Non-GAAP Revenue Annual Achievement		Non-GAAP Operating Income Annual Achievement
Achievement Threshold %	Payout %(1)	Achievement Threshold %	Payout %(1)
97%	50%	97%	50%
98%	70%	98%	70%
99%	90%	99%	90%
100%	100%	100%	100%
101%	102%	101%	102%
102%	104%	102%	104%
103%	106%	103%	106%
104%	108%	104%	108%
105%	110%	105%	110%
106%	112%	106%	112%
107%	114%	107%	114%
108%	116%	108%	116%
109%	118%	109%	118%
110%	120%	110%	120%

(1)	Payout capped at 120%.

Typically, annual cash incentive bonuses are paid after the completion of the applicable fiscal year, based on the Company’s actual results versus the target performance levels established by the Compensation Committee at the beginning of the year. In the event that the Company’s actual results exceed or fall short of the target performance levels, cash incentive bonus amounts are increased or decreased accordingly. Our actual 2018 cash incentive bonus plan results versus the Compensation Committee’s pre-established target performance levels for non-GAAP operating income and non-GAAP revenues were as follows:

Fiscal 2018 Performance Measures(1)	Target Performance Level (in millions)	Actual 2018 Cash Incentive Bonus Plan Results (in millions)
Cash Incentive Bonus Plan Non-GAAP Operating Income	$388.9	$390.1
Cash Incentive Bonus Plan Non-GAAP Revenue	$1,146.4	$1,128.3

(1)	A reconciliation of these non-GAAP measures has been included in Annex A to this Proxy Statement.

The Company achieved 100.3% of the 2018 non-GAAP operating income target and 98.4% of its non-GAAP revenue target performance level, which resulted in an achievement of 100.6% and 78.2%, respectively, of the performance measure set by the Compensation Committee. When the results of both performance measures were weighed together, the 2018 annual cash incentive bonuses for our named executive officers were awarded at approximately 89.4% of the established target performance levels and paid as follows:

Named Executive Officer	Fiscal 2018 Bonus Payment(1)
William R. Wagner	$558,750
Edward K. Herdiech	$223,142
Christopher K. Battles	-	(2)
Mark F. Strassman	$29,882	(3)
Marc R. van Zadelhoff	$60,008	(3)

(1)	These amounts represent annual cash incentive bonuses that were earned in fiscal 2018 but paid in 2019.
(2)	Mr. Battles ceased serving as our GM, Communications & Collaboration effective August 2018 and therefore did not receive a fiscal 2018 annual cash incentive bonus.

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(3)	Messrs. Strassman and Van Zadelhoff received pro-rated portions of their cash bonus opportunity based on their November 2018 hire dates.

Mr. D’Angelo’s Fiscal 2018 Sales Commission Cash Incentive Plan

As our Senior Vice President, Chief Sales Officer, Mr. D’Angelo is not eligible to receive a bonus under our annual cash incentive bonus plan, but instead is assigned an annual sales quota approved by the Compensation Committee at the beginning of each year and is entitled to receive a monthly commission based on a percentage of the Company’s monthly sales bookings for each calendar month. The monthly sales bookings levels used to calculate Mr. D’Angelo’s commissions track the total contract value associated with subscription business closed during the applicable calendar month. Sales bookings are internal measures that we use to monitor our business and are not publicly disclosed in any form. We keep the target sales bookings levels and the percentage used to calculate Mr. D’Angelo’s commissions confidential for both operational and competitive reasons, but generally the annual sales quota assigned to Mr. D’Angelo and the sales bookings target levels for each calendar month are set at levels our Board of Directors has determined would require significant effort to achieve and would not be met by average or below average performance.

Based on our actual 2018 results, Mr. D’Angelo earned $407,315 in sales commissions in 2018.

Compensation Recovery (“Clawback”) Policy

The bonus awards granted under our annual cash incentive bonus plan are subject to our executive compensation recovery, or “clawback,” policy. This policy requires the reimbursement of excess incentive-based cash compensation paid to our executive officers in the event that we are required to prepare an accounting restatement due to the fraud or misconduct of any one of our executive officers. Pursuant to this policy, the Company may clawback the portion of any incentive-based cash compensation from our executive officers to the extent that the cash compensation paid was in excess of what would have been paid under the accounting restatement. This policy is applicable to all incentive-based cash compensation paid after the date of adoption of the policy (November 14, 2013) and it covers the three-year period preceding the date on which we are required to prepare the accounting restatement.

We also continue to monitor the SEC’s actions and will amend the policy to comply with the final regulations under Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act when they are adopted by the SEC.

In addition, if we are required, as a result of misconduct, to restate our financial results due to our material noncompliance with any financial reporting requirements under the federal securities laws, our CEO and CFO may be legally required to reimburse the Company for any bonus or other incentive-based compensation they received pursuant to the provisions of Section 304 of the Sarbanes-Oxley Act of 2002.

Equity Incentive Awards

Overview

Our equity incentive award program is the primary compensation vehicle used to offer long-term incentives to our executive officers. Historically, we have granted all of our employees, including our executive officers, stock-based awards under our Amended and Restated 2009 Stock Incentive Plan (our “2009 Plan”), typically in the form of stock options or restricted stock units, or RSUs. We believe that equity incentive awards provide our executive officers with a strong link to our Company’s long-term performance, create an ownership culture within our Company and help to further align the interests of our executive officers with those of our stockholders by incentivizing them to create stockholder value.

The Compensation Committee believes that RSU awards are a valuable component of our annual compensation program for a number of reasons, including the fact that the majority of executive compensation packages offered by the companies in our compensation peer group include RSUs, RSUs are potentially less dilutive to the Company’s earnings per share than options, and the effectiveness of RSUs as a retention tool for retaining executive officers and other key employees since the time-based vesting feature of our equity awards incentivizes our executive officers to remain in our employment throughout the duration of their applicable vesting periods.

When determining the size of the RSU awards to be granted to our named executive officers, our Compensation Committee generally estimates the grant date fair value of potential stock awards to be granted and also considers other factors such as:

(1)

the importance of each named executive officer to LogMeIn’s success and their expected contributions to the Company’s overall business goals as well as the relative ease or difficulty of replacing the executive with a well-qualified person;

(2)	the need to attract and retain qualified individuals in a competitive public company environment;
(3)	the portion of their existing equity incentive awards that have not yet vested;
(4)	competitive market data provided by Compensia; and
(5)	the overall value of granting RSU awards as a retention tool.

In addition to the above factors, when determining the size of RSU awards to be granted to new hires, including Messrs. Strassman and Van Zadelhoff during 2018, our Compensation Committee also considers the value of the compensation opportunities such employees forfeit when they leave a former employer to join LogMeIn and the need to provide a meaningful retention incentive, as well as an analysis of executive equity incentive awards as a percentage of our issued and outstanding shares of common stock, the equity incentive awards granted to our named executive officers as a percentage of the total equity granted and the value of equity incentive awards granted to our named executive officers as a percentage of the total value of all equity granted and the Company’s annual equity burn rates.

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Executive Compensation Discussion and Analysis (continued)

Fiscal 2018 Equity Awards

The Compensation Committee awarded our named executive officers long-term equity incentive awards on the Company’s usual cadence at the May 31, 2018 meeting of our Board of Directors. In keeping with the Company’s pay-for-performance philosophy, 50% of the equity awards granted to Messrs. Wagner and Herdiech were time-based RSUs while the remaining 50% of the equity awards granted to Messrs. Wagner and Herdiech were PRSUs with a market-based vesting condition tied to the Company’s achievement of a relative total stockholder return goal, as described further below. The rest of the Company’s executive officers, including each of the named executive officers, also received both time-based RSUs and PRSUs. In deciding to grant all executives PRSU awards, our Compensation Committee determined that, since the individual performances and decisions of our executive team have a direct influence on our Company’s overall performance, it was especially important to align their interests with those of our stockholders by linking a meaningful percentage of their target total direct compensation with the creation of value for our stockholders.

The number of shares of our common stock underlying the May 2018 RSU and PRSU awards granted to our named executive officers were as follows:

		Shares of Common Stock Subject to Performance-Based RSU Awards
Name	Shares of Common Stock Subject to Time-Based RSU Awards(#)	Minimum Number of Performance Shares (#)(1)	Target Number of Performance Shares (#)(2)	Maximum Number of Performance Shares (#)(3)
William R. Wagner	26,737	0	26,737	53,474
Edward K. Herdiech	8,556	0	8,556	17,112
Christopher K. Battles	12,834	0	4,278	8,556
Lawrence M. D’Angelo	16,042	0	5,347	10,694

(1)	Assumes a relative performance percentage (as described further below) of 67% or less.
(2)	Assumes a relative performance percentage (as described further below) of 100%.
(3)	Assumes a relative performance percentage (as described further below) of 133% or more.

The market-based PRSUs granted at the May 31, 2018 meeting of our Board of Directors provide that each executive officer will earn a specified number of shares of the Company’s common stock based on the Company’s relative total stockholder return, or TSR, performance. Specifically, the vesting of the PRSUs is tied to (a) the level of TSR realized by the Company’s stockholders over a two- and three-year performance period, as compared to the TSR realized for that same period by the S&P North American Technology Software Index, or the Index, which was selected by the Compensation Committee due to the fact that it is a well-known index specific to the Company’s industry that would be relatively simple for stockholders to track for the purposes of measuring the Company’s long-term performance, and (b) the individual’s continued service with the Company through the applicable performance period. 50% of the shares underlying our named executive officers’ 2018 PRSU award are subject to a two-year performance period from May 1, 2018 to May 1, 2020, while the remaining 50% of its underlying shares are subject to a three-year performance period from May 1, 2018 to May 1, 2021. In deciding to measure the Company’s performance over two- and three-year performance periods, the Compensation Committee determined that staggering the vesting schedules of the PRSUs as two- and three-year long-term equity incentive awards would help to maximize the retention value of these awards by incentivizing the award recipients incrementally over the three-year performance period.

For the purposes of calculating the actual number of shares of the Company’s common stock that may be earned pursuant to the market-based PRSUs, 50% of the target number of shares underlying the 2018 PRSU awards may be earned for the two-year performance period, while the remaining 50% of the target number of shares underlying the 2018 PRSUs may be earned for the three-year performance period. Any shares that are not earned during the two-year performance period are forfeited and do not carry-over, or get applied, to the three-year performance period. Upon the conclusion of each performance period, the Compensation Committee shall determine the number of shares of our common stock earned by using the following formula:

Relative Performance Percentage = 100% + (the Company’s TSR – the Index’s TSR)

Once the applicable Relative Performance Percentage is calculated, the Compensation Committee will use this percentage to determine the actual number of shares of the Company’s common stock earned, which may range from 0% to 200% of the target number of shares granted depending on the Company’s level of achievement, as follows:

•	If the Relative Performance Percentage equals 67% or less, 0 shares subject to the PRSU shall vest;
•

If the Relative Performance Percentage falls between 68%—100%, then 100% of the target number of shares shall vest, minus 3% of the target number of shares for every 1% Relative Performance Percentage below 100%;

•	If the Relative Performance Percentage equals 100%, then 100% of the target number of shares shall vest;
•

If the Relative Performance Percentage falls between 100%—133%, then 100% of the target number of shares shall vest, plus an additional 3% of the target number of shares for every 1% Relative Performance Percentage above 100%, up to 133%; and

•

If the Relative Performance Percentage equals 134% or more, then 200% of the target number of shares shall vest. In no event shall the total number of shares that vest under each PRSU award exceed 200% of the target number of shares.

Notwithstanding the foregoing, in the event the Company’s TSR for a particular performance period is negative, then the total number of shares underlying the 2018 PRSU awards for such performance period that may be earned shall be capped at 100% of the on-target amount for such period, regardless of the Company’s TSR performance as compared to the Index’s TSR in such period.

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Executive Compensation Discussion and Analysis (continued)

2018 New Hire Equity Awards

In December 2018, in connection with the hire of Messrs. Strassman and Van Zadelhoff as our new GM, Unified Communications and Collaboration and our SVP, Chief Operating Officer, respectively, our Compensation Committee granted Mr. Strassman and Mr. Van Zadelhoff each new hire equity awards comprised of 75% time-based RSUs and 25% PRSUs with a market-based vesting condition tied to the Company’s achievement of a relative total stockholder return goal. In determining the size of the new hire grants awarded to Messrs. Strassman and Van Zadelhoff, the Compensation Committee considered the importance of each executive to LogMeIn’s success and their expected contributions to the Company’s overall business goals, the need to attract and retain top-executive talent in a competitive public company environment, as well as the value of the compensation opportunities these executives forfeited when they left their former employers to join LogMeIn.

The number of shares of our common stock underlying the December 2018 RSU and PRSU awards granted to Messrs. Strassman and Van Zadelhoff were as follows:

		Shares of Common Stock Subject to Performance-Based RSU Awards
Name	Shares of Common Stock Subject to Time-Based RSU Awards(#)	Minimum Number of Performance Shares (#)(1)	Target Number of Performance Shares (#)(2)	Maximum Number of Performance Shares (#)(3)
Mark F. Strassman	34,733	0	11,577	23,154
Marc R. van Zadelhoff	47,759	0	15,919	31,838

(1)	Assumes a relative performance percentage (as described further below) of 67% or less.
(2)	Assumes a relative performance percentage (as described further below) of 100%.
(3)	Assumes a relative performance percentage (as described further below) of 133% or more.

The market-based PRSUs granted to Messrs. Strassman and Van Zadelhoff provide that each executive will earn a specified number of shares of the Company’s common stock based on the Company’s relative TSR performance subject to (a) the individual’s continued service with the Company through the applicable performance period and (b) the level of TSR realized by the Company’s stockholders over a two and three-year performance period, as compared to the TSR realized for that same period by the S&P North American Technology Software Index. 50% of the shares underlying Messrs. Strassman and Van Zadelhoff 2018 PRSU awards are subject to a two-year performance period from November 1, 2018 to December 1, 2020, while the remaining 50% of its underlying shares are subject to a three-year performance period from November 1, 2018 to December 1, 2021.

The same method described above for the fiscal 2018 equity awards granted to the other named executive officers is used to calculate the actual number of shares of the Company’s common stock that may be earned pursuant to these market-based PRSUs granted to Messrs. Strassman and Van Zadelhoff.

Update on February 2017 Merger-Related Equity Awards

In February 2017, shortly after the Company completed its acquisition of the GoTo family of service offerings, or the GoTo Business, from Citrix, the Compensation Committee granted the Company’s executive officers a Merger-related equity award comprised of 50% time-based RSUs and 50% PRSUs with a performance-based vesting condition tied to the Company’s achievement of two Adjusted EBITDA Margin goals over a two-year cliff vesting period. Both the time-based and performance-based portions of the RSU awards had a vesting commencement date of February 14, 2017 and two-year cliff vesting schedules, each subject to their respective vesting conditions being satisfied.

For the time-based portion of the RSU awards, 100% of the shares subject to the time-based RSU awards vested on February 14, 2019, subject to the named executive officer continuing to be an employee, officer or director of, or consultant or advisor to, the Company on the vesting date. The PRSU portion of the awards had a performance-based vesting condition tied to the Company’s achievement of a two-year Adjusted EBITDA Margin goal, as measured over two performance periods with 50% of the PRSU subject to a performance period starting on January 1, 2017 and ending on December 31, 2017 (which includes the GoTo Business’ January 2017 revenue and Adjusted EBITDA), and the remaining 50% of the PRSU subject to a performance period starting on January 1, 2018 and ending on December 31, 2018. If the Adjusted EBITDA Margin target for the applicable performance period was not achieved, the portion of the PRSUs subject to that performance period would have been forfeited.

In deciding to select the Adjusted EBITDA Margin performance measure, the Compensation Committee considered the Company’s previously announced goal of achieving more than $100 million of run rate cost synergies within the first two years following the completion of the Merger, which was expected to benefit the Company’s stockholders by generating significant free cash flow and operational efficiencies needed to continuously improve the Company’s financial profile. The Compensation Committee believed that the Adjusted EBITDA Margin measure was the financial operating measure that most closely resembled the Company’s $100 million synergy goal and that by using the Adjusted EBITDA Margin measure they were aligning a substantial portion of our named executive officer’s compensation with the realization of the $100 million synergy goal and the creation of value for our stockholders. In connection with these grants:

•	“Adjusted EBITDA Margin” is calculated by dividing Adjusted EBITDA by non-GAAP revenue.
•

“Adjusted EBITDA” is GAAP net income (loss) excluding income tax expense (benefit); interest, and other (income) expense, net (including any non-cash cumulative translation adjustment gains and losses); depreciation and amortization; impact of fair value acquisition accounting adjustment on acquired deferred revenue; acquisition-related costs (including transaction fees, due diligence costs, professional fees, severance, retention bonuses, integration-related costs, and subsequent adjustments to our initial estimated amount of contingent consideration associated with acquisitions); stock-based compensation expense; restructuring charges; and litigation related expense.

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•	“Non-GAAP revenue” is GAAP revenue excluding the impact of fair value acquisition accounting adjustment on acquired deferred revenue.

Our actual Adjusted EBITDA Margin results for the 2017 and 2018 performance periods versus the Compensation Committee’s pre-established target performance levels for Adjusted EBITDA Margin were as follows:

Performance Periods	Adjusted EBITDA Margin Target	Actual Adjusted EBITDA Margin
January 1, 2017 and ending December 31, 2017	35.0%	36.1%
January 1, 2018 and ending December 31, 2018	38.0%	39.7%

(1)	A reconciliation and description of these non-GAAP measures has been included in Annex A to this Proxy Statement.

Based on these results, the Compensation Committee deemed the performance-based vesting condition was achieved, resulting in 100% of the Merger-related PRSUs being earned by our executive officers. The following table summarizes the number of shares earned by our named executive officers which fully vested as of February 14, 2019:

Name Executive Officer	Shares of Common Stock Subject to Time-Based RSU Awards(1)		Shares of Common Stock Subject to Performance- Based RSU Awards(#)(2)
William R. Wagner	14,078		14,078
Edward K. Herdiech	5,922		5,922
Christopher K. Battles	9,951	(3)	9,951	(3)
Lawrence M. D’Angelo	5,680		5,680
Mark F. Strassman(4)	-		-
Marc R. van Zadelhoff(4)	-		-

(1)

These time-based RSUs had a vesting commencement date of February 14, 2017. 100% of shares subject to the time-based RSU awards vested on February 14, 2019, the two-year anniversary of the vesting commencement date.

(2)

These PRSUs had a vesting commencement date of February 14, 2017. 100% of shares subject to the PRSUs vested on February 14, 2019, the two-year anniversary of the vesting commencement date. This vesting was subject to (i) the Company’s achievement of its specified Adjusted EBITDA Margin target as measured over two performance periods, with 50% of the PRSU subject to the performance period starting on January 1, 2017 and ending on December 31, 2017 and the remaining 50% of the PRSU subject to the performance period starting on January 1, 2018 and ending on December 31, 2018; and (ii) the executive continuing to be an employee, officer or director of, or consultant or advisor to, the Company on the vesting date.

(3)

All shares of common stock reported above were forfeited in August 2018 when Mr. Battles left the Company. In accordance with his Separation Agreement dated July 26, 2018, Mr. Battles received a lump sum cash payment of $750,000, equivalent to the approximate cash value of three quarters of the merger-related PRSUs granted in 2017.

(4)	Messrs. Strassman and Van Zadelhoff joined the Company in November 2018 and therefore, did not receive any Merger-related equity awards in fiscal 2017.

New Hire Sign-on Bonuses

We provide sign-on bonuses on a case-by-case basis subject to our Compensation Committee’s analysis and determination whether it is necessary and appropriate to advance the Company’s interests, including to attract top-executive talent from other companies. We believe that, when used properly, sign-on bonuses can be an effective means of offsetting the compensation opportunities executives typically must forfeit when they leave a former employer to join LogMeIn.

In connection with Mr. Van Zadelhoff’s appointment as our Chief Operating Officer in November 2018, the Board of Directors, on the recommendation of the Compensation Committee, approved a sign-on bonus of $275,000. In connection with Mr. Strassman’s appointment as our Senior Vice President and General Manager of our Unified Communications and Collaboration business unit in November 2018, on the recommendation of the Compensation Committee, the Board of Directors approved a sign-on bonus of $150,000. Each of these sign-on bonuses were paid, subject to taxes and applicable withholdings, within 30 days of the named executive officer’s respective start date and are subject to repayment on a pro-rated basis should either executive voluntarily resign or be terminated for cause within twelve months of their start date (other than in connection with a layoff).

Exchange Act Rule 10b5-1 Sales Plans

Certain of our directors and executive officers have adopted written plans, known as Rule 10b5-1 plans, in which they have contracted with a broker to buy or sell shares of our common stock on a periodic basis. Pursuant to these Rule 10b5-1 plans, a broker executes trades subject to parameters established by the director or executive officer upon entering into the plan, without further direction from them. Once entered into, the director or executive officer may amend or terminate the plan only in certain circumstances. We have implemented an internal policy that prevents our directors and executive officers from selling any shares of our common stock outside of a Rule 10b5-1 plan, regardless of whether or not they are in possession of material, nonpublic information.

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Executive Compensation Discussion and Analysis (continued)

Tax Considerations for Equity Awards

Prior to the Tax Cuts and Jobs Act (“Tax Reform”) that was signed into law December 22, 2017, Section 162(m) of the Internal Revenue Code generally limited to $1 million the U.S. federal income tax deductibility of compensation paid in one year to a corporation’s Chief Executive Officer and certain other executive officers. Compensation that qualified as “performance-based” under Section 162(m) of the Internal Revenue Code was exempt from this $1 million limitation. As part of Tax Reform, the ability to rely on this “qualified performance-based compensation” exception was eliminated, and the limitation on deductibility was generally expanded to include all named executive officers. Although we maintained compensation arrangements that were intended to qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code prior to the Tax Reform, subject to certain transition relief rules, we may no longer take a deduction for any compensation paid to our covered employees in excess of $1 million.

The Compensation Committee believes that the tax deduction is only one of several relevant considerations in setting compensation and stockholder interests are best served by not restricting the Compensation Committee’s discretion and flexibility in structuring compensation programs, even though such programs may result in non-deductible compensation expenses. Accordingly, achieving the desired flexibility in the design and delivery of compensation may result in compensation that in certain cases is not deductible for federal income tax purposes.

Accounting for Stock-Based Compensation

We follow the Financial Accounting Standard Board’s Accounting Standards Codification Topic 718 (“FASB ASC Topic 718”) for our stock-based compensation awards. FASB ASC Topic 718 requires us to measure the compensation expense for all share-based payment awards made to our employees and members of our Board of Directors, including options to purchase shares of our common stock and other stock awards, based on the grant date “fair value” of these awards. This calculation is performed for accounting purposes and reported in the executive compensation tables required by the federal securities laws, even though the recipient of the awards may never realize any value from their awards.

Stock Ownership Guidelines

Each current executive officer (defined for purposes of the ownership guidelines as each executive officer subject to Section 16 of the Exchange Act) or newly appointed executive officer is required to own, within five years from the date of his/her hire or promotion, shares of our common stock having an aggregate value at least equal to: (i) three times the base salary for our CEO and (ii) one times the base salary for all other executive officers. For purposes of this calculation, shares of the Company’s common stock held directly or indirectly by the executive officer are included, while any shares of our common stock subject to outstanding and unvested RSU awards or any outstanding and unvested, or vested but unexercised, stock option awards are excluded. Each executive officer remains subject to the stock ownership guidelines as long as they continue to be employed by the Company as an executive officer. Exceptions to the guidelines may be made in the case of extraordinary circumstances, such as personal hardship, in the Compensation Committee’s sole discretion.

Anti-Hedging and Pledging Policy

Our insider trading policy prohibits any employee, including the named executive officers, and any member of the Board of Directors from “hedging” ownership of Company securities by engaging in short sales or trading in any puts, calls and other derivatives involving Company securities. In addition, all of our executive officers and members of our Board of Directors are prohibited from purchasing Company securities on margin, borrowing against Company securities held in a margin account and pledging Company securities as collateral for a loan.

Equity Award Grant Policy

Equity award grants are made on a quarterly basis in the discretion of our Board of Directors or Compensation Committee consistent with our incentive compensation program objectives. The exercise price of any stock options granted pursuant to the 2009 Plan may not be less than the fair market value of the common stock on the date of grant.

Severance and Change in Control Benefits

Our named executive officers are entitled to certain severance payments and benefits in connection with a qualifying termination of employment, including a qualifying termination of employment occurring in connection with a change in control. For more detail regarding these benefits and why we grant them, please refer to the section entitled “Potential Payments Upon Termination or Change of Control” below.

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Fiscal 2018 Executive Compensation Tables

2018 Summary Compensation Table

The following table sets forth information regarding the compensation paid to and either received or earned by our named executive officers during fiscal 2018, fiscal 2017 and fiscal 2016.

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)(3)			Non-Equity Incentive Plan Compensation ($)(7)		All Other Compensation ($)(10)		Total ($)
William R. Wagner	2018	$625,000		—		$6,007,940	(4)	$558,750		$32,530		$7,224,220
President and Chief Executive Officer	2017	580,000		—		8,784,067	(4)(5)	564,378		29,109		9,957,554
	2016	450,000		—		4,563,188	(4)	424,743		15,775		5,453,706
Edward K. Herdiech	2018	416,000		—		1,922,576	(4)	223,142		7,872		2,569,590
Chief Financial Officer and Treasurer	2017	400,000		—		3,695,392	(4)(5)	194,613		8,434		4,298,439
	2016	332,000		—		2,336,735	(4)	125,346		1,121		2,795,202
Christopher L. Battles	2018	238,231	(1)	75,000	(6)	1,907,581	(4)			1,201,924	(11)	3,422,736
Former GM, Communications & Collaboration	2017	330,000		—		3,915,257	(5)	175,152		26,191		4,446,600
	2016	—		—		—		—		—		—
Lawrence M. D’Angelo	2018	380,000		—		2,384,367	(4)	407,315	(9)	27,676		3,199,358
SVP, Chief Sales Officer	2017	360,000		—		2,234,699	(5)	345,347	(9)	25,771		2,965,817
	2016	310,000		—		1,523,750		307,026	(9)	15,263		2,156,039
Mark F. Strassman	2018	64,615	(2)	150,000	(8)	4,211,484	(4)	29,882	(2)	2,023		4,458,005
SVP & GM, Unified Communications &	2017	—		—		—		—		—		—
Collaboration	2016	—		—		—		—		—		—
Marc R. van Zadelhoff	2018	65,385	(2)	275,000	(8)	5,790,952	(4)	60,008	(2)	1,545		6,192,890
SVP, Chief Operating Officer	2017	—		—		—		—		—		—
	2016	—		—		—		—		—		—

(1)	Amount represents a pro-rated portion of Mr. Battles’ $380,000 2018 base salary.
(2)

Amounts reported in the “Salary” column represent pro-rated portions of Messrs. Strassman and Van Zadelhoff’s 2018 base salaries of $400,000 and $500,000, respectively, and amounts reported in the “Non-Equity Incentive Plan Compensation” column represent a pro-rated portion of their 2018 target bonuses of $200,000 and $500,000, respectively, actually paid for 2018 and based on their start dates in November 2018.

(3)

The amounts reported in this column represent the grant date fair value of time-based and, where applicable, performance-based, RSU awards granted to our named executive officers in the applicable year, calculated in accordance with FASB ASC Topic 718. The amounts shown in this column do not represent the actual amounts paid to or that may be realized by the named executive officers during the applicable year or in the future. The assumptions used by us with respect to the valuation of these equity awards are set forth in Note 11 to our financial statements included in our Annual Report on Form 10-K, filed with the SEC on February 21, 2018. The individual awards granted in fiscal 2018 reflected in this summary compensation table are further summarized below under “Grants of Plan-Based Awards in 2018.”

(4)

The amounts reported include market-based PRSU awards. The market-based PRSU awards generally are earned based on the level of TSR realized by the Company’s stockholders over (i) a two-year performance period, and (ii) a three-year performance period, as compared to the TSR realized for that same period by a recognized stock index. For the purposes of calculating the actual number of shares of our common stock into which the market-based PRSU awards will convert, 50% of the target shares underlying the market-based PRSU awards have been allocated to the two-year performance period, while the remaining 50% of the target shares have been allocated to the three-year performance period. Consistent with FASB ASC Topic 718, the grant date fair value for both the two- and three-year TSR performance periods are included in the amounts reported for the year of grant and was determined using a Monte Carlo valuation model on the date the PRSU awards were granted.

(5)

The amounts reported include performance-based RSU awards with a performance-based vesting condition tied to the Company’s achievement of a two-year Adjusted EBITDA Margin goal, as measured over two performance periods with 50% of the PRSU subject to the performance period starting on January 1, 2017 and ending on December 31, 2017 and the remaining 50% of the PRSU subject to the performance period starting on January 1, 2018 and ending on December 31, 2018. If the Adjusted EBITDA Margin target for a performance period is not achieved, the portion of the PRSUs subject to that performance period shall be forfeited. For more detail regarding the performance of these awards, please refer to the section entitled “Update on February 2017 Merger-Related Equity Awards” below.

(6)

Mr. Battles left the Company in August 2018 and therefore, did not receive a fiscal 2018 annual cash incentive bonus. The amount reported represents a final of two retention payments made to Mr. Battles in connection with his employment offer from LogMeIn following the Merger.

(7)

The amounts reported in this column consist of cash incentive bonuses paid under our annual cash incentive bonus plan for the applicable year. See the “Executive Compensation Discussion and Analysis-Components of our Executive Compensation-Annual Cash Incentive Bonuses” section for a description of this program. Typically, annual cash incentive bonuses earned by our named executive officers in a fiscal year are typically paid in February the following fiscal year.

(8)

Amounts represent Messrs. Strassman’s and Van Zadelhoff’s new hire sign-on bonuses of $150,000 and $275,000, respectively, which were paid within 30 days of their respective start dates. These sign-on bonuses are subject to repayment on a pro-rated basis should either executive voluntarily resign or be terminated for cause within twelve months of their start date (other than in connection with a layoff).

(9)

As our Senior Vice President of Global Sales, Mr. D’Angelo does not participate in our annual cash incentive bonus plan, but is instead assigned an annual sales quota by the Compensation Committee at the beginning of each year and is entitled to receive a monthly commission based on a percentage of our monthly sales bookings for each calendar month. The amounts reported consist of the annual commission earned by Mr. D’Angelo in each fiscal year.

(10)

The amounts reported in this column consist of medical insurance, dental insurance, life insurance and disability insurance premiums as well as any Section 401(k) plan matching contributions paid by us on behalf of the named executive officer for the applicable year.

(11)

The amount reported includes twelve months of Mr. Battles’ base salary, accrued paid time off, four months of COBRA coverage for the remainder of 2018 and $750,000, which represents the approximate cash value of three quarters of the Merger-related PRSUs granted to Mr. Battles in 2017. With the exception of COBRA premiums paid by the Company directly to its insurance providers, these severance payments were paid to Mr. Battles in a lump sum following his termination date in accordance with a Separation Agreement dated July 23, 2018 between Mr. Battles and the Company. See “Separation Agreement with Christopher K. Battles” below for a description of this agreement.

LOGMEIN, INC.   55

2019 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

Grants of Plan-Based Awards in 2018

The following table sets forth information regarding the grant of plan-based awards made during fiscal 2018 to our named executive officers:

		Estimated Possible Payouts Under Non-Equity	Estimated Future Payouts Under Equity Incentive Plan Awards(3)				All Other Stock Awards: Number of		Grant Date
Name	Grant Date	Incentive Plan Awards Target($)(1)	Threshold (#)	Target (#)		Maximum (#)	Shares of Stock or Units(#)(8)		Fair Value Of Stock and Option Awards ($)(10)
William R. Wagner	—	$625,000	—	—		—	—		—
	5/01/2018	—	—	13,368	(4)	26,736	—		$1,494,676
	5/01/2018	—	—	13,369	(5)	26,738	—		$1,556,152
	5/01/2018	—	—	—		—	26,737		$2,957,112
Edward K. Herdiech	—	$250,000	—	—		—	—		—
	5/01/2018	—	—	4,278	(4)	8,556	—		$478,323
	5/01/2018	—	—	4,278	(5)	8,556	—		$497,959
	5/01/2018	—	—	—		—	8,556		$946,294
Christopher K. Battles	—	$228,000	—	—		—	—		—	(11)
	5/01/2018	—	—	2,139	(4)	4,278	—		$239,162
	5/01/2018	—	—	2,139	(5)	4,278	—		$248,980
	5/01/2018	—	—	—		—	12,834		$1,419,440
Lawrence M. D’Angelo	—	$380,000 (2)	—	—		—	—		—
	5/01/2018	—	—	2,673	(4)	5,346	—		$298,868
	5/01/2018		—	2,674	(5)	5,348	—		$311,254
	5/01/2018	—	—	—		—	16,042		$1,774,245
Mark F. Strassman	—	$200,000	—	—		—	—		—
	12/06/2018	—	—	5,788	(6)	11,576	—		$574,980
	12/06/2018	—	—	5,789	(7)	11,578	—		$586,599
	12/06/2018	—	—	—		—	34,733	(9)	$3,049,905
Marc R. van Zadelhoff	—	$500,000	—	—		—	—		—
	12/06/2018	—	—	7,959	(6)	15,918	—		$790,647
	12/06/2018	—	—	7,960	(7)	15,920	—		$806,587
	12/06/2018	—	—	—		—	47,759	(9)	$4,193,718

(1)

Our 2018 cash incentive bonus program for our named executive officers as recommended by the Compensation Committee of the Board of Directors, was approved by the Board in February 2018. The actual amounts paid to our named executive officers as non-equity incentive plan awards for fiscal 2018 are reflected in the 2018 Summary Compensation Table above (and were paid under our Cash Incentive Bonus Plan). See the “Executive Compensation Discussion and Analysis-Components of our Executive Compensation-Annual Cash Incentive Bonuses” section for a description of our cash incentive programs.

(2)

As our Senior Vice President of Global Sales, Mr. D’Angelo does not participate in our annual cash incentive bonus plan, but is instead assigned an annual sales quota by the Compensation Committee at the beginning of each year and is entitled to receive a monthly commission based on a percentage of our monthly sales bookings for each calendar month.

(3)

Consists of performance-based RSU awards granted pursuant to our 2009 Plan. The individual shares underlying these fiscal 2018 market-based PRSUs awarded to our named executive officers are earned based on the Company’s relative TSR performance as measured over two separate periods. The “threshold” number of shares reported is 0% of the performance-based RSU award granted, “target” number of shares shown is 100% of the performance RSUs granted and the “maximum” number of shares shown is 200% of the performance RSUs granted. See the “Executive Compensation Discussion and Analysis-Components of our Executive Compensation-Equity Incentive Awards” section for additional information about these awards.

(4)	The underlying shares are subject to a two-year performance period from May 1, 2018 to May 1, 2020.
(5)	The underlying shares are subject to a three-year performance period from May 1, 2018 to May 1, 2021.
(6)	The underlying shares are subject to a two-year performance period from November 1, 2018 to December 1, 2020.
(7)	The underlying shares are subject to a three-year performance period from November 1, 2018 to December 1, 2021.
(8)

Consists of time-based RSU awards granted pursuant to our 2009 Plan. The time-based RSU awards granted in May 2018 vest in three equal installments over a three-year period beginning on the first anniversary of the effective date of grant, subject to the continued employment of the named executive officer.

(9)

Consists of time-based RSU awards granted pursuant to our 2009 Plan. The time-based RSU awards vest in three equal installments over a three-year period beginning on the first anniversary of the effective date of grant, subject to the continued employment of the named executive officer.

(10)

The amounts reported in this column represent the grant date fair value of RSU awards, including the performance-based RSU awards granted to our named executive officers in 2018, calculated in accordance with FASB ASC 718. Consistent with FASB ASC Topic 718, the full grant date fair value of the PRSU awards granted in 2018 has been calculated for the entire two-year and three-year performance cycles and determined using a Monte Carlo valuation model on the date the performance RSUs were awarded; therefore, no additional grant date fair value for the market-related component should be attributed to the award after its initial grant date.

(11)	Christopher Battles’ equity awards were forfeited at the time of his departure in August 2018 and he did not receive a non-equity incentive plan award for 2018.

56   LOGMEIN, INC.

2019 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

Outstanding Equity Awards at 2018 Fiscal Year End

The following table sets forth information regarding outstanding equity awards held by our named executive officers as of December 31, 2018:

	Option Awards					Stock Awards
Name	Grant Date	Number of Securities Underlying Unexercised Options (#) Exercisable(1)	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)(2)	Market Value of Shares or Units of Stock That Have Not Vested ($)(3)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)(4)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)(5)
William R. Wagner	5/23/2013	17,500	—	$24.49	5/23/2023	—	—	—	—
	1/07/2016	—	—	—	—	12,500	$1,019,625
	2/23/2016	—	—	—	—			18,750	$1,529,438
	2/14/2017	—	—	—	—	14,078	$1,148,342
	2/14/2017	—	—	—	—			14,078	$1,148,342
	6/01/2017	—	—	—	—	17,005	$1,387,098
	6/01/2017	—	—	—	—			25,507	$2,080,606
	5/01/2018	—	—	—	—	26,737	$2,180,937
	5/01/2018	—	—	—	—			26,737	$2,180,937
Edward K. Herdiech	5/26/2016	—	—	—	—	5,667	$462,257	—	—
	5/26/2016	—	—	—	—			8,500	$693,345
	2/14/2017	—	—	—	—	5,922	$483,058	—	—
	2/14/2017	—	—	—	—	—	—	5,922	$483,058
	6/01/2017	—	—	—	—	7,154	$583,552	—	—
	6/01/2017	—	—	—	—	—	—	10,731	$875,328
	5/01/2018	—	—	—	—	8,556	$697,913	—	—
	5/01/2018	—	—	—	—	—	—	8,556	$697,913
Christopher K. Battles(6)	—	—	—	—	—	—	—	—	—
Lawrence M. D'Angelo	5/26/2016	—	—	—	—	8,334	$679,804	—	—
	2/14/2017	—	—	—	—	5,680	$463,318	—	—
	2/14/2017	—	—	—	—	—	—	5,680	$463,318
	6/01/2017	—	—	—	—	6,861	$559,652	—	—
	5/01/2018	—	—	—	—	16,042	$1,308,546	—	—
	5/01/2018	—	—	—	—	—	—	5,347	$436,155
Mark F. Strassman	12/06/2018	—	—	—	—	34,733	$2,833,171	—	—
	12/06/2018	—	—	—	—	—	—	11,577	$944,336
Marc R. van Zadelhoff	12/06/2018	—	—	—	—	47,759	$3,895,702	—	—
	12/06/2018	—	—	—	—	—	—	15,919	$1,298,513

(1)	Consists of time-based stock options granted pursuant to our 2009 Plan.
(2)

Consists of time-based RSUs granted pursuant to our 2009 Plan. The individual shares underlying this RSU vest (i) with respect to awards granted in February 2017, on the second anniversary of the date of grant and (ii) for all other awards, annually in three equal installments beginning on the first anniversary of the date of grant, such that the shares underlying the RSUs are one hundred percent vested three years after the date of grant, subject, in each case, to the continued employment of the named executive officer.

(3)

The amount reported is based on market value per share of our common stock of $81.57, which represents the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2018, the last trading day of fiscal 2018.

(4)

Consists of performance-based RSUs granted pursuant to our 2009 Plan. The February 2017 PRSUs are reported assuming the Company’s achievement of its Adjusted EBITDA Margin target in both the 2017 performance period and 2018 performance period. In early 2019, the Compensation Committee determined that the Adjusted EBITDA Margin performance condition was achieved and these PRSUs vested on February 14, 2019. All other PRSU awards are market-based and are reported assuming the achievement of the target level for each of the applicable TSR performance periods. The individual shares underlying the market-based PRSU awards vest upon the Company’s achievement of pre-established TSR performance goals. See the “Executive Compensation Discussion and Analysis-Components of our Executive Compensation-Equity Incentive Awards” section for additional information about each of these awards.

(5)

The amount reported is based on (i) the Company’s achievement of its Adjusted EBITDA Margin target in both the 2017 performance period and 2018 performance period, and (ii) achieving the target level for each of the TSR performance goals, in each case, using the market value per share of our common stock of $81.57, which represents the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2018, the last trading day of fiscal 2018.

(6)

The awards previously held by Mr. Battles that remained unvested at the time of his departure in August 2018 were forfeited at such time and therefore Mr. Battles did not hold any outstanding equity awards as of December 31, 2018.

LOGMEIN, INC.   57

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Executive Compensation Discussion and Analysis (continued)

Option Exercises and Stock Vested in 2018

The following table sets forth information regarding each exercise of stock options and the vesting of RSU awards by each of our named executive officers during the year ended December 31, 2018:

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)(1)	Number of Shares Acquired on Vesting (#)(2)	Value Realized on Vesting ($)(3)
William R. Wagner	—	—	98,503	$11,444,022
Edward K. Herdiech	—	—	66,245	$7,470,187
Christopher K. Battles	—	—	10,863	$1,194,429
Lawrence M. D’Angelo	—	—	16,763	$1,844,878
Mark F. Strassman	—	—	—	—
Marc R. van Zadelhoff	—	—	—	—

(1)

The value realized on exercise is calculated by multiplying the number of shares of our common stock acquired upon exercise by the difference between the exercise price and the market price of our common stock at the time of exercise.

(2)

Represents the gross number of shares of our common stock subject to RSU awards that vested during the year ended December 31, 2018 and therefore does not account for the shares underlying each RSU award that were withheld, but not issued, by the Company upon vesting in satisfaction of tax withholding obligations associated with their vesting. To determine the appropriate number of shares to be withheld by the Company from each named executive officer for each vesting period, we multiply the named executive officer’s taxable gain by the statutory tax rates in effect for such named executive officer then divide the applicable tax withholding amount by the closing market price of our common stock on the vesting date.

(3)

The value realized on vesting has been calculated by multiplying the gross number of shares of our common stock acquired upon vesting by the market value per share of our common stock on the vesting date, which represents the closing market price of our common stock on the NASDAQ Global Select Market on the vesting date and does not exclude the value of the shares underlying each RSU award that were withheld, but not issued, by the Company upon vesting in satisfaction of tax withholding obligations associated with their vesting. The amounts shown in this column do not represent the actual amounts paid to or realized by the named executive officer during 2018.

Employment Agreements

We do not have formal employment agreements with any of our named executive officers. Instead, the initial compensation of each named executive officer is set forth in an employment offer letter that we execute with them upon the commencement of his or her employment. Typically, these offer letters set forth the applicable compensation, equity award vesting arrangements and post-employment compensation payments and benefits, if any, for each named executive officer. Each offer letter provides that the named executive officer’s employment is “at will.” As a condition to their employment, our named executive officers entered into non-competition, non-solicitation agreements and proprietary information and inventions assignment agreements. Under these agreements, each named executive officer has agreed (i) not to compete with us or to solicit our employees during his or her employment and for a period of 12 months after the termination of his or her employment and (ii) to protect our confidential and proprietary information and to assign to us intellectual property developed during the course of his or her employment.

Separation Agreement with Christopher K. Battles

In July 2018, we entered into a separation agreement with Mr. Battles pursuant to which he was entitled to receive the following severance payments and benefits in connection with his departure from the Company effective August 15, 2018: (i) a lump sum cash payment of $380,000, representing 12 months of his base salary; (ii) a lump sum cash payment of $750,000, representing the approximate cash value of 75% of the Merger-related PRSUs granted to Mr. Battles in 2017, which Mr. Battles earned and would have received if he had remained employed at the Company through the vesting date of the PRSUs; (iii) accrued paid time off and (iv) continued medical, dental and vision insurance coverage pursuant to COBRA through August 31, 2019. These severance payments and benefits are reflected in the “All Other Compensation” column of the 2018 Summary Compensation Table above. All unvested LogMeIn equity awards held by Mr. Battles were forfeited as of the date of his departure. Mr. Battles’ receipt of the separation payments and benefits was subject to his execution and non-revocation of a general release of claims in favor of the Company.

Potential Payments Upon Termination or Change in Control

Our general executive severance program states that the Company’s named executive officers would be entitled to receive a severance benefit equal to one (1) times their base salary and 12 months of COBRA insurance coverage in the event that their employment was terminated by the Company either without “Cause” or by them for “Good Reason.” We also maintain an additional executive severance program in the event of a “Change in Control.” In the event either Mr. Wagner or Mr. Herdiech were to be terminated within 24 months of a “Change in Control” either without “Cause” or by him for “Good Reason,” Mr. Wagner and Mr. Herdiech would be entitled to receive a severance benefit equal to two (2) times their base salary and target cash incentive bonus amount, plus an amount equal to 24 months of COBRA insurance coverage. All other executives would be entitled to receive a severance benefit equal to one (1) times their base salary and target cash incentive bonus amount, plus 12 months of COBRA insurance coverage if they were terminated within 24 months of a “Change in Control” either without “Cause” or by himself for “Good Reason.”

58   LOGMEIN, INC.

2019 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

In addition to the cash severance payments described above, the equity awards granted to all of our named executive officers include a ‘‘double trigger’’ vesting provision, which provides that, if the named executive officer’s employment is terminated (i) by us other than for “Cause,” death or disability or (ii) by the named executive officer for “Good Reason,” within 24 months following a Change in Control of the Company, any remaining outstanding and unvested portion of their applicable equity award will immediately become vested in full. This “double trigger” vesting provision has been included in all time-based and performance-based RSU awards granted to our named executive officers since 2012. Additionally, beginning in fiscal 2017, the agreements governing PRSU awards granted to our named executive officers also include a “double trigger” vesting provision that provides for the accelerated vesting of any unvested shares of our common stock that have been earned pursuant to the applicable performance-based vesting condition for the pro-rated performance period as measured as of the date of termination in the event their employment is terminated (i) by us other than for “Cause,” death or disability or (ii) by him for “Good Reason,” in either case, within 24 months following a Change in Control.

As used above:

•

A “Change in Control” means the sale of all or substantially all of the capital stock, assets or business of the Company, by merger, consolidation, sale of assets or otherwise (other than a transaction in which all or substantially all of the individuals and entities who were beneficial owners of the common stock immediately prior to such transaction beneficially own, directly or indirectly, more than 50% of the outstanding securities entitled to vote generally in the election of directors of the resulting, surviving or acquiring corporation in such transaction).

•

“Cause” means (a) a good faith finding by a majority of our Board of Directors (excluding the vote of the named executive officer, if then a director) that (i) the named executive officer has failed to perform his reasonably assigned material duties for the Company and, if amenable to cure, has not cured such failure after reasonable notice from the Company; (ii) the named executive officer has engaged in gross negligence or willful misconduct, which has or is expected to have a material detrimental effect on the Company; (iii) the named executive officer has engaged in fraud, embezzlement or other material dishonesty; (iv) the named executive officer has engaged in any conduct which would constitute grounds for termination for material violation of the Company’s policies in effect at that time and, if amenable to cure, has not cured such violation after reasonable notice from the Company; or (v) the named executive officer has breached any material provision of any nondisclosure, invention assignment, non-competition or other similar agreement between the named executive officer and the Company and, if amenable to cure, has not cured such breach after reasonable notice from the Company; or (b) the conviction by the named executive officer of, or the entry of a pleading of guilty or nolo contendere by the named executive officer to, any crime involving moral turpitude or any felony.

•

“Good Reason” means the occurrence, without the named executive officer’s written consent, of any of the following events or circumstances: (a) the assignment to the named executive officer of duties that involve materially less authority and responsibility and are materially inconsistent with the named executive officer’s position, role, authority or responsibilities in effect immediately prior to the earliest to occur of (i) the Change in Control or (ii) the date of the execution by the Company of the initial written agreement or instrument providing for the Change in Control; (b) the relocation of the named executive officer’s primary place of business to a location that results in an increase in the named executive officer’s daily one way commute of at least 30 miles; (c) the material reduction of the named executive officer’s annual salary (including base salary, commissions or bonuses) without the named executive officer’s prior consent; or (d) the failure of the Company to obtain the agreement from any successor to the Company to assume and agree to perform any retention agreement of the named executive officer. Notwithstanding the occurrence of any of the foregoing events or circumstances, such occurrence shall not be deemed to constitute “Good Reason” unless (x) the named executive officer gives the Company a notice of termination no more than 90 days after the initial existence of such event or circumstance and (y) such event or circumstance has not been fully corrected and the named executive officer has not been reasonably compensated for any losses or damages resulting therefrom within 30 days of the Company’s receipt of the notice of termination.

LOGMEIN, INC.   59

2019 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

The following table shows the potential payments and benefits that would be received by each named executive officer if his employment was terminated by us without “Cause” or by the named executive officer for “Good Reason”. The amounts reported in the table below have been calculated based on the assumption that the employment termination took place on December 31, 2018.

Name	Benefits Payable Upon Termination Without Cause/for Good Reason Not Within 24 Months of a Change in Control(1)	Benefits Payable Upon Termination Without Cause/for Good Reason, Death or Disability Within 24 Months of a Change in Control
William R. Wagner
Severance Payments	$649,280	$2,548,561	(2)
Equity Benefits(3)	—	$9,835,007	(4)
Edward K. Herdiech
Severance Payments	$416,649	$1,333,299	(2)
Equity Benefits(3)	—	$3,832,240	(5)
Lawrence M. D’Angelo
Severance Payments	$404,280	$784,280	(6)
Equity Benefits(3)	—	$3,529,157	(7)
Mark F. Strassman
Severance Payments	$424,280	$624,280	(6)
Equity Benefits(3)	—	$3,757,676	(8)
Marc R. van Zadelhoff
Severance Payments	$518,544	$1,018,544	(6)
Equity Benefits(3)	—	$5,166,946	(9)

(1)

Severance benefits are equal to one (1) times their base salary and 12 months of COBRA insurance coverage in the event that the executive’s employment was terminated by the Company either without “Cause” or by themselves for “Good Reason.”

(2)

Represents a severance benefit equal to two (2) times their base salary and target cash incentive bonus amount, plus an amount equal to 24 months of COBRA insurance coverage in the event either Mr. Wagner or Mr. Herdiech were terminated within 24 months of a “Change in Control” either without “Cause” or by himself for “Good Reason.”

(3)

Calculated based on the number of RSUs and/or stock options, where applicable, that would vest, assuming a December 31, 2018 termination of employment, multiplied by $81.57, which represents the closing price of our common stock on the NASDAQ Global Select Market on December 31, 2018, the last trading day of fiscal 2018. For the purposes of determining the number of performance-based RSUs that would vest, assuming a December 31, 2018 employment termination, the performance period for all outstanding performance-based RSU awards was shortened to end on December 31, 2018 and the performance criteria shall have been deemed achieved and any shares earned would vest over the remaining period of time noted in the original grant.

(4)

The amount reported consists of (i) 12,500 time-based RSUs from Mr. Wagner’s January 7, 2016 grant, (ii) 18,750 performance-based RSUs from Mr. Wagner’s February 23, 2016 grant, (iii) 14,078 time-based RSUs and 14,078 performance-based RSUs from Mr. Wagner’s February 14, 2017 grant, (iv) 17,005 time-based RSUs and 25,507 performance-based RSUs from Mr. Wagner’s June 1, 2017 grant, and (v) 26,737 time-based RSUs and 26,737 performance-based RSUs from Mr. Wagner’s May 1, 2018 grant, all of which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.

(5)

The amount reported consists of (i) 5,667 time-based RSUs and 8,500 performance-based RSUs from Mr. Herdiech’s May 26, 2016 grant, (ii) 5,922 time-based RSUs and 5,922 performance-based RSUs from Mr. Herdiech’s February 14, 2017 grant, (iii) 7,154 time-based RSUs and 10,731 performance-based RSUs from Mr. Herdiech’s June 1, 2017 grant, and (iv) 8,556 time-based RSUs and 8,556 performance-based RSUs from Mr. Herdiech’s May 1, 2018 grant, all of which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.

(6)

Represents a severance benefit equal to one (1) times their base salary and target cash incentive bonus amount, plus 12 months of COBRA insurance coverage if they were terminated within 24 months of a “Change in Control” either without “Cause” or by himself for “Good Reason.” For purposes of calculating Mr. D’Angelo’s severance benefit, his target cash incentive sales commission for fiscal 2018 in the amount of $380,000 was used.

(7)

The amount reported consists of (i) 8,334 time-based RSUs from Mr. D’Angelo’s May 26, 2016 grant, (ii) 5,680 time-based RSUs and 5,680 performance-based RSUs from Mr. D’Angelo’s February 14, 2017 grant, (iii) 6,861 time-based RSUs from Mr. D’Angelo’s June 1, 2017 grant, and (iv) 16,042 time-based RSUs and 5,347 performance-based RSUs from Mr. D’Angelo’s May 1, 2018 grant, all of which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.

(8)

The amount reported consists of 34,733 time-based RSUs and 11,577 performance-based RSUs from Mr. Strassman’s December 6, 2018 grant, all of which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.

(9)

The amount reported consists of 47,759 time-based RSUs and 15,919 performance-based RSUs from Mr. Van Zadelhoff’s December 6, 2018 grant, all of which would accelerate pursuant to the “double trigger” change in control provision included in their applicable award agreements.

60   LOGMEIN, INC.

2019 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

Indemnification Agreements

We have entered into indemnification agreements with each of our directors. Under these indemnification agreements, we agree to indemnify these directors to the fullest extent permitted by law for claims arising in his capacity as our director, officer, employee or agent, provided that he or she acted in good faith and in a manner that he or she reasonably believed to be in, or not opposed to, our best interests and, with respect to any criminal proceeding, had no reasonable basis to believe that his or her conduct was unlawful. In the event that we do not assume the defense of a claim against a director or executive officer, we are required to advance his or her expenses in connection with their defense, provided that they undertake to repay all amounts advanced if it is ultimately determined that they are not entitled to be indemnified by us.

We believe that these provisions and agreements are necessary to attract and retain qualified persons as directors and executive officers. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our Company pursuant to the foregoing provisions, the opinion of the SEC is that such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

In addition, we maintain standard policies of insurance under which coverage is provided to our directors and executive officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

CEO Pay Ratio

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K (“Item 402(u)”), the Company is providing the following estimate of the ratio of the median of the annual total compensation of all of our employees except Mr. William Wagner, our President and CEO, to the annual total compensation of Mr. Wagner. We consider the pay ratio specified to be a reasonable estimate, calculated in a manner consistent with Item 402(u). We determined the pay ratio by dividing Mr. Wagner’s total 2018 compensation, as disclosed in the Summary Compensation Table, by the total 2018 compensation of our median employee, using the same components of compensation as used in the Summary Compensation Table for the CEO.

For the year ended December 31, 2018:

•

The total 2018 compensation of our median employee was estimated to be $73,872, which, for purposes of calculating the ratio below, was adjusted to $106,884 in order to accurately represent an annualized amount of the median employee’s 2018 compensation given that our median employee began employment with the Company on April 4, 2019;

•

the total 2018 compensation of Mr. William Wagner, our President and Chief Executive Officer, was $7,224,220. This amount was calculated in accordance with Item 402(u) and does not represent the actual amounts paid to or realized by Mr. Wagner during fiscal 2018; and

•	based on this information, the ratio of the total 2018 compensation of our Chief Executive Officer to the total 2018 compensation of our median employee is estimated to be 68:1.

Our median employee was determined using the compensation of our employee population of approximately 3,589 individuals, including employees working both within and outside of the U.S. who were actively employed on December 31, 2018. We used their total cash compensation including the grant date fair value of equity granted, if any, from January 1, 2018 to December 31, 2018 as a consistently applied compensation measure to identify our median employee. Consistent with SEC rules, we have annualized this number for part-time and full-time employees who were employed for less than the full year in 2018, but not for our employees whose positions are seasonal or temporary in nature. Once we identified the median employee, we determined their total compensation using the same methodology we use for calculating Mr. Wagner’s Summary Compensation Table compensation.

The CEO pay ratio was calculated in accordance with SEC rules based upon our reasonable judgment and assumptions. The SEC rules do not specify a single methodology for identification of the median employee or calculation of the pay ratio, and other companies may use assumptions and methodologies that are different from those used by us in calculating their pay ratio. Accordingly, the pay ratio disclosed by other companies may not be comparable to the Company’s pay ratio as disclosed above.

LOGMEIN, INC.   61

2019 NOTICE OF MEETING AND PROXY STATEMENT

Executive Compensation Discussion and Analysis (continued)

Equity Compensation Plan Information

We currently maintain an equity compensation plan that provides for the issuance of shares of our common stock to our officers, employees, directors, consultants and advisors. Our 2009 stock incentive plan, or 2009 Plan, became effective upon the closing of our initial public offering and was adopted by our Board of Directors on June 9, 2009, approved by our stockholders on June 12, 2009 and was most recently amended and restated as of January 31, 2017. Our 2009 Plan, as amended, provides for the grant of non-statutory stock options, restricted stock awards and other stock-based awards to our employees, officers, directors, consultants and advisors. The total number of shares of our common stock allowed to be issued under the 2009 Plan is the sum of 14,723,996 shares plus the number of shares of our common stock subject to outstanding awards under our 2009 Plan, which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us pursuant to a contractual repurchase right or are withheld, but not issued, by the Company upon vesting of full-value award shares in satisfaction of tax withholding obligations associated with their vesting.

The following table provides information about the securities authorized for issuance under our equity compensation plans as of March 31, 2019:

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options		Weighted-Average Exercise Price of Outstanding Options	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans(1)
Equity compensation plans approved by security holders	44,154	(2)	$29.79	6,427,040	(3)
Equity compensation plans not approved by security holders	—		—	—
Total	44,154	(2)	$29.79	6,427,040	(3)

(1)

In addition to being available for issuance upon exercise of options that may be granted after March 31, 2019, all of the shares remaining available for grant under our 2009 Plan may instead be issued in the form of restricted stock, restricted stock units, stock appreciation rights, or other stock-based awards.

(2)

Represents 44,154 shares to be issued upon the exercise of outstanding stock options granted under our 2009 Plan. As of March 31, 2019, the 44,154 shares subject to issuance upon exercise of outstanding options had a weighted average exercise price of $29.79 and a weighted average remaining life of 3.09 years. This number does not include 1,323,841 restricted stock unit awards granted under our 2009 Plan which remained outstanding as of March 31, 2019 at a weighted average grant date fair value of $101.47.

(3)

As of March 31, 2019, a total of 6,427,040 shares remained available for grant under our 2009 Plan. The number of shares available under the 2009 Plan may increase by the number of shares of common stock subject to awards granted under our 2009 Plan which expire, terminate or are otherwise surrendered, cancelled, forfeited or repurchased by us at their original issuance price pursuant to a contractual repurchase right or are withheld, but not issued, by the company upon vesting full-value award shares in satisfaction of tax withholding obligations associated with their vesting.

Compensation Committee Report

The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with our management. Based on this review and discussion, the Compensation Committee recommended to our Board of Directors that the Compensation Discussion and Analysis be included in this proxy statement.

By the Compensation Committee of the Board of Directors of LogMeIn, Inc.

David J. Henshall, Chairman

Steven J. Benson

Robert M. Calderoni

Michael J. Christenson

62   LOGMEIN, INC.

2019 NOTICE OF MEETING AND PROXY STATEMENT

Security Ownership of Certain Beneficial Owners and Management

The following table contains information as of April 2, 2019 about the beneficial ownership of shares of our common stock by:

•	each of our named executive officers;
•	each of our directors;
•	all of our directors and executive officers as a group; and
•	each person, or group of affiliated persons, who is known by us to beneficially own more than 5% of our common stock.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned(2)	+	Shares Acquirable Within 60 Days(3)	=	Total Beneficial Ownership	Percentage of Common Stock Beneficially Owned(4)
Named Executive Officers and Directors:
William R. Wagner(5)	163,167		30,167		210,834	*
Edward K. Herdiech(6)	12,498		25,961		38,459	*
Christopher L. Battles(7)	5,268		—		5,268	*
Lawrence M. D’Angelo(8)	2,064		17,111		19,175	*
Mark F. Strassman(9)	—		—		—	*
Marc R. van Zadelhoff(9)	—		—		—	*
Sara C. Andrews(10)	—		2,489		2,489	*
Steven J. Benson(11)	1,000		2,223		3,223	*
Ita M. Brennan(12)	—		—		—	*
Robert M. Calderoni(13)	6,559		4,674		11,233	*
Michael J. Christenson(14)	105,786		2,223		108,009	*
Edwin J. Gillis(15)	20,636		2,223		22,859	*
David J. Henshall(16)	17,654		4,674		22,328	*
Peter J. Sacripanti(17)	2,450		4,674		7,124	*
Michael K. Simon(18)	581,053		—		581,053	1.2%
All directors and executive officers as a group (17 persons)(19)	924,159		106,112		1,208,770	2.4%
>5% Stockholders:
The Vanguard Group(20)	4,673,674		—		4,673,674	9.3%
BlackRock, Inc.(21)	4,547,403		—		4,547,403	9.1%
ArrowMark Colorado Holdings, LLC(22)	3,020,296		—		3,020,296	6.0%

*	Less than 1% of the outstanding common stock.
(1)	Unless otherwise indicated, the address of each beneficial owner listed is c/o LogMeIn, Inc., 320 Summer Street, Boston, Massachusetts 02210.
(2)

For each person, the “Number of Shares Beneficially Owned” column may include shares of common stock attributable to the person because of that person’s voting or investment power or other relationship. The inclusion in the table of any shares, however, does not constitute an admission of beneficial ownership of those shares by the named stockholder. Unless otherwise indicated, each person in the table has sole voting and investment power over the shares listed.

(3)

The number of shares of common stock beneficially owned by each person is determined under rules promulgated by the SEC. Under these rules, a person is deemed to have “beneficial ownership” of any shares held, plus any shares that the person may acquire within 60 days, including through the exercise of stock options or the vesting of RSUs. Unless otherwise indicated, for each person named in the table, the number in the “Shares Acquirable Within 60 Days” column consists of shares covered by stock options that may be exercised within 60 days after April 2, 2019 and shares covered by RSUs that become vested within 60 days after April 2, 2019. Shares underlying performance-based RSUs that are scheduled to become vested within 60 days after April 2, 2019 have been included in this calculation at their target amount.

(4)

The percent ownership for each stockholder on April 2, 2019 is calculated by dividing (i) the total number of shares beneficially owned by the stockholder by (ii) the number of shares of our common stock outstanding on April 2, 2019 (50,120,127 shares) plus any shares acquirable by the stockholder within 60 days after April 2, 2019.

(5)

Consists of (a) 163,167 shares of common stock held directly by Mr. Wagner, (b) 17,500 shares of common stock issuable upon the exercise of stock options and (c) 30,167 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 2, 2019.

(6)

Consists of (a) 12,498 shares of common stock held directly by Mr. Herdiech and (b) 25,961 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 2, 2019.

(7)

Mr. Battles ceased serving as our VP & GM of Communications and Collaboration in August 2018. Even though Mr. Battles was not an executive officer as of April 2, 2019, we have included Mr. Battles in the table above because he was a named executive officer for fiscal 2018. Mr. Battles’ ownership as of his date of departure, consisted of 5,268 shares of common stock held directly by Mr. Battles.

(8)	Consists of (a) 2,064 shares of common stock held directly by Mr. D’Angelo and (b) 17,111 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 2, 2019.
(9)	Messrs. Strassman and Van Zadelhoff joined the Company in November 2018 and do yet hold any shares of our common stock.
(10)	Consists of 2,489 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 2, 2019.
(11)	Consists of (a) 1,000 shares of common stock held directly by Mr. Benson and (b) 2,223 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 2, 2019.
(12)	Ms. Brennan joined our Board of Directors in November 2018 and does not yet hold any shares of our common stock.
(13)	Consists of (a) 6,559 shares of common stock held directly by Mr. Calderoni and (b) 4,674 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 2, 2019.
(14)

Consists of (a) 20,636 shares of common stock held directly by Mr. Christenson and (b) 2,223 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 2, 2019.

(15)	Consists of (a) 20,636 shares of common stock held directly by Mr. Gillis and (b) 2,223 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 2, 2019.
(16)	Consists of (a) 17,654 shares of common stock held directly by Mr. Henshall and (b) 4,674 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 2, 2019.
(17)

Consists of (a) 2,450 shares of common stock held directly by Mr. Sacripanti and (b) 4,674 shares of common stock issuable upon the settlement of RSUs scheduled to vest within 60 days of April 2, 2019.

(18)	Consists of (a) 543,353 shares of common stock held directly by Mr. Simon, and (b) 37,700 shares of common stock held in trust for the benefit of Mr. Simon’s children.
(19)

Consists of an aggregate of (i) 924,159 shares of common stock held directly by our executive officers and directors and (ii) an aggregate of 106,112 shares of common stock that our executive officers and directors may acquire within 60 days through the exercise of stock options or the vesting of RSUs.

(20)

This information is based solely on Amendment No. 5 to Schedule 13G filed with the SEC by The Vanguard Group on February 11, 2019 reporting share ownership as of December 31, 2018. The principal business address for The Vanguard Group is 100 Vanguard Blvd., Malvern, PA 19355.

(21)

This information is based solely on Amendment No. 10 to Schedule 13G filed with the SEC by Blackrock, Inc. on February 11, 2019 reporting share ownership as of December 31, 2018. The principal business address for Blackrock, Inc. is 55 East 52nd Street, New York, NY 10055.

(22)

This information is based solely on Schedule 13G filed with the SEC by ArrowMark Colorado Holdings, LLC on February 14, 2019 reporting share ownership as of December 31, 2018. The principal business address for ArrowMark Colorado Holdings, LLC is 100 Fillmore Street, Suite 325, Denver, CO 80206.

LOGMEIN, INC.   63

2019 NOTICE OF MEETING AND PROXY STATEMENT

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors, executive officers and holders of more than 10% of our common stock, or reporting persons, to file reports with the SEC disclosing their ownership of, and transactions in, our common stock and other equity securities. Whenever a reporting person files a report with the SEC, the reporting person is also required to send us a copy. Based solely on our review of reports that we have received from the reporting persons or written representations from such persons, we believe that all of the reporting persons complied with all Section 16(a) filing requirements during 2018.

* * *

The Board of Directors hopes that stockholders will attend the meeting. Whether or not you plan to attend, you are urged to vote your shares by Internet, mail or in person. A prompt response will greatly facilitate arrangements for the meeting, and your cooperation will be appreciated.

By Order of the Board of Directors,

Robert M. Calderoni

Chairman

April 12, 2019

64   LOGMEIN, INC.

2019 NOTICE OF MEETING AND PROXY STATEMENT

ANNEX A

Reconciliation of Non-GAAP Financial Measures

In this Proxy Statement, we present certain non-GAAP financial information, including non-GAAP revenue, cash incentive bonus plan non-GAAP revenue, merger-related equity award non-GAAP revenue, non-GAAP operating income, cash incentive bonus plan non-GAAP operating income and merger-related equity award Adjusted EBITDA. The exclusion of certain expenses in the calculation of non-GAAP financial measures should not be construed as an inference that these costs are unusual or infrequent. We anticipate excluding these expenses in the future presentation of our non-GAAP financial measures.

The Company believes that these non-GAAP measures provide useful information to management and investors regarding certain financial and business trends relating to the Company’s financial condition and results of operations. The Company’s management uses these non-GAAP measures to compare the Company’s performance to that of prior periods and uses these measures in financial reports prepared for management and the Company’s Board of Directors. The Company believes that the use of these non-GAAP financial measures provides an additional tool for investors to use in evaluating ongoing operating results and trends and in comparing the Company’s financial measures with other software-as-a-service companies, many of which present similar non-GAAP financial measures to investors. The Company does not consider these non-GAAP measures in isolation or as an alternative to financial measures determined in accordance with U.S. GAAP. The principal limitation of these non-GAAP financial measures is that they exclude significant elements that are required to be recorded in our financial statements in connection with our GAAP results. In addition, they are subject to inherent limitations as they reflect the exercise of judgment by management in determining these non-GAAP financial measures. In order to compensate for these limitations, management presents our non-GAAP financial measures in connection with our GAAP results.

The Company urges investors to review the reconciliation of its non-GAAP financial measures to the comparable GAAP financial measures, which it includes in press releases announcing quarterly financial results, and not to rely on any single financial measure to evaluate the Company’s business. Reconciliation tables of the most comparable GAAP financial measures to the non-GAAP measures used in this Proxy Statement are included below:

LOGMEIN, INC.   A-1

2019 NOTICE OF MEETING AND PROXY STATEMENT

Annex A (continued)

How we define, calculate and use certain non-GAAP financial measures

The following Non-GAAP financial measures have been used in this Proxy Statement:

•	Non-GAAP revenue, which we define as our GAAP revenue adding back the impact of the fair value acquisition accounting adjustment on acquired deferred revenue.
•	Merger-Related equity award non-GAAP revenue, which we define for the year ended December 31, 2017 as our non-GAAP revenue including the GoTo Business’ January 2017 revenue.
•	Cash Incentive bonus plan non-GAAP revenue, which we define for the year ended December 31, 2018 as our non-GAAP revenue excluding 2018 Jive-related revenue post acquisition.
•

Non-GAAP operating income, which we define as GAAP net income (loss) from operations adding back the impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs and amortization, litigation-related expense, stock-based compensation expense, restructuring charges and gain on disposition of assets, as well as including amortization expense for acquired company internally capitalized software development costs adjusted in acquisition accounting.

•	Cash Incentive bonus plan non-GAAP operating income, which we define as our non-GAAP operating income excluding the Jive-related operating loss post acquisition.
•

Adjusted EBITDA, which we define as EBITDA adding back the impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs, litigation-related expense, stock-based compensation expense, restructuring charges and gain on disposition of assets.

•	Adjusted EBITDA margin is calculated by dividing Adjusted EBITDA by non-GAAP revenue.
•

Merger-Related Equity Award Adjusted EBITDA, which we define as EBITDA adding back the impact of the fair value acquisition accounting adjustment on acquired deferred revenue, acquisition-related costs, litigation-related expense, stock-based compensation expense, restructuring charges and the GoTo Business’ January 2017 Adjusted EBITDA.

•	Merger-Related equity award adjusted EBITDA margin is calculated by dividing Merger-Related equity award adjusted EBITDA by Merger-Related equity award non-GAAP revenue.
•

Non-GAAP free cash flow, which we define as our GAAP free cash flow excluding the impact of litigation related payments, contingent bonus payments, transaction- and transition-related tax payments and acquisition related payments.

A-2   LOGMEIN, INC.

2019 NOTICE OF MEETING AND PROXY STATEMENT

Annex A (continued)

Year Ended December 31, 2018 (in millions, except per share data)
GAAP revenue	$1,204.0
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	3.7
Non-GAAP revenue	$1,207.7

GAAP net income	$74.4
Add Back:
Interest and other expense, net	5.2
Income tax provision	6.4
Amortization of acquired intangibles	245.2
Depreciation and amortization expense	55.8
EBITDA	$387.1
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	3.7
Stock-based compensation expense	65.7
Acquisition related costs	22.9
Litigation related expenses	0.6
Less:
Gain on disposition of assets	(33.9)
Adjusted EBITDA	$446.1
Adjusted EBITDA margin (% of non-GAAP revenue)	37%

GAAP operating loss	$86.0
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	3.7
Stock-based compensation expense	65.7
Acquisition related costs	22.9
Litigation related expenses	0.6
Amortization of acquired intangibles	245.2
Less:
Gain on disposition of assets	(33.9)
Effect of acquisition accounting on internally capitalized software development costs	(8.4)
Non-GAAP operating income	$381.9
Interest and other expense, net	(5.2)
Non-GAAP income before income taxes	$376.7
Non-GAAP provision for income taxes	(93.7)
Non-GAAP net income	$283.0
Non-GAAP net income per diluted share	$5.39
Diluted weighted average shares outstanding used in computing per share amount	52.5

GAAP operating cash flow	$404.0
Less:
Purchases of property and equipment	(31.0)
Intangible asset additions	(34.2)
Free cash flow	$338.9
Add Back:
Litigation related payments	1.5
Contingent bonus payments	3.7
Transaction and transition related tax payments	15.1
Acquisition related payments	18.7
Non-GAAP free cash flow	$378.0
Non-GAAP free cash flow margin (% of non-GAAP revenue)	31%

LOGMEIN, INC.   A-3

2019 NOTICE OF MEETING AND PROXY STATEMENT

Annex A (continued)

	Year Ended December 31, 2017 (in millions)	Year Ended December 31, 2018 (in millions)
Non-GAAP operating income		$381.9
Adjustment to align with bonus plan definition:
Add back 2018 Jive-related operating loss post acquisition		8.2
Cash Incentive bonus plan non-GAAP operating income		$390.1

GAAP revenue	$989.8	$1,204.0
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	34.3	3.7
Non-GAAP revenue	1,024.1	1,207.7
Add January 2017 GoTo Business revenue to align with Merger-related equity award definition	58.0	-
Merger-related equity award non-GAAP revenue	$1,082.1	1,207.7
Less 2018 Jive-related revenue post acquisition to align with bonus plan definition		(79.5)
Cash Incentive bonus plan non-GAAP revenue		$1,128.3

GAAP net income	$99.5	$74.4
Add Back:
Interest and other expense, net	0.2	5.2
Income tax (benefit) provision	(111.5)	6.4
Amortization of acquired intangibles	183.0	245.2
Depreciation and amortization expense	38.3	55.8
EBITDA	$209.5	$387.1
Add Back:
Effect of acquisition accounting on fair value of acquired deferred revenue	34.3	3.7
Stock-based compensation expense	67.3	65.7
Acquisition related costs	59.8	22.9
Litigation related expenses	2.4	0.6
Add January 2017 GoTo Business Adjusted EBITDA to align with Merger-related equity award definition	17.4	-
Merger-related equity award Adjusted EBITDA	$390.7	$480.0
Merger-related equity award Adjusted EBITDA margin (% of Merger-related non-GAAP revenue)	36.1%	39.7%

A-4   LOGMEIN, INC.

2019 NOTICE OF MEETING AND PROXY STATEMENT

ANNEX B

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

ARTICLE I.

PURPOSE

This LogMeIn, Inc. 2019 Employee Stock Purchase Plan (as it may be amended or restated from time to time, the “Plan”) has been designed to assist Eligible Employees of LogMeIn, Inc., a Delaware corporation (the “Company”), and its Designated Subsidiaries in acquiring a stock ownership interest in the Company pursuant to a plan which is intended to qualify as an “employee stock purchase plan” within the meaning of Section 423(b) of the Code, and to help Eligible Employees provide for their future security and to encourage them to remain in the employment of the Company and its Designated Subsidiaries.

ARTICLE II.

DEFINITIONS AND CONSTRUCTION

Wherever the following terms are used in the Plan they shall have the meanings specified below, unless the context clearly indicates otherwise. The singular pronoun shall include the plural where the context so indicates. Masculine, feminine and neuter pronouns are used interchangeably and each comprehends the others.

2.1

“Administrator” shall mean the entity that conducts the general administration of the Plan as provided in Article XI. The term “Administrator” shall refer to the Committee unless the Board has assumed the authority for administration of the Plan as provided in Article XI.

2.2

“Applicable Law” shall mean the requirements relating to the administration of equity incentive plans under U.S. federal and state securities, tax and other applicable laws, rules and regulations, the applicable rules of any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws and rules of any foreign country or other jurisdiction where rights under this Plan are granted.

2.3	“Board” shall mean the Board of Directors of the Company.
2.4	“Change in Control” shall mean and include each of the following:
(a)

A transaction or series of transactions (other than an offering of Common Stock to the general public through a registration statement filed with the Securities and Exchange Commission or a transaction or series of transactions that meets the requirements of clauses (i) and (ii) of subsection (b) below) whereby any “person” or related “group” of “persons” (as such terms are used in Sections 13(d) and 14(d)(2) of the Exchange Act) (other than the Company, any of its Subsidiaries, an employee benefit plan maintained by the Company or any of its Subsidiaries or a “person” that, prior to such transaction, directly or indirectly controls, is controlled by, or is under common control with, the Company) directly or indirectly acquires beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act) of securities of the Company possessing more than 50% of the total combined voting power of the Company’s securities outstanding immediately after such acquisition; or

(b)

The consummation by the Company (whether directly involving the Company or indirectly involving the Company through one or more intermediaries) of (x) a merger, consolidation, reorganization, or business combination or (y) a sale or other disposition of all or substantially all of the Company’s assets in any single transaction or series of related transactions or (z) the acquisition of assets or stock of another entity, in each case other than a transaction:

(i)

which results in the Company’s voting securities outstanding immediately before the transaction continuing to represent (either by remaining outstanding or by being converted into voting securities of the Company or the person that, as a result of the transaction, controls, directly or indirectly, the Company or owns, directly or indirectly, all or substantially all of the Company’s assets or otherwise succeeds to the business of the Company (the Company or such person, the “Successor Entity”)) directly or indirectly, at least a majority of the combined voting power of the Successor Entity’s outstanding voting securities immediately after the transaction, and

(ii)

after which no person or group beneficially owns voting securities representing 50% or more of the combined voting power of the Successor Entity; provided, however, that no person or group shall be treated for purposes of this clause (ii) as beneficially owning 50% or more of the combined voting power of the Successor Entity solely as a result of the voting power held in the Company prior to the consummation of the transaction.

The Administrator shall have full and final authority, which shall be exercised in its discretion, to determine conclusively whether a Change in Control has occurred pursuant to the above definition, the date of the occurrence of such Change in Control and any incidental matters relating thereto.

2.5	“Code” shall mean the Internal Revenue Code of 1986, as amended, and the regulations issued thereunder.
2.6	“Common Stock” shall mean the common stock of the Company.

LOGMEIN, INC.   B-1

2019 NOTICE OF MEETING AND PROXY STATEMENT

Annex B (continued)

2.7	“Company” shall mean LogMeIn, Inc., a Delaware corporation, or any successor.
2.8

“Compensation” of an Eligible Employee shall mean the gross base compensation received by such Eligible Employee as compensation for services to the Company or any Designated Subsidiary, including overtime payments and sales commissions, but excluding incentive compensation, bonuses, expense reimbursements, fringe benefits, equity compensation and other special payments.

2.9	“Designated Subsidiary” shall mean any Subsidiary designated by the Administrator in accordance with Section 11.3(b).
2.10	“Effective Date” shall mean May 31, 2019.
2.11

“Eligible Employee” shall mean an Employee: (a) who does not, immediately after any rights under this Plan are granted, own (directly or through attribution) stock possessing 5% or more of the total combined voting power or value of all classes of Common Stock and other stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); (b) unless determined otherwise by the Administrator, whose customary employment is for more than twenty hours per week; and (c) unless determined otherwise by the Administrator, whose customary employment is for more than five months in any calendar year. For purposes of the foregoing, the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock that an Employee may purchase under outstanding options shall be treated as stock owned by the Employee; provided, however, that the Administrator may provide in an Offering Document that an Employee shall not be eligible to participate in an Offering Period if: (i) such Employee is a highly compensated employee within the meaning of Section 423(b)(4)(D) of the Code; and/or (ii) such Employee has not met a service requirement designated by the Administrator pursuant to Section 423(b)(4)(A) of the Code (which service requirement may not exceed two years), and/or (iii) such Employee is a citizen or resident of a foreign jurisdiction and the grant of a right to purchase Common Stock under the Plan to such Employee would be prohibited under the laws of such foreign jurisdiction or the grant of a right to purchase Common Stock under the Plan to such Employee in compliance with the laws of such foreign jurisdiction would cause the Plan to violate the requirements of Section 423 of the Code, as determined by the Administrator in its sole discretion; provided, further, that any exclusion in clauses (i), (ii) or (iii) shall be applied in an identical manner under each Offering Period to all Employees, in accordance with Treasury Regulation Section 1.423-2(e).

2.12

“Employee” shall mean any officer or other employee (as defined in accordance with Section 3401(c) of the Code) of the Company or any Designated Subsidiary. “Employee” shall not include any member of the Board of Directors of the Company or a Designated Subsidiary who does not also render services to the Company or a Designated Subsidiary as an employee within the meaning of Section 3401(c) of the Code. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-1(h)(2). Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day immediately following such three (3)-month period.

2.13	“Enrollment Date” shall mean the first Trading Day of each Offering Period.
2.14	“ESPP Brokerage Account” shall have the meaning given to such term in Section 12.10.
2.15	“Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.
2.16

“Fair Market Value” means, as of any date, the value of Common Stock determined as follows: (i) if the Common Stock is listed on any established stock exchange, its Fair Market Value will be the closing sales price for such Common Stock as quoted on such exchange for such date, or if no sale occurred on such date, the last day preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; (ii) if the Common Stock is not traded on a stock exchange but is quoted on a national market or other quotation system, the closing sales price on such date, or if no sales occurred on such date, then on the last date preceding such date during which a sale occurred, as reported in The Wall Street Journal or another source the Administrator deems reliable; or (iii) without an established market for the Common Stock, the Administrator will determine the Fair Market Value in its discretion.

2.17	“Offering Document” shall have the meaning given to such term in Section 4.1.
2.18	“Offering Period” shall have the meaning given to such term in Section 4.1.
2.19

“Parent” shall mean any corporation, other than the Company, in an unbroken chain of corporations ending with the Company if, at the time of the determination, each of the corporations other than the Company owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain.

2.20	“Participant” shall mean any Eligible Employee who has executed a subscription agreement and been granted rights to purchase Common Stock pursuant to the Plan.
2.21	“Plan” shall mean this 2019 Employee Stock Purchase Plan.
2.22	“Purchase Date” shall mean the last Trading Day of each Offering Period.
2.23

“Purchase Price” shall mean the purchase price designated by the Administrator in the applicable Offering Document (which purchase price shall not be less than 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower); provided, however, that, in the event no purchase price is designated by the Administrator in the applicable Offering Document, the purchase price for the Offering Periods covered by such Offering Document shall be 85% of the Fair Market Value of a Share on the Enrollment Date or on the Purchase Date, whichever is lower; provided, further, that the Purchase Price may be adjusted by the Administrator pursuant to Article VIII and shall not be less than the par value of a Share.

2.24	“Securities Act” shall mean the Securities Act of 1933, as amended.
2.25	“Share” shall mean a share of the Company’s Common Stock.
2.26

“Subsidiary” shall mean any corporation, other than the Company, in an unbroken chain of corporations beginning with the Company if, at the time of the determination, each of the corporations other than the last corporation in an unbroken chain owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in such chain; provided, however, that a limited liability company or partnership may be treated as a Subsidiary to the extent either (a) such entity is treated as a disregarded entity under Treasury Regulation Section 301.7701-3(a) by reason of the Company or any other Subsidiary that is a corporation being the sole owner of such entity, or (b) such entity elects to be classified as a corporation under Treasury Regulation Section 301.7701-3(a) and such entity would otherwise qualify as a Subsidiary.

2.27	“Trading Day” shall mean a day on which national stock exchanges in the United States are open for trading.

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ARTICLE III.

SHARES SUBJECT TO THE PLAN

3.1

Number of Shares. Subject to Article VIII, the aggregate number of Shares that may be issued pursuant to rights granted under the Plan shall be 1,500,000 Shares. If any right granted under the Plan shall for any reason terminate without having been exercised, the Common Stock not purchased under such right shall again become available for issuance under the Plan.

3.2

Stock Distributed. Any Common Stock distributed pursuant to the Plan may consist, in whole or in part, of authorized and unissued Common Stock, treasury stock or Common Stock purchased on the open market.

ARTICLE IV.

OFFERING PERIODS; OFFERING DOCUMENTS; PURCHASE DATES

4.1

Offering Periods. The Administrator may from time-to-time grant or provide for the grant of rights to purchase Common Stock under the Plan to Eligible Employees during one or more periods (each, an “Offering Period”) selected by the Administrator. The terms and conditions applicable to each Offering Period shall be set forth in an “Offering Document” adopted by the Administrator, which Offering Document shall be in such form and shall contain such terms and conditions as the Administrator shall deem appropriate and shall be incorporated by reference into and made part of the Plan and shall be attached hereto as part of the Plan. The provisions of separate Offering Periods under the Plan need not be identical.

4.2	Offering Documents. Each Offering Document with respect to an Offering Period shall specify (through incorporation of the provisions of this Plan by reference or otherwise):
(a)	the length of the Offering Period, which period shall not exceed twenty-seven months;
(b)

the maximum number of Shares that may be purchased by any Eligible Employee during such Offering Period, which, in the absence of a contrary designation by the Administrator, shall be 3,000 Shares; and

(c)	such other provisions as the Administrator determines are appropriate, subject to the Plan.

ARTICLE V.

ELIGIBILITY AND PARTICIPATION

5.1

Eligibility. Any Eligible Employee who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan during such Offering Period, subject to the requirements of this Article V and the limitations imposed by Section 423(b) of the Code.

5.2	Enrollment in Plan.
(a)

Except as otherwise set forth in an Offering Document or determined by the Administrator, an Eligible Employee may become a Participant in the Plan for an Offering Period by delivering a subscription agreement to the Company by such time prior to the Enrollment Date for such Offering Period (or such other date specified in the Offering Document) designated by the Administrator and in such form as the Company provides.

(b)

Each subscription agreement shall designate a whole percentage of such Eligible Employee’s Compensation to be withheld by the Company or the Designated Subsidiary employing such Eligible Employee on each payday during the Offering Period as payroll deductions under the Plan. The percentage of Compensation designated by an Eligible Employee may not be less than 1% and may not be more than the maximum percentage specified by the Administrator in the applicable Offering Document (which percentage shall be 25% in the absence of any such designation) as payroll deductions. The payroll deductions made for each Participant shall be credited to an account for such Participant under the Plan and shall be deposited with the general funds of the Company.

(c)

A Participant may increase or decrease the percentage of Compensation designated in his or her subscription agreement, subject to the limits of this Section 5.2, or may suspend his or her payroll deductions, at any time during an Offering Period; provided, however, that the Administrator may limit the number of changes a Participant may make to his or her payroll deduction elections during each Offering Period in the applicable Offering Document (and in the absence of any specific designation by the Administrator, a Participant shall be allowed one change to his or her payroll deduction elections during each Offering Period). Any such change or suspension of payroll deductions shall be effective with the first full payroll period following five business days after the Company’s receipt of the new subscription agreement (or such shorter or longer period as may be specified by the Administrator in the applicable Offering Document). In the event a Participant suspends his or her payroll deductions, such Participant’s cumulative payroll deductions prior to the suspension shall remain in his or her account and shall be applied to the purchase of Shares on the next occurring Purchase Date and shall not be paid to such Participant unless he or she withdraws from participation in the Plan pursuant to Article VII.

(d)

Except as otherwise set forth in an Offering Document or determined by the Administrator, a Participant may participate in the Plan only by means of payroll deduction and may not make contributions by lump sum payment for any Offering Period.

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5.3

Payroll Deductions. Except as otherwise provided in the applicable Offering Document, payroll deductions for a Participant shall commence on the first payroll following the Enrollment Date and shall end on the last payroll in the Offering Period to which the Participant’s authorization is applicable, unless sooner terminated by the Participant as provided in Article VII or suspended by the Participant or the Administrator as provided in Section 5.2 and Section 5.6, respectively.

5.4

Effect of Enrollment. A Participant’s completion of a subscription agreement will enroll such Participant in the Plan for each subsequent Offering Period on the terms contained therein until the Participant either submits a new subscription agreement, withdraws from participation under the Plan as provided in Article VII or otherwise becomes ineligible to participate in the Plan.

5.5

Limitation on Purchase of Common Stock. An Eligible Employee may be granted rights under the Plan only if such rights, together with any other rights granted to such Eligible Employee under “employee stock purchase plans” of the Company, any Parent or any Subsidiary, as specified by Section 423(b)(8) of the Code, do not permit such employee’s rights to purchase stock of the Company or any Parent or Subsidiary to accrue at a rate that exceeds $25,000 of the fair market value of such stock (determined as of the first day of the Offering Period during which such rights are granted) for each calendar year in which such rights are outstanding at any time. This limitation shall be applied in accordance with Section 423(b)(8) of the Code.

5.6

Decrease or Suspension of Payroll Deductions. Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 5.5 or the other limitations set forth in this Plan, a Participant’s payroll deductions may be suspended by the Administrator at any time during an Offering Period. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares by reason of Section 423(b)(8) of the Code, Section 5.5 or the other limitations set forth in this Plan shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

5.7

Foreign Employees. In order to facilitate participation in the Plan, the Administrator may provide for such special terms applicable to Participants who are citizens or residents of a foreign jurisdiction, or who are employed by a Designated Subsidiary outside of the United States, as the Administrator may consider necessary or appropriate to accommodate differences in local law, tax policy or custom. Such special terms may not be more favorable than the terms of rights granted under the Plan to Eligible Employees who are residents of the United States. Moreover, the Administrator may approve such supplements to, or amendments, restatements or alternative versions of, this Plan as it may consider necessary or appropriate for such purposes without thereby affecting the terms of this Plan as in effect for any other purpose. No such special terms, supplements, amendments or restatements shall include any provisions that are inconsistent with the terms of this Plan as then in effect unless this Plan could have been amended to eliminate such inconsistency without further approval by the stockholders of the Company.

ARTICLE VI.

GRANT AND EXERCISE OF RIGHTS

6.1

Grant of Rights. On the Enrollment Date of each Offering Period, each Eligible Employee participating in such Offering Period shall be granted a right to purchase the maximum number of Shares specified under Section 4.2, subject to the limits in Section 5.5, and shall have the right to buy, on each Purchase Date during such Offering Period (at the applicable Purchase Price), such number of whole Shares as is determined by dividing (a) such Participant’s payroll deductions accumulated prior to such Purchase Date and retained in the Participant’s account as of the Purchase Date, by (b) the applicable Purchase Price (rounded down to the nearest Share). The right shall expire on the last day of the Offering Period.

6.2

Exercise of Rights. On each Purchase Date, each Participant’s accumulated payroll deductions and any other additional payments specifically provided for in the applicable Offering Document will be applied to the purchase of whole Shares, up to the maximum number of Shares permitted pursuant to the terms of the Plan and the applicable Offering Document, at the Purchase Price. No fractional Shares shall be issued upon the exercise of rights granted under the Plan, unless the Offering Document specifically provides otherwise. Any cash in lieu of fractional Shares remaining after the purchase of whole Shares upon exercise of a purchase right will be refunded to the Participant. Shares issued pursuant to the Plan may be evidenced in such manner as the Administrator may determine and may be issued in certificated form or issued pursuant to book-entry procedures.

6.3

Pro Rata Allocation of Shares. If the Administrator determines that, on a given Purchase Date, the number of Shares with respect to which rights are to be exercised may exceed (a) the number of Shares that were available for issuance under the Plan on the Enrollment Date of the applicable Offering Period, or (b) the number of Shares available for issuance under the Plan on such Purchase Date, the Administrator may in its sole discretion provide that the Company shall make a pro rata allocation of the Shares available for purchase on such Enrollment Date or Purchase Date, as applicable, in as uniform a manner as shall be practicable and as it shall determine in its sole discretion to be equitable among all Participants for whom rights to purchase Common Stock are to be exercised pursuant to this Article VI on such Purchase Date, and shall either (i) continue all Offering Periods then in effect, or (ii) terminate any or all Offering Periods then in effect pursuant to Article IX. The Company may make pro rata allocation of the Shares available on the Enrollment Date of any applicable Offering Period pursuant to the preceding sentence, notwithstanding any authorization of additional Shares for issuance under the Plan by the Company’s stockholders subsequent to such Enrollment Date. The balance of the amount credited to the account of each Participant that has not been applied to the purchase of Shares shall be paid to such Participant in one lump sum in cash as soon as reasonably practicable after the Purchase Date.

6.4

Withholding. At the time a Participant’s rights under the Plan are exercised, in whole or in part, or at the time some or all of the Common Stock issued under the Plan is disposed of, the Participant must make adequate provision for the Company’s federal, state, or other tax withholding obligations, if any, that arise upon the exercise of the right or the disposition of the Common Stock. At any time, the Company may, but shall not be obligated to, withhold from the Participant’s compensation the amount necessary for the Company to

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Annex B (continued)

meet applicable withholding obligations, including any withholding required to make available to the Company any tax deductions or benefits attributable to sale or early disposition of Common Stock by the Participant.

6.5

Conditions to Issuance of Common Stock. The Company shall not be required to issue or deliver any certificate or certificates for, or make any book entries evidencing, Shares purchased upon the exercise of rights under the Plan prior to fulfillment of all of the following conditions:

(a)	The admission of such Shares to listing on all stock exchanges, if any, on which the Common Stock is then listed;
(b)

The completion of any registration or other qualification of such Shares under any state or federal law or under the rulings or regulations of the Securities and Exchange Commission or any other governmental regulatory body, that the Administrator shall, in its absolute discretion, deem necessary or advisable;

(c)	The obtaining of any approval or other clearance from any state or federal governmental agency that the Administrator shall, in its absolute discretion, determine to be necessary or advisable;
(d)	The payment to the Company of all amounts that it is required to withhold under federal, state or local law upon exercise of the rights, if any; and
(e)	The lapse of such reasonable period of time following the exercise of the rights as the Administrator may from time to time establish for reasons of administrative convenience.

ARTICLE VII.

WITHDRAWAL; CESSATION OF ELIGIBILITY

7.1

Withdrawal. A Participant may withdraw all but not less than all of the payroll deductions credited to his or her account and not yet used to exercise his or her rights under the Plan at any time by giving written notice to the Company in a form acceptable to the Company no later than five (5) business days prior to the end of the Offering Period. All of the Participant’s payroll deductions credited to his or her account during an Offering Period shall be paid to such Participant as soon as reasonably practicable after receipt of notice of withdrawal and such Participant’s rights for the Offering Period shall be automatically terminated, and no further payroll deductions for the purchase of Shares shall be made for such Offering Period. If a Participant withdraws from an Offering Period, payroll deductions shall not resume at the beginning of the next Offering Period unless the Participant timely delivers to the Company a new subscription agreement.

7.2

Future Participation. A Participant’s withdrawal from an Offering Period shall not have any effect upon his or her eligibility to participate in any similar plan that may hereafter be adopted by the Company or a Designated Subsidiary or in subsequent Offering Periods that commence after the termination of the Offering Period from which the Participant withdraws.

7.3

Cessation of Eligibility. Upon a Participant’s ceasing to be an Eligible Employee for any reason, he or she shall be deemed to have elected to withdraw from the Plan pursuant to this Article VII and the payroll deductions credited to such Participant’s account during the Offering Period shall be paid to such Participant or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4, as soon as reasonably practicable, and such Participant’s rights for the Offering Period shall be automatically terminated.

ARTICLE VIII.

ADJUSTMENTS UPON CHANGES IN STOCK

8.1

Changes in Capitalization. Subject to Section 8.3, in the event that the Administrator determines that any dividend or other distribution (whether in the form of cash, Common Stock, other securities, or other property), Change in Control, reorganization, merger, amalgamation, consolidation, combination, repurchase, recapitalization, liquidation, dissolution, or sale, transfer, exchange or other disposition of all or substantially all of the assets of the Company, or sale or exchange of Common Stock or other securities of the Company, issuance of warrants or other rights to purchase Common Stock or other securities of the Company, or other similar corporate transaction or event, as determined by the Administrator, affects the Common Stock such that an adjustment is determined by the Administrator to be appropriate in order to prevent dilution or enlargement of the benefits or potential benefits intended by the Company to be made available under the Plan or with respect to any outstanding purchase rights under the Plan, the Administrator shall make equitable adjustments, if any, to reflect such change with respect to (a) the aggregate number and type of Shares (or other securities or property) that may be issued under the Plan (including, but not limited to, adjustments of the limitations in Section 3.1 and the limitations established in each Offering Document pursuant to Section 4.2 on the maximum number of Shares that may be purchased); (b) the class(es) and number of Shares and price per Share subject to outstanding rights; and (c) the Purchase Price with respect to any outstanding rights.

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8.2

Other Adjustments. Subject to Section 8.3, in the event of any transaction or event described in Section 8.1 or any unusual or nonrecurring transactions or events affecting the Company, any affiliate of the Company, or the financial statements of the Company or any affiliate (including without limitation any Change in Control), or of changes in Applicable Law or accounting principles, the Administrator, in its discretion, and on such terms and conditions as it deems appropriate, is hereby authorized to take any one or more of the following actions whenever the Administrator determines that such action is appropriate in order to prevent the dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan or with respect to any right under the Plan, to facilitate such transactions or events or to give effect to such changes in laws, regulations or principles:

(a)

To provide for either (i) termination of any outstanding right in exchange for an amount of cash, if any, equal to the amount that would have been obtained upon the exercise of such right had such right been currently exercisable or (ii) the replacement of such outstanding right with other rights or property selected by the Administrator in its sole discretion;

(b)

To provide that the outstanding rights under the Plan shall be assumed by the successor or survivor corporation, or a parent or subsidiary thereof, or shall be substituted for by similar rights covering the stock of the successor or survivor corporation, or a parent or subsidiary thereof, with appropriate adjustments as to the number and kind of shares and prices;

(c)

To make adjustments in the number and type of Shares (or other securities or property) subject to outstanding rights under the Plan and/or in the terms and conditions of outstanding rights and rights that may be granted in the future;

(d)

To provide that Participants’ accumulated payroll deductions may be used to purchase Common Stock prior to the next occurring Purchase Date on such date as the Administrator determines in its sole discretion and the Participants’ rights under the ongoing Offering Period(s) shall be terminated; and

(e)	To provide that all outstanding rights shall terminate without being exercised.
8.3

No Adjustment Under Certain Circumstances. No adjustment or action described in this Article VIII or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause the Plan to fail to satisfy the requirements of Section 423 of the Code.

8.4

No Other Rights. Except as expressly provided in the Plan, no Participant shall have any rights by reason of any subdivision or consolidation of shares of stock of any class, the payment of any dividend, any increase or decrease in the number of shares of stock of any class or any dissolution, liquidation, merger, or consolidation of the Company or any other corporation. Except as expressly provided in the Plan or pursuant to action of the Administrator under the Plan, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number of Shares subject to outstanding rights under the Plan or the Purchase Price with respect to any outstanding rights.

ARTICLE IX.

AMENDMENT, MODIFICATION AND TERMINATION

9.1

Amendment, Modification and Termination. The Administrator may amend, suspend or terminate the Plan at any time and from time to time; provided, however, that approval of the Company’s stockholders shall be required to amend the Plan to: (a) increase the aggregate number, or change the type, of shares that may be sold pursuant to rights under the Plan under Section 3.1 (other than an adjustment as provided by Article VIII); (b) change the corporations or classes of corporations whose employees may be granted rights under the Plan; or (c) change the Plan in any manner that would cause the Plan to no longer be an “employee stock purchase plan” within the meaning of Section 423(b) of the Code.

9.2

Certain Changes to Plan. Without stockholder consent and without regard to whether any Participant rights may be considered to have been adversely affected, to the extent permitted by Section 423 of the Code, the Administrator shall be entitled to change the Offering Periods, limit the frequency and/or number of changes in the amount withheld from Compensation during an Offering Period, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion to be advisable that are consistent with the Plan.

9.3

Actions In the Event of Unfavorable Financial Accounting Consequences. In the event the Administrator determines that the ongoing operation of the Plan may result in unfavorable financial accounting consequences, the Administrator may, in its discretion and, to the extent necessary or desirable, modify or amend the Plan to reduce or eliminate such accounting consequence including, but not limited to:

(a)	altering the Purchase Price for any Offering Period including an Offering Period underway at the time of the change in Purchase Price;
(b)	shortening any Offering Period so that the Offering Period ends on a new Purchase Date, including an Offering Period underway at the time of the Administrator action; and
(c)	allocating Shares.

Such modifications or amendments shall not require stockholder approval or the consent of any Participant.

9.4

Payments Upon Termination of Plan. Upon termination of the Plan, the balance in each Participant’s Plan account shall be refunded as soon as practicable after such termination, without any interest thereon.

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ARTICLE X.

TERM OF PLAN

The Plan shall be effective on the Effective Date. The effectiveness of the Plan shall be subject to approval of the Plan by the stockholders of the Company within twelve months following the date the Plan is first approved by the Board. No right may be granted under the Plan prior to such stockholder approval. No rights may be granted under the Plan during any period of suspension of the Plan or after termination of the Plan.

ARTICLE XI.

ADMINISTRATION

11.1

Administrator. Unless otherwise determined by the Board, the Administrator of the Plan shall be the Compensation Committee of the Board (or another committee or a subcommittee of the Board to which the Board delegates administration of the Plan) (such committee, the “Committee”). The Board may at any time vest in the Board any authority or duties for administration of the Plan.

11.2

Action by the Administrator. Unless otherwise established by the Board or in any charter of the Administrator, a majority of the Administrator shall constitute a quorum. The acts of a majority of the members present at any meeting at which a quorum is present and, subject to Applicable Law and the Bylaws of the Company, acts approved in writing by a majority of the Administrator in lieu of a meeting, shall be deemed the acts of the Administrator. Each member of the Administrator is entitled to, in good faith, rely or act upon any report or other information furnished to that member by any officer or other employee of the Company or any Designated Subsidiary, the Company’s independent certified public accountants, or any executive compensation consultant or other professional retained by the Company to assist in the administration of the Plan.

11.3	Authority of Administrator. The Administrator shall have the power, subject to, and within the limitations of, the express provisions of the Plan:
(a)	To determine when and how rights to purchase Common Stock shall be granted and the provisions of each offering of such rights (which need not be identical).
(b)	To designate from time to time which Subsidiaries of the Company shall be Designated Subsidiaries, which designation may be made without the approval of the stockholders of the Company.
(c)

To construe and interpret the Plan and rights granted under it, and to establish, amend and revoke rules and regulations for its administration. The Administrator, in the exercise of this power, may correct any defect, omission or inconsistency in the Plan, in a manner and to the extent it shall deem necessary or expedient to make the Plan fully effective.

(d)	To amend, suspend or terminate the Plan as provided in Article IX.
(e)

Generally, to exercise such powers and to perform such acts as the Administrator deems necessary or expedient to promote the best interests of the Company and its Subsidiaries and to carry out the intent that the Plan be treated as an “employee stock purchase plan” within the meaning of Section 423 of the Code.

11.4

Decisions Binding. The Administrator’s interpretation of the Plan, any rights granted pursuant to the Plan, any subscription agreement and all decisions and determinations by the Administrator with respect to the Plan are final, binding, and conclusive on all parties.

ARTICLE XII.

MISCELLANEOUS

12.1

Restriction upon Assignment. A right granted under the Plan shall not be transferable other than by will or the applicable laws of descent and distribution, and is exercisable during the Participant’s lifetime only by the Participant. Except as provided in Section 12.4 hereof, a right under the Plan may not be exercised to any extent except by the Participant. The Company shall not recognize and shall be under no duty to recognize any assignment or alienation of the Participant’s interest in the Plan, the Participant’s rights under the Plan or any rights thereunder.

12.2

Rights as a Stockholder. With respect to Shares subject to a right granted under the Plan, a Participant shall not be deemed to be a stockholder of the Company, and the Participant shall not have any of the rights or privileges of a stockholder, until such Shares have been issued to the Participant or his or her nominee following exercise of the Participant’s rights under the Plan. No adjustments shall be made for dividends (ordinary or extraordinary, whether in cash securities, or other property) or distribution or other rights for which the record date occurs prior to the date of such issuance, except as otherwise expressly provided herein or as determined by the Administrator.

12.3	Interest. No interest shall accrue on the payroll deductions or contributions of a Participant under the Plan.

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12.4	Designation of Beneficiary.
(a)

A Participant may, in the manner determined by the Administrator, file a written designation of a beneficiary who is to receive any Shares and/or cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death subsequent to a Purchase Date on which the Participant’s rights are exercised but prior to delivery to such Participant of such Shares and cash. In addition, a Participant may file a written designation of a beneficiary who is to receive any cash from the Participant’s account under the Plan in the event of such Participant’s death prior to exercise of the Participant’s rights under the Plan. If the Participant is married and resides in a community property state, a designation of a person other than the Participant’s spouse as his or her beneficiary shall not be effective without the prior written consent of the Participant’s spouse.

(b)

Such designation of beneficiary may be changed by the Participant at any time by written notice to the Company. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant’s death, the Company shall deliver such Shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such Shares and/or cash to the spouse or to any one or more dependents or relatives of the Participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

12.5

Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

12.6

Equal Rights and Privileges. Subject to Section 5.7, all Eligible Employees will have equal rights and privileges under this Plan so that this Plan qualifies as an “employee stock purchase plan” within the meaning of Section 423 of the Code. Subject to Section 5.7, any provision of this Plan that is inconsistent with Section 423 of the Code will, without further act or amendment by the Company, the Board or the Administrator, be reformed to comply with the equal rights and privileges requirement of Section 423 of the Code.

12.7

Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such payroll deductions.

12.8

Reports. Account statements shall be made available to Participants at least annually, which statements shall set forth the amounts of payroll deductions, the Purchase Price, the number of Shares purchased and the remaining cash balance, if any.

12.9

No Employment Rights. Nothing in the Plan shall be construed to give any person (including any Eligible Employee or Participant) the right to remain in the employ of the Company or any Parent or Subsidiary or affect the right of the Company or any Parent or Subsidiary to terminate the employment of any person (including any Eligible Employee or Participant) at any time, with or without cause.

12.10	ESPP Brokerage Account; Notice of Disposition of Shares.
(a)

Notwithstanding any other provision of the Plan to the contrary, the Company may require that the Shares purchased upon exercise of a right under the Plan be deposited directly into a brokerage account established for the Participant at a Company-designated brokerage firm (such account, the “ESPP Brokerage Account”). Subject to any restrictions under Applicable Law or Company policy, a Participant may sell Shares held in the Participant’s ESPP Brokerage Account at any time, but in the absence of any such sale, the Participant shall be required to hold such Shares in the ESPP Brokerage Account until expiration of the holding periods specified by Section 423(a)(1) of the Code applicable to such Shares.

(b)

Each Participant shall give prompt notice to the Company of any disposition or other transfer of any Shares purchased upon exercise of a right under the Plan if such disposition or transfer is made: (a) within two years from the Enrollment Date of the Offering Period in which the Shares were purchased or (b) within one year after the Purchase Date on which such Shares were purchased. Such notice shall specify the date of such disposition or other transfer and the amount realized, in cash, other property, assumption of indebtedness or other consideration, by the Participant in such disposition or other transfer.

12.11

Governing Law. The Plan and any agreements hereunder shall be administered, interpreted and enforced under the internal laws of the State of Delaware without regard to conflicts of laws thereof or of any other jurisdiction.

12.12

Electronic Forms. To the extent permitted by Applicable Law and in the discretion of the Administrator, an Eligible Employee may submit any form or notice as set forth herein by means of an electronic form approved by the Administrator. Before the commencement of an Offering Period, the Administrator shall prescribe the time limits within which any such electronic form shall be submitted to the Administrator with respect to such Offering Period in order to be a valid election.

* * * * *

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LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

1.

Application. This Sub-Plan for International Participants in the LogMeIn, Inc. 2019 Employee Stock Purchase Plan (this “Sub-Plan”) sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees in the countries set forth below.

The Plan and this Sub-Plan are complimentary to each other and shall be deemed as one. In any case of contradiction between the provisions of this Sub-Plan and the Plan, the provisions set out in the Sub-Plan shall prevail. Any capitalized terms used in this Sub-Plan but not defined shall have the meaning given to those terms in the Plan.

2.	Global Provisions.
(a)

Data Protection. It shall be a term and condition for participation in the Plan that a Participant explicitly and unambiguously consent to the collection, use and transfer, in electronic or other form, of a Participant’s personal “Data” (as defined below) by and among, as applicable, the Company, any Subsidiary and a Participant’s employing entity (the “Employer”), if different, and their affiliates (collectively, the “Company Group”) for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan. The Company Group holds certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, e-mail address, date of birth, employee identification number, NRIC or passport number or equivalent, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all options or any other entitlement to shares of stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”). Data will be transferred to such stock plan service providers as may be selected by the Company which are assisting the Company with the implementation, administration and management of the Plan. The recipients of the Data may be located in the United States of America or elsewhere (and, if the Participant is a resident of a member state of the European Union, may be outside the European Economic Area) and that the recipient’s country (e.g., the United States of America) may have different data privacy laws and protections than the Participant’s country. The Participant may request a list with the names and addresses of all recipients of the Data by contacting his or her local human resources representative. Each Participant hereby authorizes the Company Group and any other possible recipients which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan. Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan. The Company may also make the Data available to public authorities where required under locally applicable law. A Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case, without cost, by contacting in writing the Participant’s local human resources representative. A Participant’s refusal to provide consent or withdrawal of consent may affect the Participant’s ability to participate in the Plan. This section applies to information held, used or disclosed in any medium.

(b)	Acknowledgment of Nature of Plan and Rights. In participating in the Plan, each Participant acknowledges that:
(i)

for labor law purposes, the rights granted and the Shares purchased under the Plan are an extraordinary item that do not constitute wages of any kind for services of any kind rendered to the Company or the Employer, and the award of rights is outside the scope of Participant’s service contract, if any;

(ii)

for labor law purposes, the rights granted and the Shares purchased under the Plan are not part of normal or expected wages or salary for any purposes, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, holiday pay, long-service awards, pension or retirement benefits or similar payments and in no event should be considered as compensation for, or relating in any way to, past services for the Company, the Employer, its Parent, or any Subsidiary or affiliate of the Company;

(iii)	the rights and the Shares purchased under the Plan are not intended to replace any pension rights or compensation;
(iv)

neither the rights nor any provision of Plan or the policies adopted pursuant to the Plan confer upon any Participant any right with respect to service or continuation of current service and shall not be interpreted to form a service contract or relationship with the Company or any Subsidiary or affiliate;

(v)	the future value of the underlying Shares is unknown and cannot be predicted with certainty;
(vi)	if the underlying Shares do not increase in value, the right may have no value; and
(vii)	if a Participant acquires Shares, the value of the Shares acquired upon purchase may increase or decrease in value, even below the Purchase Price.

* * * * *

LOGMEIN, INC.   B-9

2019 NOTICE OF MEETING AND PROXY STATEMENT

Annex B (continued)

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

AUSTRALIA

1.

Application. This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) residents of Australia for the purpose of payment of taxes and forms an integral part of the Plan and Sub-Plan.

2.	Tax Consequences.

(a)The Eligible Employee agrees to indemnify and keep indemnified the Company, its Parent or any Subsidiary from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of a right under the Plan; (ii) the acquisition by the Eligible Employee of the Shares on exercise of the right; or (iii) the disposal of any Shares (each, a “Tax Liability”).

(b)The provisions of Subdivision 83A-C of the Income Tax Assessment Act 1997 (Cth) (the “Act”) shall apply to rights granted under the Plan subject to the requirements of that Act.

(c)Without prejudice to the terms of the Plan, rights cannot be exercised until the Eligible Employee has made such arrangements as the Company may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the right and/or the acquisition of the Shares by the Eligible Employee. Where any Tax Liability is likely to arise, the Company, the Employer, the Parent or any Subsidiary may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements:

(i)	deduction from salary or other payments due to the Eligible Employee;
(ii)

withholding the issue, allotment or transfer to the Eligible Employee of that number of Shares (otherwise to be acquired by the Eligible Employee on the exercise of the right) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the Shares, where the Company intends to sell the shares to meet the Tax Liability);

(iii)

withholding the issue, allotment or transfer to the Eligible Employee of the Shares otherwise to be acquired by the Eligible Employee pursuant to the right until the Eligible Employee has demonstrated to the satisfaction of the Company or the Employer that he has given irrevocable instructions to a third party (for example, a broker) satisfactory to the Company or the Employer to sell a sufficient number of those Shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the Tax Liability; or

(iv)	where the Tax Liability arises as a result of a release or assignment by the Eligible Employee of the right, a deduction from the payment made to him as consideration for such release or assignment.
(d)

Section 2(c) of this Sub-Plan will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the Shares to be issued or transferred to the Eligible Employee as a result of the exercise of the right, paid to the Company or the Employer, in cleared funds a sum equal to the Tax Liability arising on the exercise of the right.

3.

Eligible Employees. An Eligible Employee under this Sub-Plan must be a full-time or part-time employee, non-executive director, contractor or casual employee who works a pro-rata equivalent of 40% or more of a comparable full-time position or a prospective participant.

4.	Use of Funds. For the purposes of this Sub-Plan, Section 12.7 of the Plan does not apply.
5.

Exchange Control Information. Exchange control reporting is required for cash transactions exceeding A$10,000 and international fund transfers. The Australian bank assisting with the transaction will file the report. If there is no Australian bank involved in the transfer, each Participant will be required to file the report

B-10    LOGMEIN, INC.

2019 NOTICE OF MEETING AND PROXY STATEMENT

Annex B (continued)

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

CANADA

1.

Application. This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Canada for the purpose of payment of taxes or who exercise all of their employment duties in Canada and forms an integral part of the Plan and Sub-Plan.

2.	Language Consent. If an Eligible Employee is a resident of Quebec, the following provision will apply to the Eligible Employee:

The parties acknowledge that it is their express wish that the Plan, as well as all documents, notices and legal proceedings entered into, given or instituted pursuant hereto or relating directly or indirectly hereto, be drawn up in English.

Consentement relatif à la langue utilisée. Les parties reconnaissent avoir exigé la rédaction en anglais de cette convention, ainsi que de tous documents, avis et procédures judiciaires, exécutés, donnés ou intentés en vertu de, ou liés directement ou indirectement à, la présente convention.

3.	Termination of Employment. The following provision replaces Section 7.3 of the Plan:

In the event of termination of an Eligible Employee’s employment, the Eligible Employee’s right to purchase Shares under the Plan, if any, will terminate, and he or she shall be deemed to have elected to withdraw from the Plan, effective as of the date that is the earlier of (i) the date on which the Eligible Employee receives a notice of termination of employment from the Company or the Employer, or (ii) the date on which the Eligible Employee is no longer employed, regardless of any notice period or period of pay in lieu of such notice required under local law. The Administrator shall have the exclusive discretion to determine when the Eligible Employee is no longer employed for purposes of the Plan. The payroll deductions credited to such Eligible Employee’s account during the Offering Period shall be paid to such Eligible Employee or, in the case of his or her death, to the person or persons entitled thereto under Section 12.4 of the Plan, as soon as reasonably practicable and such Eligible Employee’s rights for the Offering Period shall be automatically terminated on the effective date described in the previous sentence.

4.

Data Protection. In addition to the global provisions of the Sub-Plan, each Eligible Employee hereby authorizes the Company and the Company’s representatives to discuss with and obtain all relevant information from all personnel, professional or not, involved in the administration and operation of the Plan. Each Eligible Employee further authorizes the Company Group and the Administrator to disclose and discuss the Plan with their advisors.  Each Eligible Employee further authorizes the Company Group and the Administrator to record such information and to keep such information in the Eligible Employee’s employee file.

5.	Notifications.
(a)

Securities Law Information. Each Eligible Employee understands that the Eligible Employee is permitted to sell Shares acquired pursuant to the Plan through the designated broker appointed under the Plan, if any, provided the sale of Shares acquired pursuant to the Plan takes place outside of Canada through the facilities of a stock exchange on which the Shares are listed.

(b)

Foreign Asset/Account Reporting Information. If a Participant is a Canadian resident, such Participant may be required to report his or her foreign property on form T1135 (Foreign Income Verification Statement) if the total cost of the foreign property exceeds a certain threshold at any time in the year. Foreign property includes Shares acquired under the Plan. The Shares must be reported, generally at a nil cost, if the cost threshold is exceeded because of other foreign property the Participant holds. If Shares are acquired, their cost generally is the adjusted cost base (“ACB”) of the Shares. The ACB ordinarily would equal the fair market value of the Shares at the time of acquisition, but if a Participant owns other Shares, this ACB may have to be leveraged with the ACB of the other Shares. The form T1135 generally must be filed by April 30 of the following year. A Participant should consult with his or her personal advisor to ensure compliance with the applicable reporting requirements.

6.	Tax Consequences. The following provision supplements Section 6.4 of the Plan:

LOGMEIN, INC.   B-11

2019 NOTICE OF MEETING AND PROXY STATEMENT

Annex B (continued)

Regardless of any action the Company or the Employer takes with respect to any or all income tax (including foreign, federal, state and local tax), social insurance, payroll tax, payment on account or other tax-related items related to a Participant’s participation in the Plan and legally applicable to a Participant (“Withholding Taxes”), the ultimate liability for all Withholding Taxes legally due by a Participant is and remains such Participant’s responsibility and may exceed the amount actually withheld by the Company and/or the Employer. Neither the Company and/or the Employer (i) make any representations or undertakings regarding the treatment of any Withholding Taxes in connection with any aspect of rights under the Plan, including but not limited to, the grant, vesting, exercise of the right, the issuance of Shares upon exercise, the subsequent sale of Shares acquired pursuant to the exercise of the right and the receipt of any dividends, and (ii) do not commit to and are under no obligation to structure the terms of the grant or any aspect of the rights under the Plan to reduce or eliminate a Participant’s liability for Withholding Taxes or achieve any particular tax result. Further, if a Participant has become subject to tax in more than one jurisdiction, the Company and/or the Employer (or former employer, as applicable) may be required to withhold or account for Withholding Taxes in more than one jurisdiction. Prior to any relevant taxable or tax withholding event (“Tax Date”), as applicable, a Participant will pay or make adequate arrangements satisfactory to the Company and/or the Employer to satisfy all Withholding Taxes. In this regard, the Company and/or the Employer or their respective agents are authorized, at their discretion, to satisfy the obligations with regard to all Withholding Taxes by one or a combination of the following: (A) accept a cash payment in USD in the amount of Withholding Taxes, (B) withhold whole Shares which would otherwise be delivered to a Participant having an aggregate fair market value, determined as of the Tax Date, or withhold an amount of cash from the Participant’s wages or other cash compensation which would otherwise be payable to the Participant by the Company and/or the Employer, equal to the amount necessary to satisfy any such obligations, (C) withhold from proceeds of the sale of Shares acquired upon exercise of the right either through a voluntary sale or through a mandatory sale arranged by the Company (on the Participant’s behalf pursuant to this authorization), or (D) a cash payment to the Company by a broker-dealer acceptable to the Company to whom a Participant has submitted an irrevocable notice of exercise. To avoid negative accounting treatment, the Company may withhold or account for Withholding Taxes by considering applicable minimum statutory withholding rates. If the obligation for Withholding Taxes is satisfied by withholding in Shares, for tax purposes, a Participant is deemed to have been issued the full number of Shares subject to the right, notwithstanding that a number of Shares are held back solely for the purpose of paying the Withholding Taxes. Finally, a Participant shall pay to the Company or the Employer any amount of Withholding Taxes that the Company or the Employer may be required to withhold as a result of the Participant’s participation in the Plan that cannot be satisfied by the means previously described. The Company shall have sole discretion to deliver the Shares if a Participant fails to comply with such Participant’s obligations in connection with the Withholding Taxes as described in this section and each Participant unconditionally consents to and approves any such action taken by the Company. A Participant (or any beneficiary or person entitled to act on a Participant’s behalf) shall provide the Company with any forms, documents or other information reasonably required by the Company.

B-12    LOGMEIN, INC.

2019 NOTICE OF MEETING AND PROXY STATEMENT

Annex B (continued)

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

GERMANY

1.

Application. This section forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Germany for the purpose of payment of taxes or who exercise all of their employment duties in Germany and forms an integral part of the Plan and Sub-Plan.

2.

Definition of Employee. The definition of Employee shall, for the avoidance of doubt, include the directors of any German Designated Subsidiary who perform paid work for such German Designated Subsidiary under a director’s contract.

3.

Leaves of Absences. The Company’s discretion to grant awards under the Plan and Sub-Plan shall be exercised in a manner complying with German law, in particular with the labor law principle of equal treatment (arbeitsrechtlicher Gleichbehandlungsgrundsatz) and with the prohibition of discrimination (Diskriminierungsverbot). For the avoidance of doubt, any sick leave or other leave of absence as used in the Plan shall be interpreted and applied as compliant with German law.

4.

Accounts and Participation. Each Participant’s accumulated payroll deductions under the Plan will be held in an account owned and managed by the Participant. The Administrator may establish procedures under the Plan and this Sub-Plan to ensure participation and administration of the Plan and Sub-Plan are in compliance with applicable German laws, rules and regulations.

5.	Use of Funds. For the purposes of this Sub-Plan, Section 12.7 of the Plan does not apply.
6.

No Legal Claim. The Participant acknowledges and agrees that any award under the Plan and Sub-Plan is a voluntary one-time benefit, and that the Participant in the Plan and Sub-Plan does not have a legal claim for further awards.

7.

Board, Administrator and Committee Discretion and Decisions. The discretion of the Board, Administrator and any committee under the Plan and the Sub-Plan, including their interpretation and any decisions taken thereunder, shall be exercised reasonably (nach billigem Ermessen) in accordance with German law.

8.	Consent to Personal Data Processing and Transfer. The following provisions shall apply in lieu of Section 2(a) of the global provisions of the Sub-Plan:

It shall be a term and condition of each award under the Plan that an Eligible Employee acknowledges and consents to the collection, use, processing and transfer of personal data as described below. The Company, and its subsidiaries LogMeIn USA, Inc., LogMeIn Germany GmbH and LogMeIn Ireland Limited (all together, the “Company Entities”), hold certain personal information, including the Eligible Employee’s name, home address and telephone number, date of birth, social security number or other employee tax identification number, employment history and status, salary, nationality, job title, and any equity compensation grants awarded, cancelled, purchased, vested, unvested or outstanding in the Eligible Employee’s favor, for the only purpose of managing and administering the Plan (“Data”). The Company Entities will transfer Data to any third parties assisting the Company in the implementation, administration and management of the Plan. The Company Entities may also make the Data available to public authorities where required under locally applicable law. These recipients may be located in the United States, the European Economic Area, or elsewhere, which the Eligible Employee separately and expressly consents to, accepting that outside the European Economic Area, data protection laws may not be as protective as within. The third parties currently assisting the Company in the implementation, administration and management of the Plan are the following: Fidelity Stock Plan Services, LLC of 245 Summer Street, V72A, Boston, MA 02210. However, from time to time, the Company Entities may retain additional or different third parties for any of the purposes mentioned on which the Company will inform the Eligible Employee and seek additional consent of the Eligible Employee. The Eligible Employee hereby authorizes the Company Entities to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing participation in the Plan, including any requisite transfer of such Data as may be required for the administration of the Plan on behalf of the Eligible Employee to a third party with whom the Eligible Employee may have elected to have payment made pursuant to the Plan. A Participant may, at any time, review Data, require any necessary amendments to it or withdraw the consent herein in writing by contacting the Company through its local Human Resources Director; however, withdrawing the consent may affect the Participant’s ability to participate in the Plan and receive the benefits under the subscription agreement. Data will only be held as long as necessary to implement, administer and manage the Participant’s participation in the Plan and any subsequent claims or rights.

9.

Taxes and Other Withholding. For the avoidance of doubt, any withholding and payment obligations under the Plan and the Sub-Plan shall be made by the relevant Designated Subsidiary employing the Eligible Employee when due and any taxes should always include German social security contributions (including the Eligible Employee’s portion) as well as any other mandatory withholding and pay obligations in accordance with German law.

LOGMEIN, INC.   B-13

2019 NOTICE OF MEETING AND PROXY STATEMENT

Annex B (continued)

10.

Tax Consequences. Any tax consequences arising from the vesting or distribution or otherwise pursuant to an award shall be borne solely by the Eligible Employee (including, without limitation, the Eligible Employee’s individual income tax and the Eligible Employee’s social security contributions, if applicable). The Company Group shall be entitled to (i) withhold an Eligible Employee’s social security contributions and individual income tax (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source and (ii) report the income and requested details in respect of any award to the competent tax and social security authorities. Furthermore, the Eligible Employee shall agree to indemnify the Company Group and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Employee.

11.

Exchange Control Information. Cross-border payments in excess of €12,500 must be reported monthly to the German Federal Bank. If a Participant uses a German bank to transfer a cross-border payment in excess of €12,500 in connection with the sale of Shares acquired under the Plan, the bank will make the report for the Participant. In addition, a Participant must report any receivables, payables, or debts in foreign currency exceeding an amount of €5,000,000 on a monthly basis. Finally, a Participant must report on an annual basis if the Participant holds Shares that exceed 10% of the total voting capital of the Company.

B-14    LOGMEIN, INC.

2019 NOTICE OF MEETING AND PROXY STATEMENT

Annex B (continued)

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

HUNGARY

1.

Application. This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in Hungary for the purpose of payment of taxes or who exercise all of their employment duties in Hungary and forms an integral part of the Plan and Sub-Plan.

2.

Non-Public Information. The Participant acknowledges that such Participant is not aware of any material non-public information with respect to the Company or any securities of the Company as of the date the Participant enrolls in the Plan.

LOGMEIN, INC.   B-15

2019 NOTICE OF MEETING AND PROXY STATEMENT

Annex B (continued)

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

INDIA

1.

Application. This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident in India for the purpose of payment of taxes or who exercise all of their employment duties in India and forms an integral part of the Plan and Sub-Plan.

2.

Definitions. Notwithstanding the provisions of the Plan, the following definitions will have the meaning given to them for rights granted to Eligible Employees under the Plan who are resident in India:

(a)	“Employee” means an individual who is a person resident in India who is in full time employment of the Company’s Designated Subsidiary in India.
(b)

“FEMA” means the Foreign Exchange Management Act, 1999 of India, the rules and regulations notified thereunder and any amendments thereto. The restrictions under FEMA, as referred to in this Sub-Plan and as existing on the effective date of this Sub-Plan, will be read to include the amendments made to FEMA subsequent to the effective date of the Sub-Plan and will be deemed to have always included such amendments.

3.

Payroll Deductions. Notwithstanding anything in Section 5.2(b) of the Plan to the contrary, the percentage of Compensation designated by an Eligible Employee resident in India may not be more than 50%.

4.

Resident Requirement. Notwithstanding the provisions of the Plan, rights granted to residents of India may only be granted to Employees who are, on the date of grant, “resident” in India in accordance with the provisions of FEMA and satisfy the provisions in FEMA regarding eligibility, as applicable.

5.

Data Privacy Addition. For the purpose of Section 43A of the Information Technology Act, 2000, the security measures adopted by the Company to secure a Participant’s Data constitutes reasonable security practices and procedures and accordingly, the rules framed under the aforesaid section shall not apply.

6.

Foreign Assets Reporting Information. Each Participant is required to declare foreign bank accounts and any foreign financial assets (including shares subject to rights held outside India) in his or her annual tax return. It is each Participant’s responsibility to comply with this reporting obligation and such Participant should consult with his or her personal tax advisor in this regard.

7.

Exchange Control Information. Regardless of the method of exercise used to purchase the Shares, each Participant understands that such Participant must repatriate all proceeds from the sale of Shares acquired under the Plan to India and convert the proceeds into local currency within 90 days of receipt. The Participant also understands that he or she must repatriate all dividends paid in relation to the Shares acquired under the Plan to India and convert the proceeds into local currency within 60 days of receipt. Each Participant must obtain a foreign inward remittance certificate (“FIRC”) from the bank where such Participant deposits the foreign currency and maintain the FIRC as evidence of the repatriation of funds in the event the Reserve Bank of India or the Employer requests proof of repatriation.

8.

Tax Information. The amount subject to tax at purchase may be dependent upon a valuation of Shares from a Merchant Banker in India. The Company has no responsibility or obligation to obtain the most favorable valuation possible or obtain valuations more frequently than required under Indian tax law. Additionally, notwithstanding anything contained in the Plan, the Designated Subsidiary of the Company in India may, if required by Applicable Law, withhold from the Participant’s compensation the amount necessary to meet applicable withholding obligations.

9.

Currency Exchange Rates. Except as otherwise determined by the Administrator, all monetary values under this Plan including, without limitation, the fair market value of Common Stock and the Purchase Price shall be stated in U.S. Dollars. Any changes or fluctuations in the exchange rate at which amounts paid by a Participant in currencies other than U.S. Dollars are converted into U.S. Dollars or amounts paid to such Participant in U.S. Dollars are converted into currencies other than U.S. Dollars shall be borne solely by such Participant.

10.

Non-Reliance. This Sub-Plan includes information relating to exchange control and certain other issues of which the Participant should be aware with respect to the Participant’s participation in the Plan. The information is based on the securities, exchange control and other laws in effect in India as of March 2019. Such laws are often complex and change frequently. As a result, the Company strongly recommends that the Participant not rely on the information noted in this Sub-Plan as the only source of information relating to the consequences of the Participant’s participation in the Plan because the information may be out of date by the time the Participant vests in the Common Stock or sells the Common Stock acquired under the Plan. Additionally, the Participant is advised to seek appropriate professional advice as to how the relevant laws in the Participant’s country may apply to the Participant’s situation.

B-16    LOGMEIN, INC.

2019 NOTICE OF MEETING AND PROXY STATEMENT

Annex B (continued)

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

IRELAND

1.

Application. This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident, ordinarily resident or domiciled in Ireland for the purpose of payment of taxes or who exercise all of their employment duties in Ireland and forms an integral part of the Plan and Sub-Plan.

2.

Definition of Eligible Employee. For purposes of this Sub-Plan, “Eligible Employee” shall mean an Employee of a Designated Subsidiary (a) in continuous employment with the Designated Subsidiary for not less than three (3) months immediately preceding their participation in the Plan; (b) who does not, immediately after a right under the Plan is granted, own stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company, a Parent or a Subsidiary (as determined under Section 423(b)(3) of the Code); and (c) who is employed and resides in a country other than the United States of America. For purposes of clause (b), the rules of Section 424(d) of the Code with regard to the attribution of stock ownership shall apply in determining the stock ownership of an individual, and stock which an employee may purchase under outstanding rights shall be treated as stock owned by the employee. For purposes of this definition of “Eligible Employee,” the employment relationship shall, in respect of an Employee of a Designated Subsidiary incorporated in Ireland, be treated as continuing intact and will not be deemed as an interruption to continuous service, where the absence from service is protected by statute. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the Company or Designated Subsidiary and meeting the requirements of Treasury Regulation Section 1.421-7(h)(2). Where a period of leave, which is not protected by statute or approved by the Company or Designated Subsidiary, exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the first day following such three (3)-month period.

3.

Tax Consequences. Any tax consequences arising from the vesting or distribution or otherwise pursuant to an award under the Plan shall be borne solely by the Eligible Employee (including, without limitation, the Eligible Employee’s social insurance contributions and /or Universal Social Charge, if applicable). The Company Group shall be entitled to (i) withhold taxes (if required) according to the requirements under applicable laws, rules and regulations, including withholding taxes at source and (ii) provide details in respect of any award to the Revenue Commissioners of Ireland.  Furthermore, the Eligible Employee shall agree to indemnify the Company Group and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Eligible Employee.

4.

Designation of Beneficiary. Notwithstanding anything to the contrary in Section 12.4 of the Plan, Eligible Employees who are (or are deemed to be) resident, ordinarily resident or domiciled in Ireland for the purpose of payment of taxes or who exercise all of their employment duties in Ireland may only designate their estate as their beneficiary.

LOGMEIN, INC.   B-17

2019 NOTICE OF MEETING AND PROXY STATEMENT

Annex B (continued)

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

ISRAEL

1.

Application. This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident, ordinarily resident or domiciled in the State of Israel for the purpose of payment of taxes or who exercise all of their employment duties in Israel and forms an integral part of the Plan and Sub-Plan.

2.

Definitions. Notwithstanding the provisions of the Plan, the following definitions will have the meaning given to them for rights granted to Eligible Employees under the Plan who are resident in Israel:

(a)	“Controlling Shareholder” shall have the meaning given to such term in Section 32(9) of the Ordinance.
(b)

“Employee” or “Eligible Employee” means any person, who is an employee, executive, officer, office holder or a director, employed by, or providing services to, the Company or any Parent or Subsidiary, who is (or is deemed to be) a resident of the State of Israel for the purpose of payment of taxes, excluding a Controlling Shareholder.

(c)

“Non-Trustee 102 Award” means a right to purchase Shares under the Plan and Sub-Plan granted pursuant to Section 102(c) of the Ordinance and not held in trust by a trustee under Section 102 of the Ordinance.

(d)	“Ordinance” means the Israeli Income Tax Ordinance [New Version] 1961, and any regulations, rules, orders or procedures promulgated thereunder.
3.	Eligibility.
(a)

Any Eligible Employee who is (or is deemed to be) a resident of the State of Israel for the purpose of payment of taxes who shall be employed by the Company or a Designated Subsidiary on a given Enrollment Date for an Offering Period shall be eligible to participate in the Plan and Sub-Plan during such Offering Period.

(b)

Each person who, during the course of an Offering Period, first becomes an Eligible Employee who is (or is deemed to be) a resident of the State of Israel for the purpose of payment of taxes subsequent to the Enrollment Date will be eligible to become a participant in the Plan and Sub-Plan on the first day of the first Offering Period following the day on which such person becomes an Eligible Employee, subject to the requirement of the Plan, mutatis mutandis.

4.	Designation of Rights. Rights granted under the Plan and Sub-Plan shall be designated as Non-Trustee 102 Awards.
5.	Tax Implications.
(a)

Any tax consequences arising from the grant, or exercise, from the payment for Shares covered thereby, or from any other event or act (of the Company, its Parent or any Subsidiary, or a Participant), hereunder, shall be borne solely by the Participant (including, without limitation, the Participant’s social security and national health insurance payments, if applicable). The Company and/or its Parent or any Subsidiary shall withhold taxes according to the requirements under the Applicable Laws, rules, and regulations, including withholding taxes at source. Furthermore, the Participant shall indemnify the Company and/or its Parent or any Subsidiary and hold them harmless against and from any and all liability for any such tax or other payment or interest or penalty thereon, including without limitation, liabilities relating to the necessity to withhold, or to have withheld, any such tax from any payment made to the Participant.

(b)

The Company shall be entitled to require payment in cash or deduction from other compensation payable to each Participant of any taxes or other sums required by all Applicable Laws to be paid or withheld with respect to the issuance, exercise or sale of any Share issued upon the exercise of rights granted under the Plan. The Administrator may in its discretion and in satisfaction of the foregoing requirement allow such Participant to satisfy such tax or other obligations by the delivery to the Company or the appropriate authorities of cash in an amount equal to the sums required to be paid or withheld, may also allow such Participant to elect to have the Company withhold Shares otherwise issuable to the Participant or may allow the return of Shares having a Fair Market Value equal to the sums required to be paid or withheld.  Notwithstanding any other provision of the Plan and this Sub-Plan, the number of Shares which may be withheld with respect to the issuance, exercise or sale of any Shares issued upon the exercise of a right granted under the Plan in order to satisfy the Participant’s tax or other liabilities with respect to the issuance, exercise or sale of any Shares issued upon the exercise of a right granted under the Plan, shall be limited to the number of shares which have a Fair Market Value on the date of withholding equal to the aggregate amount of such liabilities based on the statutory tax rates that are applicable to such taxable income.

(c)	The Company shall not be required to release any Shares to a Participant until all required payments have been fully made.
(d)

With respect to a Non-Trustee 102 Award, if the Participant ceases to be employed by the Company or any Parent or Subsidiary thereof, the Participant shall extend to the Company and/or any Parent or Subsidiary, a security or guarantee for the payment of tax due at the time of sale of Shares, all in accordance with the provisions of Section 102 of the Ordinance.

(e)

Any dividends payable with respect to Shares issued with respect to any rights granted pursuant to the Plan shall be subject to any applicable taxation on the distribution of dividends, and when applicable subject to the provisions of Section 102 of the Ordinance.

B-18    LOGMEIN, INC.

2019 NOTICE OF MEETING AND PROXY STATEMENT

Annex B (continued)

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

NETHERLANDS

1.

Application. This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) resident, ordinarily resident or domiciled in the Netherlands for the purpose of payment of taxes or who exercise all of their employment duties in the Netherlands and forms an integral part of the Plan and Sub-Plan.

2.

Social Insurance Contributions. References to “withholding taxes” or similar terms in the Plan shall include social insurance contributions, including contributions based on the Health Insurance Act (Zorgverzekeringwet) and national insurance contributions (volksverzekeringen).

3.

Prohibition Against Insider Trading. On the basis of the Market Abuse Regulation (nr. 596/2014, the “MAR”), it is amongst others prohibited to engage or attempt in insider dealing, to recommend that another person engages in insider dealing or induce another person to engage in insider dealing or to unlawfully disclose inside information. The MAR applies throughout the European Union as of 3 July 2016. For further information, see the website of the Authority for the Financial Markets (“AFM”): https://www.afm.nl/en/professionals/onderwerpen/marktmisbruik/voorwetenschap-mm-be. By participating in the Plan, each Participant acknowledges that it is his or her responsibility to be aware of the Dutch insider trading rules, which may affect the sale of Shares under the Plan. In particular, each Participant understands and acknowledges that (i) such Participant has reviewed the summary of the Dutch insider trading rules and (ii) such Participant may be prohibited from effecting certain transactions in Shares if such Participant has insider information regarding the Company. Each Participant acknowledges and understands that such Participant has been advised to read the discussion carefully to determine whether the insider rules could apply to such Participant. If a Participant is uncertain whether the insider rules apply to such Participant or his or her situation, such Participant acknowledges that the Company recommends that he/she consults with a legal advisor.  Each Participant acknowledges and agrees that the Company cannot be held liable if such Participant violates the Dutch insider trading rules. Each Participant acknowledges and agrees that such Participant is responsible for ensuring his or her own compliance with these rules.

LOGMEIN, INC.   B-19

2019 NOTICE OF MEETING AND PROXY STATEMENT

Annex B (continued)

LOGMEIN, INC.

2019 EMPLOYEE STOCK PURCHASE PLAN

SUB-PLAN FOR INTERNATIONAL PARTICIPANTS

UNITED KINGDOM

1.

Application. This section sets forth additional terms and conditions applicable to the rights granted to, and the Shares purchased by, Eligible Employees who are (or are deemed to be) residents of the United Kingdom for the purpose of payment of taxes and forms an integral part of the Plan and Sub-Plan.

2.	Tax Consequences.
(a)

The Eligible Employee agrees to indemnify and keep indemnified the Company Group from and against any liability for or obligation to pay any tax liability that is attributable to: (i) the grant or exercise of a right under the Plan; (ii) the acquisition by the Eligible Employee of Shares on exercise of the right; or (iii) the disposal of any Shares (each, a “Tax Liability”).

(b)

At the discretion of the Administrator, rights granted under the Plan cannot be exercised until the Eligible Employee has entered into an election with the Company or the Employer as appropriate (in a form approved by the Employer and HMRC) (a “joint election”) under which any liability of the Company Group for Employer’s National Insurance Contributions arising in respect of the grant, exercise of or other dealing in the rights granted under the Plan, or the acquisition of Shares on exercise of the right, is transferred to and met by the Eligible Employee.

(c)

Without prejudice to the terms of the Plan, rights cannot be exercised until the Eligible Employee has made such arrangements as the Company Group may require for the satisfaction of any Tax Liability that may arise in connection with the exercise of the right and/or the acquisition of the Shares by the Eligible Employee. Where any Tax Liability is likely to arise, the Company Group may recover from the Eligible Employee an amount of money sufficient to meet the Tax Liability by any of the following arrangements:

(i)	deduction from salary or other payments due to the Eligible Employee;
(ii)

withholding the issue, allotment or transfer to the Eligible Employee of that number of Shares (otherwise to be acquired by the Eligible Employee on the exercise of the right) whose aggregate market value on date of exercise is, so far as possible, equal to, but not less than, the amount of Tax Liability (together with the fees and expenses incurred in the sale of the Shares, where the Company intends to sell the Shares to meet the Tax Liability);

(iii)

withholding the issue, allotment or transfer to the Eligible Employee of the Shares otherwise to be acquired by the Eligible Employee pursuant to the right until the Eligible Employee has demonstrated to the satisfaction of the Company Group that he has given irrevocable instructions to a third party (for example, a broker) satisfactory to the Company Group to sell a sufficient number of those Shares to ensure the net proceeds are so far as possible, equal to but not less than, the amount of the Tax Liability; or

(iv)	where the Tax Liability arises as a result of a release or assignment by the Eligible Employee of the right, a deduction from the payment made to him as consideration for such release or assignment.
(d)

Section 2(c) of this Sub-Plan will not apply where the Eligible Employee has, before the allotment, issuance or transfer of the Shares to be issued or transferred to the Eligible Employee as a result of the exercise of the right, paid to the Company Group, in cleared funds a sum equal to the Tax Liability arising on the exercise of the right.

B-20    LOGMEIN, INC.

important notice regarding the availability of proxy materials for the stockholder meeting of logmein, inc. to be held on: may 30, 2019, at 9:00 a.m. eastern time at the offices of latham & watkins llp, john hancock tower, 200 clarendon street, 27th floor, boston ma 02116 this communication presents only an overview of the more complete proxy materials that are available to you on the internet. we encourage you to access and review all of the important information contained in the proxy materials before voting. if you want to receive a paper or e-mail copy of the proxy materials you must request one. there is no charge to you for requesting a copy. to facilitate timely delivery please make the request as instructed below before may 20, 2019. please visit https://www.proxydocs.com/logm, where the following materials are available for view: • notice of annual meeting of stockholders • proxy statement • form of electronic proxy card • annual report on form 10-k to request material: tele phone: 888-proxy-na (888-776-9962) 718-921-8562 (for international callers) e-mail: info@astfinancial.com web site: https://us.astfinancial.com/onlineproxyvoting/proxyvoting/requestmaterials to vote: online: to access your online proxy card, please visit www.voteproxy.com and follow the on-screen instructions or scan the qr code with your smartphone. you may enter your voting instructions at www.voteproxy.com up until 11:59 pm eastern time the day before the cut-off or meeting date. in person: you may vote your shares in person by attending the annual meeting. mail: you may request a card by following the instructions above. company number account number control number 1. election of directors: 01 steven j. benson class i director 02 robert m. calderoni class i director 03 michael j. christenson class i director 2. ratification of appointment of deloitte & touche llp as independent registered public accounting firm for fiscal year ending december 31, 2019. 3. to approve the adoption of the company’s proposed 2019 employee stock purchase plan (“espp”). 4. advisory vote for the approval of the company’s executive compensation. in their discretion, the proxies are authorized to vote upon such other business as may properly come before the annual meeting. the board of directors recommends a vote “for” the election of director nominees and “for” proposals 2, 3 and 4. please note that you cannot use this notice to vote by mail.